          =======================







            CROWN CENTRAL PETROLEUM CORPORATION

            ----------------------


            CREDIT AGREEMENT


            Dated as of September 25, 1995

            -----------------------


            NATIONSBANK OF TEXAS, N.A.,

            as Administrative Agent and
            Letter of Credit Agent

            and

            THE FIRST NATIONAL BANK OF BOSTON

            and

            TEXAS COMMERCE BANK NATIONAL ASSOCIATION

            as Agents

            ====================


            TABLE OF CONTENTS

            This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.



             Page
            SECTION 1.  Definitions and Accounting Matters...1
            1.1  Certain Defined Ter ........................1
            1.2  Accounting Terms and determinations.........27
            1.3  Certain References and Terms................28

            SECTION 2.  Commitments..........................29
             2.1 Loans........................................29
            2.2  Borrowings..................................30
            2.3  Letters of Credit...........................30
            2.4  Changes of Commitments......................36
            2.5  Fees........................................37
            2.6  Lending Offices.............................38
            2.7  Several Obligations; Remedies Independent...38
            2.8  Notes.......................................39
            2.9  Voluntary Prepayments.......................39
            2.10 Clean-ups...................................39

            SECTION 3.  Payments of Principal and Interest...41
            3.1  Repayment of Loans..........................41
            3.2  Interest....................................41

            SECTION 4. Payments; Pro Rata Treatment;
             Computations; Etc...............................42
            4.1  Payments....................................42
            4.2  Pro Rata Treatment..........................43
            4.3  Computations................................43
            4.4  Non-Receipt of Funds by the Administrative
             Agent...........................................43
            4.5  Sharing of Payments, Etc....................44

            SECTION 5.  Yield Protection and Illegality......45
            5.1  Additional Costs............................45
            5.2  Limitation on Types of Loans................48
            5.3  Illegality..................................49
            5.4  Treatment of Affected Loans.................49
            5.5  Compensation................................49
            5.6  Additional Costs in Respect of Letters of
             Credit..........................................50


            5.7  No Duplication..............................50

            SECTION 6.  Conditions Precedent.................50
            6.1  Initial Extension of Credit.................50
            6.2  Initial and Subsequent Extensions of Credit.52

            SECTION 7.  Representations and Warranties.......53
            7.1  Corporate Existence.........................53
            7.2  Financial Condition.........................53
            7.3  Litigation..................................53
            7.4  No Breach...................................54


                               i


            7.5  Corporate Action............................54
            7.6  Approvals...................................54
            7.7  Use of Proceeds.............................54
            7.8  ERISA.......................................54
            7.9  Taxes.......................................55
            7.10  Investment Company Act.....................55
            7.11  Environmental Conditions...................55
            7.12  Indebtedness...............................57
            7.13  Operation of Business......................58
            7.14  No Defaults on Outstanding Judgments or
             Orders..........................................58
            7.15  No Defaults under Other Agreements, Etc....58
            7.16  Labor Disputes and Acts of God.............58
            7.17  Subsidiaries, Etc..........................58

            SECTION 8.  Covenants of the Company.............59
            8.1  Maintenance of Existence....................59
            8.2  Conduct of Business.........................59
            8.3  Maintenance of Properties...................59
            8.4  Maintenance of Records......................59
            8.5  Maintenance of Insurance....................59
            8.6  Compliance with Laws and Agreements.........59
            8.7  Right of Inspection.........................60
            8.8  Reporting Requirements......................60
            8.9  Liens.......................................64
            8.10 Indebtedness................................65
            8.11 Guaranties, Etc.............................66
            8.12 Mergers, Etc................................67
            8.13 Investments.................................67
            8.14 Sale of Assets..............................67
            8.15 Stock of Subsidiaries, Etc..................68
            8.16 Transactions with Affiliates................68
            8.17 Line of Business............................68
            8.18 Accounts Payable; Senior Notes..............69
            8.19 FIFO Tangible Net North.....................69
            8.20 CFD/Capital Ratio...........................69
            8.21 Net Adjusted Working Capital................69
            8.22 Adjusted Current Ratio......................69
            8.23 Short-Term FIFO Net Income (Loss)...........69
            8.24 Mid-Term FIFO Net Income (Loss).............69


            8.25 Unrestricted Subsidiaries...................70
            8.26 Restricted Subsidiaries.....................71

            SECTION 9.    Events of Default..................71
            9.1  Events of Default...........................71
            9.2  Cash Collateral Account.....................74
            9.3  Indemnity...................................74

            SECTION 10. The Administrative Agent and
             the Letter of Credit Agent......................75
            10.1  Appointment, Powers and I..................75
            10.2  Reliance...................................76
            10.3  Defaults...................................76
            10.4  Rights as a Bank...........................76


                               ii


            10.5  Indemnification............................77
            10.6  Non-Reliance on other Bank Parties.........77
            10.7  Failure to Act.............................78
            10.8  Resignation or Removal.....................78
            10.9  Documents..................................79

            SECTION 11.  Miscellaneous.......................79
            11.1  No Waiver..................................79
            11.2  Notices....................................79
            11.3  Expenses, Etc..............................79
            11.4  Whole Agreements, Amendments, Etc..........80
            11.5  Survival After Closing; Severability.......81
            11.6  Assignments and Participations.............81
            11.7  Termination; Limited Survival..............83
            11.8  Acknowledgments and Admissions.............83
            11.9  Counterparts...............................83
            11.10 Governing Law; Submission to Jurisdiction..83
            11.11 WAIVER OF JURY TRIAL.......................84
            11.12 Confidentiality............................84
            11.13 Replacement of Banks.......................85


            SCHEDULE 1     -     Pricing Grid Tables
            SCHEDULE 2     -     Indebtedness and Liens
            SCHEDULE 3     -     Investments and Subsidiaries
            SCHEDULE 4     -     Calculations of Financial
                                 Compliance as of June 30, 1995

            EXHIBIT A         -     Form of Note
            EXHIBIT B         -     Form of Credit Certificate
            EXHIBIT C         -     Form of Opinion of Counsel
                                    to the Company
            EXHIBIT D         -     Form of Opinion of Special
                                    New York Counsel to the
                                    Administrative Agent

            CREDIT AGREEMENT
            ------------------------------


            THIS CREDIT AGREEMENT, dated as
          of September 25, 1995, is among:
          Crown Central Petroleum
          Corporation, a corporation duly
          organized and validly existing
          under the laws of the State of
          Maryland (the "_______
                         Company"); each of

          the banks that is a signatory
          hereto (individually, a "____
                                   Bank" and,

          collectively, the "_____
                             Banks"); The

          First National Bank of Boston and
          Texas Commerce Bank National
          Association, as agents for the
          Banks (in such capacity, and
          together with their respective
          successors in such capacity, the
          "Agents"), and NationsBank of
          Texas, N.A., as administrative
          agent and as letter of credit agent
          for the Banks (in such respective
          capacities, together with its
          successors in such respective
          capacities, the "______________
                           Administrative

          _____
          Agent" and the "________________
                          Letter of Credit

          _____
          Agent").


            The Company has requested that
          the Banks extend credit to it as
          provided herein, and the Banks are
          prepared to make such extensions of
          credit upon the terms hereof.
          Accordingly, the parties hereto
          agree as follows:

            SECTION 1  _______________
                       Definitions and

          __________________
          Accounting Matters

            1.1  _____________________
                 Certain Defined Terms.  As

          used herein, the following terms
          shall have the following meanings:

            "_______________________
             Adjusted Current Assets" shall

          mean, as of June 30, 1995 and as of
          the end of each calendar month
          thereafter (each a "Determination
          Date" in this definition), the sum
          (without duplication) of:

                 (a)  the Company's
          Consolidated current assets at such
          Determination Date, plus

                 (b)  an amount equal to (1)
          the Company's Consolidated
          inventory LIFO reserve at such
          Determination Date, times (2) the
          Tax Adjustment Factor in effect at
          such Determination Date.

            "______________________
             Adjusted Current Ratio" shall

          mean, as of June 30, 1995 and as of
          the end of each calendar month
          thereafter, the ratio of Adjusted
          Current Assets to Adjusted
          Liabilities.

            "____________________
             Adjusted Liabilities" shall

          mean, as of June 30, 1995 and as of
          the end of each calendar month
          thereafter (each a "Determination
          Date" in this definition), the sum
          (without duplication) of:

                 (a)  the Company's
          Consolidated current liabilities at
          such Determination Date, plus

                 (b)  Loans outstanding
          under this Agreement at such
          Determination Date (to the extent
          not included in the Company's
          Consolidated current liabilities),
          plus

                 (c)  Letter of Credit
          Liabilities in respect of Insurance

          Letters of Credit or Miscellaneous
          Letters of Credit at such
          Determination Date (to the extent
          the liabilities supported by such
          Letters of Credit are not included
          in the Company's Consolidated
          current liabilities), plus

                 (d)  all of the Company's
          Consolidated liabilities with
          respect to (1) letters of credit
          issued other than under this
          Agreement, or (2) Guarantees.

            "__________________________
             Adjusted Net Income (Loss)"

          shall mean, for any period, the
          Company's Consolidated net income
          (or loss) for such period as
          adjusted (to the extent otherwise
          included in calculating such net
          income or loss) by excluding,
          without duplication:

                 (a)  all extraordinary
          gains or losses (less all fees and
          expenses relating thereto),

                 (b)  the portion of such
          net income (or loss) allocable to
          minority interests owned by the
          Company and the Consolidated
          Subsidiaries in unconsolidated
          Persons, to the extent that cash
          dividends or distributions have not
          actually been received by the
          Company or one of the Consolidated
          Subsidiaries during such period
          (provided that, after June 30,
          1995, if any such exclusion is made
          for dividends or distributions
          accrued but not received, net
          income for any subsequent period
          shall be deemed increased by the
          amount of any such previously
          excluded accrued dividends or
          distributions which are actually
          received during such subsequent
          period),

                 (c)  net income (or loss)
          of any Person combined with the
          Company and the Consolidated
          Subsidiaries on a "pooling of
          interests" basis attributable to
          any period prior to the date of
          combination,

                 (d)  any gain or loss, net
          of taxes, realized upon the
          termination of any employee pension
          benefit plan,

                 (e)  net gains (but not
          losses) (less all fees and expenses
          relating thereto) in respect of
          dispositions of assets other than
          in the ordinary course of business,
          and

                 (f)  the net income of any
          Consolidated Subsidiary of the
          Company to the extent that the
          transfer by such Consolidated
          Subsidiary to the Company of funds
          equal to such income (by dividends,
          payments upon liquidation, or some
          other similar form of distribution)
          is not at the time permitted,
          directly or indirectly, by
          operation of the terms of such
          Subsidiary's charter or any
          agreement, instrument, judgment,
          decree, order, statute, rule or
          governmental regulations applicable
          to such Subsidiary or its
          stockholders (provided that, after
          June 30, 1995, if any such
          exclusion is made for net income
          not permitted to be so transferred,
          net income for any subsequent
          period shall be deemed increased by
          the amount of any such previously
          excluded net income (to the extent
          not reduced by subsequent losses or
          other events) which becomes
          permitted to be so transferred
          during such subsequent period).

            "________________________
             Administrative/LC Agents" shall

          have the meaning given to that term
          in Section 10.1 hereof.

            "_________
             Affiliate" shall mean, as to

          any Person, any other Person which
          directly or indirectly controls, or
          is under common control with, or is
          controlled by, such Person.  As
          used in this definition, "_______
                                    control"

          (including, with its correlative
          meanings, "_____________
                     controlled by" and

          "_________________________
           under common control with") shall

          mean possession, directly or
          indirectly, of power to direct or
          cause the direction of management
          or policies (whether through
          ownership of securities or
          partnership or other ownership
          interests, by contract or
          otherwise), provided that, in any
          event, any Person which owns
          directly or indirectly 5% or more
          of the securities having ordinary
          voting power for the election of
          directors or other governing body
          of a corporation or 5% or more of
          the partnership or other ownership
          interests of any other Person
          (other than as a limited partner of
          such other Person) will be deemed
          to control such corporation or
          other Person. Notwithstanding the
          foregoing, no individual shall be
          deemed to be an Affiliate of a
          corporation solely by reason of his
          or her being an officer or director
          of such corporation.

            "__________________________
             Applicable Commitment Rate"

          shall mean, on any day, the rate
          per annum (expressed in Basis
          Points) set forth in the Pricing
          Grid in the row headed "Commitment
          Fee" and in the column headed by
          the ratio of Debt/Cash Flow which
          is in effect or deemed to be in
          effect on such day.

            "_________________________
             Applicable Lending Office"

          shall mean, for each Bank and for
          each type of Loan, the Lending
          Office of such Bank (or of an
          affiliate of such Bank) designated
          for such type of Loan on the
          signature pages hereof or such
          other office of such Bank (or of an
          affiliate of such Bank) as such
          Bank may from time to time specify
          to the Administrative Agent and the

          Company as the office by which its
          Loans of such type are to be made
          and maintained.

            "___________________________
             Applicable Letter of Credit

          ____
          Rate" shall mean (a) with respect

          to any Insurance Letter of Credit
          or Miscellaneous Letter of Credit
          on any day, the rate per annum
          (expressed in Basis Points) set
          forth in the Pricing Grid in the
          row headed "Ins/Misc LCs" and in
          the column headed by the ratio of
          Debt/Cash Flow which is in effect
          or deemed to be in effect on such
          day, and (b) with respect to any
          Inventory Letter of Credit on any
          day, the rate per annum (expressed
          in Basis Points) set forth in the
          Pricing Grid in the row headed
          "Inventory LCs" and in the column
          headed by the ratio of Debt/Cash
          Flow which is in effect or deemed
          to be in effect on such day.

            "_________________
             Applicable Margin" shall mean:

          (a) with respect to Base Rate
          Loans, 0%; (b) with respect to CD
          Loans, one-eighth of one percent
          (0.125%) per annum plus the
          Applicable LIBOR Margin; and (c)
          with respect to Eurodollar Loans,
          the Applicable LIBOR Margin.  As
          used in this definition,
          "Applicable LIBOR Margin" shall
          mean, on any day, the rate per
          annum (expressed in Basis Points)
          set forth in the Pricing Grid in
          the row headed "LIBOR Margin" and
          in the column headed by the ratio
          of Debt/Cash Flow which is in
          effect or deemed to be in effect on
          such day.

            "_______________
             Assessment Rate" shall mean,

          for any CD Loan, the effective
          annual assessment rate (rounded
          upwards, if necessary, to the
          nearest Basis Point) payable by
          NationsBank to the Federal Deposit
          Insurance Corporation (or any
          successor) for deposit insurance
          for Dollar time deposits with
          NationsBank at its Principal Office
          during the Interest Period for such
          Loan, as reasonably estimated by
          NationsBank.

            "__________
             Asset Sale" shall mean any

          sale, lease, assignment, transfer
          or other disposition by the Company
          or any of its Subsidiaries
          (including by way of merger,
          consolidation or any sale and
          leaseback transaction)
          (collectively a "transfer" in this
          definition), directly or
          indirectly, in one or a series of
          related transactions:

                 (a)  at any time, of either
          or both of the Company's directly
          or indirectly owned refineries in
          Pasadena and Tyler, Texas, or of
          any undivided interest in any
          substantial part thereof, or of any
          interest in a Subsidiary which
          directly or indirectly owns such
          assets,

                 (b)  during any fiscal year
          of the Company, of service
          stations, convenience stores, or
          other retail establishments, if the
          remainder of (i) the aggregate
          price received during such fiscal
          year for all such transfers (on an
          accrual basis, taking into account
          all forms of consideration
          received), less (ii) the aggregate
          price paid by the Company and its
          Subsidiaries during such fiscal
          year (on an accrual basis, taking
          into account all forms of
          consideration paid) for all service
          stations, convenience stores, and
          other retail establishments
          purchased, is $25,000,000 or more,

                 (c)  at any time, of any
          stock or other equity interest in
          any of the Company's Subsidiaries
          (other than directors' qualifying
          shares and shares required to be
          owned by foreign nationals, to the
          extent mandated by applicable law),
          provided that the transfer by the
          Company of all of its stock in any
          particular Subsidiary (excluding
          any Subsidiary described in clause
          (a) of this definition) shall not
          be deemed to be an Asset Sale under
          this clause (c) if the transfer by
          such Subsidiary of all of its
          assets would not constitute an
          Asset Sale (either alone or in
          aggregation with any other
          transactions described in clause
          (b) above) under clause (b) or
          clause (d) of this definition, and

                 (d)  at any time, of (i)
          all or substantially all of the
          properties and assets of any
          division or line of business of the
          Company and its Subsidiaries (it
          being agreed that the only business
          activities of the Company and its
          Subsidiaries that constitute lines
          of business, for the purposes of
          this Agreement and for no other
          purpose, are (y) refining and (z)
          retail sales), or (ii) any other
          properties or assets if the
          transfer thereof is other than in
          the ordinary course of business,
          provided that "Asset Sales"
          pursuant to this clause (d) shall
          not include (1) any transfer of
          inventory in the ordinary course of
          business, (2) any transfer of
          hydrodesulphurization equipment
          originally purchased by the Company
          to manufacture low sulphur
          distillate in its Pasadena
          refinery, and (3) any transfer of
          properties and assets in any fiscal
          year with an aggregate fair market
          value of less than $500,000.

            "_________________________
             Authorized Representative"

          shall mean any officer of the
          Company theretofore specified by
          the Company to the Administrative
          Agent as authorized to give notices
          as provided herein on behalf of the
          Company.  The Bank Parties may
          conclusively assume that any
          officer so specified is authorized
          until notified by the Company to
          the contrary.

            "____________
             Bank Parties" shall mean the

          Administrative Agent, the Letter of
          Credit Agent, the Agents, and the
          Banks.

            "_________
             Base Rate" shall mean, with

          respect to any Base Rate Loan, for
          any day, the higher of (a) the
          Federal Funds Rate for such day
          plus fifty (50) Basis Points per
          annum or (b) the Prime Rate for
          such day.  Each change in any
          interest rate provided for herein
          based upon the Base Rate resulting
          from a change in the Base Rate
          shall take effect at the time of
          such change in the Base Rate.

            "_______________
             Base Rate Loans" shall mean

          Loans which bear interest at rates
          based upon the Base Rate.

            "___________
             Basis Point" shall mean one

          one-hundredth of one percent
          (.01%).

            "____________
             Business Day" shall mean any

          day except Saturdays, Sundays, and
          those other days on which
          commercial banks are authorized or
          required to close in either or both
          of New York City and Dallas,
          provided that, if such day relates
          to the giving of notices in
          connection with a borrowing of, a
          payment or prepayment of principal
          of or interest on, or the Interest
          Period for, a Eurodollar Loan or a
          notice by the Company with respect
          to any such borrowing, payment,
          prepayment or Interest Period, such
          day must also be a day on which
          dealings in Dollar deposits are
          carried out in the London interbank
          market.

            "____________________
             Capital Expenditures" shall

          mean, for any period, all of the
          Company's Consolidated expenditures
          during such period (including the
          aggregate amount of Capital Lease
          Obligations incurred during such
          period) to acquire or construct
          fixed assets, plant and equipment
          (including renewals, improvements
          and replacements, but excluding
          repairs), or for deferred
          maintenance turnarounds.

            "_____________________________
             Capitalized Lease Obligations"

          shall mean, as to any Person, the
          obligations of such Person to pay
          rent or other amounts under a lease
          of (or other agreement conveying
          the right to use) real or personal
          property which obligations are
          required to be classified and
          accounted for as a capital lease on
          a balance sheet of such Person
          under GAAP (including Statement of
          Financial Accounting Standards No.
          13 of the Financial Accounting
          Standards Board) and, for purposes
          of this Agreement, the amount of
          such obligations shall be the
          capitalized amount thereof,
          determined in accordance with GAAP
          (including such Statement No. 13).

            "________
             CD Loans" shall mean Loans the

          interest rates on which are
          determined on the basis of rates
          referred to in clause (b) of the
          definition herein of "Fixed Base
          Rate".

            "______
             CERCLA" and "_______
                          CERCLIS" shall

          have the meanings given to those
          terms in Section 7.11(e) hereof.

            "_________________
             CFD/Capital Ratio" shall mean,

          at any time, the ratio of
          (a) Consolidated Funded Debt, to

          (b) the sum of Consolidated Funded
          Debt plus Net Worth.

            "____________
             Closing Date" shall mean the

          date specified by the
          Administrative Agent to all parties
          hereto as the date on which the
          conditions precedent set forth in
          Section 6.1 have been satisfied.

            "____
             Code" shall mean the Internal

          Revenue Code of 1986, as amended
          from time to time.

            "__________________
             Collateral Account" shall have

          the meaning given to that term in
          Section 9.2 hereof.

            "__________
             Commitment" shall mean, as to

          each Bank, the obligation of such
          Bank to make Loans pursuant to
          Section 2.1 hereof and to issue (in
          the case of the Bank serving as
          Letter of Credit Agent) or acquire
          (in the case of each Participant
          Bank) participations in Letters of
          Credit pursuant to Section 2.3
          hereof in an aggregate amount at
          any one time outstanding up to but
          not exceeding the amount set
          opposite such Bank's name on the
          signature pages hereof under the
          caption "Commitment" (as the same
          may be reduced at any time or from
          time to time pursuant to Section
          2.4 hereof).  The original
          aggregate amount of the Commitments
          is $130,000,000.

            "___________________________
             Commitment Termination Date"

          shall mean September 30, 1997, or
          such later date as shall apply with
          respect to any Bank pursuant to
          Section 2.4(d) hereof.

            "____________
             Consolidated" refers to the

          consolidation, in accordance with

          GAAP, of the Company and the
          Consolidated Subsidiaries.
          References herein to the Company's
          Consolidated financial statements,
          Consolidated current assets,
          Consolidated financial condition,
          Consolidated Funded Long-Term
          Indebtedness etc. refer to the
          consolidated financial statements,
          consolidated current assets,
          consolidated financial condition,
          consolidated Funded Long-Term
          Indebtedness, etc. of the Company
          and the Consolidated Subsidiaries.

            "________________________
             Consolidated Funded Debt" shall

          mean the Company's Consolidated
          Funded Long-Term Indebtedness
          excluding, at the time in question,
          the current portion of such
          Consolidated Funded Long-Term
          Indebtedness (i.e., any portion of
          such Consolidated Funded Long-Term
          Indebtedness which in accordance
          with its terms is scheduled to be
          permanently repaid or retired
          within one year from such time).

            "_______________________
             Consolidated Income Tax

          _______
          Expense" shall mean, for any

          period, the Company's Consolidated
          provision for Federal, state, local
          and foreign income and franchise
          taxes for such period.

            "_____________________________
             Consolidated Interest Expense"

          shall mean, for any period, the
          sum, without duplication, of (a)
          the Company's Consolidated interest
          expense for such period, including
          (i) amortization of debt discount,
          (ii) cost of or payments under Rate
          Hedging Obligations (including fees
          and amortization of discounts and
          any increases in any reserve
          established for Rate Hedging
          Obligations, but net of any
          reductions in such a reserve and
          any payments received under
          agreements evidencing Rate Hedging
          Obligations), (iii) the interest
          portion of any deferred payment
          obligation, (iv) payments or fees
          with respect to letters of credit,
          bankers' acceptances or similar
          facilities, and (v) accrued
          interest, plus (b) (i) the interest
          component of the Company's
          Consolidated Capitalized Lease
          Obligations paid, accrued or
          scheduled to be paid or accrued
          during such period and (ii) the
          Company's Consolidated capitalized
          interest during such period.

            "_____________________________
             Consolidated Non-Cash Charges"

          shall mean, for any period, the
          Company's Consolidated
          depreciation, amortization and
          other non-cash charges deducted in
          the determination of Adjusted Net
          Income for such period.

            "_______________________
             Consolidated Subsidiary" shall

          mean each Subsidiary of the Company
          (whether now existing or hereafter
          created or acquired) the financial
          statements of which shall be (or
          should have been) consolidated with
          the financial statements of the
          Company in accordance with GAAP,
          provided that no Unrestricted
          Subsidiary shall be deemed to be a
          Consolidated Subsidiary for so long
          as it is an Unrestricted
          Subsidiary.

            "__________________
             Credit Certificate" shall mean

          a certificate of the Company in the
          form of Exhibit B hereto,
          appropriately completed, pursuant
          to which (among other things) the
          Company confirms that the
          conditions for an Extension of
          Credit have been met.

            "_____________________________
             Cumulative Adjusted Liquidity

          ________
          Capacity" shall mean, as of June

          30, 1995 and as of the end of each
          calendar month thereafter (each a

          "Determination Date" in this
          definition):

                 (a)  $28,000,000; plus
          (minus)

            the cumulative amount (without
          duplication) of the following as
          determined for the Company on a
          Consolidated basis for the period
          (a "Determination Period" in this
          definition) beginning on and
          including July 1, 1995, and ending
          on and including such Determination
          Date:

                 (b)  Adjusted Net Income
          (Loss) for such Determination
          Period, plus (minus)

                 (c)  an amount equal to the
          LIFO provision (recovery) for such
          Determination Period times the Tax
          Adjustment Factor in effect at such
          Determination Date, plus

                 (d)  Consolidated Non-Cash
          Charges deducted in determining
          such Adjusted Net Income (Loss);
          minus

                 (e)  Capital Expenditures
          during such Determination Period
          (less the net book value of fixed
          assets, plant or equipment sold in
          the ordinary course of business
          during such Determination Period),
          plus (minus)

                 (f)  decreases (increases)
          during such Determination Period in
          Deferred Assets, plus (minus)

                 (g)   increases (decreases)
          during such Determination Period in
          Deferred Liabilities, plus (minus)

                 (h)  increases (decreases)
          in Consolidated Funded Debt during
          such Determination Period, but only
          up to the level at which the
          CFD/Capital Ratio equals 40%
          (provided, however, that in no
          event will increases in
          Consolidated Funded Debt be added
          in determining Cumulative Adjusted
          Liquidity Capacity unless FIFO
          Tangible Net Worth exceeds
          $298,000,000 at such Determination
          Date), minus

                 (i)  the dollar amount by
          which Consolidated Funded Debt at
          such Determination Date exceeds 66-
          2/3% of Net Worth at such date;
          minus

                 (j)  dividends declared by
          the Company during such
          Determination Period, minus

                 (k)  Restricted Payments
          (other than dividends declared by
          the Company) which are made during
          such Determination Period, minus

                 (l)  the sum at such
          Determination Date of (i) the
          Company's Consolidated Funded
          Short-Term Indebtedness other than
          under this Agreement plus (ii) the
          Company's Consolidated Indebtedness
          for letters of credit (regardless
          of the term thereof), issued other
          than under this Agreement or the
          Existing Agreement, minus

                 (m)  the amount (measured
          at book value) of the Company's
          Permitted Investments during such
          Determination Period in any
          Unrestricted Subsidiaries (net of
          any Consolidated liabilities of the
          Company and its Consolidated
          Subsidiaries from which they are
          released in all respects due to the
          assumption of such liabilities by
          an Unrestricted Subsidiary).

            "_______
             Default" shall mean an Event of

          Default or an event which with
          notice or lapse of time or both
          would become an Event of Default.

            "_______________
             Deferred Assets" means the

          Company's Consolidated assets other
          than (a) current assets, and (b)
          fixed assets, plant and equipment
          (including renewals, improvements
          and replacements, and assets
          attributed to deferred maintenance
          turnarounds).

            "____________________
             Deferred Liabilities" means the

          Company's Consolidated liabilities
          other than (a) current liabilities,
          and (b) Consolidated Funded Debt.

            "_________________
             Disclosure Letter" means the

          letter of even date herewith from
          the Company to the Banks, in which
          the Company describes certain
          matters relating to the
          representations and warranties in
          Sections 7.3, 7.11 or 7.16 hereof.

            "_______
             Dollars" and "_
                           $" shall mean

          lawful money of the United States
          of America.

            "___________
             Environment" shall mean any

          environmental medium the condition
          or use of which is regulated by any
          government or agency thereof,
          including soil, surface waters,
          groundwaters, land, storm water run
          off, stream and pond sediments,
          surface or subsurface strata, and
          ambient air.

            "_______________________
             Environmental Condition" shall

          mean any condition with respect to
          the Environment whether or not yet
          discovered, which could or does
          result in any damage, loss, cost,
          or expense being incurred by, claim
          or demand on, order to, or
          liability of, the Company or any of
          its Subsidiaries by or to any
          government entity or other third
          party, including any condition
          resulting from any operations by
          the Company or any of its
          Subsidiaries.

            "_________________
             Environmental Law" shall mean

          any statute, law, regulation, code,
          plan, judgment, injunction, rule,
          ordinance, order, decree, court
          decision, or bylaw by any
          government or agency of any
          government (whether federal, state
          or local), existing at any time
          prior to and including the Closing
          Date, which in any way regulates or
          pertains to the use or condition of
          the Environment.

            "____________________
             Environmental Permit" shall

          mean any permit, license, approval,
          consent or authorization issued
          pursuant to or required to be
          issued under any Environmental Law.

            "_____________________
             Environmental Release" shall

          mean any releasing, spilling,
          leaking, pumping, pouring,
          emitting, emptying, discharging,
          injecting, escaping, leaching,
          disposing, or dumping into the
          Environment, including any
          abandonment or discarding of
          barrels, containers, or other
          receptacles containing any
          Hazardous Material.

            "____________________
             Environmental Report" shall

          mean any final written
          investigation, study, audit, test,
          review, or other analysis of
          Environmental Conditions at any
          property now or previously owned or
          leased by the Company or its
          Subsidiaries or of compliance with
          any Environmental Permit or
          Environmental Law by the Company or
          any of its Subsidiaries, except for
          any such final written document
          which the Company or its
          Subsidiaries treats as confidential
          and which would be privileged from
          disclosure under applicable rules
          of evidence.

            "_____
             ERISA" shall mean the Employee

          Retirement Income Security Act of
          1974, as amended from time to time.

            "_______________
             ERISA Affiliate" shall mean any

          corporation or trade or business
          which is a member of the same
          controlled group of corporations
          (within the meaning of Section
          414(b) of the Code) as the Company
          or is under common control (within
          the meaning of Section 414(c) of
          the Code) with the Company.

            "________________
             Eurodollar Loans" shall mean

          Loans the interest rates on which
          are determined on the basis of
          rates referred to in clause (a) of
          the definition herein of "Fixed
          Base Rate".

            "________________
             Event of Default" shall have

          the meaning assigned to such term
          in Section 9.1 hereof.

            "__________________
             Existing Agreement" shall mean

          the Credit Agreement dated as of
          May 10, 1993, among the Company and
          the banks and the agents named
          therein, as amended and in effect
          on the Closing Date.

            "___________________
             Extension of Credit" shall mean

          either the making by any Bank or
          Banks of Loans hereunder or the
          issuance by the Letter of Credit
          Agent of a Letter of Credit
          pursuant to Section 2.3(a) hereof.

            "__________________
             Federal Funds Rate" shall mean,

          for any day, the rate per annum
          (rounded upwards, if necessary, to
          the nearest Basis Point) equal to
          the weighted average of the rates
          on overnight Federal funds
          transactions with members of the
          Federal Reserve System arranged by
          Federal funds brokers on such day,
          as published by the Federal Reserve
          Bank of New York on the Business

          Day next succeeding such day,
          provided that (i) if the day for
          which such rate is to be determined
          is not a Business Day, the Federal
          Funds Rate for such day shall be
          such rate on such transactions on
          the next preceding Business Day as
          so published on the next succeeding
          Business Day, and (ii) if such rate
          is not so published for any day,
          the Federal Funds Rate for such day
          shall be the average rate charged
          to NationsBank on such day on such
          transactions as determined by
          NationsBank.

            "______________________
             FIFO Net Income (Loss)" shall

          mean, for any period, the sum of:

                 (a)  Adjusted Net Income
          (Loss) for such period, plus
          (minus)

                 (b)  an amount equal to (i)
          the Company's Consolidated LIFO
          provision (recovery) for such
          period, times (ii) the Tax
          Adjustment Factor in effect at the
          end of such period.

            "_______________________
             FIFO Tangible Net Worth" shall

          mean, as at any date of
          determination thereof, the sum of:

                 (a)  Net Worth at such
          date, minus

                 (b)  the excess, if any, of
          (i) all Intangible Assets of the
          Company on a Consolidated basis,
          over (ii) $20,000,000, plus

                 (c)  an amount equal to the
          product of (i) the Company's
          Consolidated LIFO reserve at such
          date, times (ii) the Tax Adjustment
          Factor in effect at such date.

            "____________________
             Financial Compliance", and the

          Company's being "____________
                           in Financial

          __________
          Compliance", shall mean, at any

          date, that the Company and the
          Consolidated Subsidiaries: (a) are
          (with respect to any such date
          which is the last day of a calendar
          month), or were (with respect to
          any other date) on the last day of
          the calendar month immediately
          preceding such date, in compliance
          with the financial covenants set
          out in Sections 8.19, 8.20, 8.21,
          8.22, 8.23, 8.24, 8.25 and 8.26
          hereof, and (b) have (with respect
          to any such date which is the last
          day of a calendar month), or had
          (with respect to any other date) on
          the last day of the calendar month
          immediately preceding such date,
          Cumulative Adjusted Liquidity
          Capacity greater than zero.  To the
          extent that any provisions hereof
          refer to the Company's being (or
          not being) in Financial Compliance
          before or after a specified event
          (e.g. an incurrence of Indebtedness
          referred to in Section 8.10, an
          Investment referred to in Section
          8.13 or 8.25, or a sale referred to
          in Section 8.14) and such event
          occurs on a date which is not the
          last day of a calendar month, then
          such Financial Compliance shall be
          determined as of the end of the
          calendar month immediately
          preceding such event, giving effect
          to such event on a pro-forma basis
          as of the end of such preceding
          calendar month.

            "_______________
             Fixed Base Rate" shall mean,

          with respect to any Fixed Rate
          Loan:

                 (a)  if such Loan is a
          Eurodollar Loan, the arithmetic
          mean (rounded upwards, if
          necessary, to the nearest 1/16 of
          1%), as determined by the
          Administrative Agent, of the rates
          per annum quoted by the respective
          Reference Banks at approximately
          11:00 a.m. London time (or as soon
          thereafter as practicable) on the
          date two Business Days prior to the
          first day of the Interest Period
          for such Loan for the offering by
          the respective Reference Banks to
          leading banks in the London
          interbank market of Dollar deposits
          having a term comparable to such
          Interest Period and in an amount
          comparable to the principal amount
          of the Eurodollar Loans to be made
          by the respective Reference Banks
          for such Interest Period; and

                 (b)  if such Loan is a CD
          Loan, the arithmetic mean (rounded
          upwards, if necessary, to the
          nearest 1/20 of 1%), as determined
          by the Administrative Agent, of the
          rates per annum determined by the
          respective Reference Banks to be
          the average of the bid rates quoted
          to the respective Reference Banks
          at approximately 10:00 a.m. New
          York time (or as soon thereafter as
          practicable) on the first day of
          the Interest Period for such Loan
          by at least two certificate of
          deposit dealers of recognized
          national standing selected by such
          Reference Banks for the purchase at
          face value of certificates of
          deposit of the respective Reference
          Banks having a term comparable to
          such Interest Period, in an amount
          comparable to the principal amount
          of the CD Loans to be made by the
          respective Reference Banks for such
          Interest Period.

            If any Reference Bank is not
          participating in any Fixed Rate
          Loan, the Fixed Base Rate for such
          Loan shall be determined by
          reference to the amount of the Loan
          which such Reference Bank would
          have made had it been participating
          in such Loan.  If any Reference
          Bank does not timely furnish such
          information for determination of
          any Fixed Base Rate, the
          Administrative Agent shall
          determine such Fixed Base Rate on
          the basis of information timely
          furnished by the remaining
          Reference Banks.

            "__________
             Fixed Rate" shall mean, for any

          Fixed Rate Loan, a rate per annum
          (rounded upwards, if necessary, to
          the nearest Basis Point) determined
          by the Administrative Agent to be
          equal to (a) in the case of a CD
          Loan, the sum of (i) the Fixed Base
          Rate for such Loan for the Interest
          Period for such Loan divided by 1
          minus the Reserve Requirement for
          such Loan for such Interest Period
          ____
          plus (ii) the Assessment Rate for

          such Interest Period and (b) in the
          case of a Eurodollar Loan, the
          Fixed Base Rate for such Loan for
          the Interest Period for such Loan.

            "________________
             Fixed Rate Loans" shall mean CD

          Loans and Eurodollar Loans.

            "___________________
             Funded Indebtedness" shall

          mean, as to any Person, the sum of
          (i) all Indebtedness of such Person
          described in clause (a) of the
          definition herein of "Indebtedness"
          and (ii) all other Indebtedness of
          such Person which bears or accrues
          interest (whether such interest is
          stated, or imputed, or otherwise
          accrues in accordance with GAAP)
          during any portion of the period
          when such Indebtedness is
          outstanding (without regard to
          whether such interest is ever
          actually paid or is ever deferred,
          terminated or forgiven pursuant to
          a workout or settlement or
          otherwise).

            "_____________________________
             Funded Long-Term Indebtedness"

          shall mean, as to any Person, all
          Funded Indebtedness of such Person
          which, by its terms or by the terms
          of any instrument or agreement
          relating thereto, either (a)
          matures, or is otherwise payable or
          unpaid, one year or more from the
          date of the creation thereof, or
          (b) is directly or indirectly
          renewable or extendable at the
          option of such Person (whether
          under a revolving credit agreement
          or otherwise) to a date one year or
          more from the date of creation
          thereof; provided that Indebtedness
          of the Company under this Agreement
          shall constitute Funded Short-Term
          Indebtedness of the Company rather
          than Funded Long-Term Indebtedness
          of the Company.

            "______________________________
             Funded Short-Term Indebtedness"

          shall mean, as to any Person, all
          Funded Indebtedness of such Person
          which, by its terms or by the terms
          of any instrument or agreement
          relating thereto, (a) is payable on
          demand, or (b) matures or is
          otherwise required to be
          permanently repaid or retired less
          than one year from the date of the
          creation thereof and is not
          directly or indirectly renewable or
          extendable at the option of such
          Person to a date one year or more
          from the date of creation thereof.
           "Funded Short-Term Indebtedness"
          of a Person does not include any
          current portion of such Person's
          Funded Long-Term Indebtedness.

            "____
             GAAP" shall mean generally

          accepted accounting principles
          applied on a basis consistent with
          those which, in accordance with the
          last sentence of Section 1.2(a)
          hereof, are to be used in making
          the calculations for purposes of
          determining compliance with the
          terms of this Agreement.

            "_________
             Guarantee" shall have the

          meaning assigned to such term in
          Section 8.11 hereof.

            "__________________
             Hazardous Material" shall mean

          any pollutant, toxic substance,
          hazardous waste, hazardous
          material, or hazardous substance as
          defined in or pursuant to the
          Resource Conservation and Recovery
          Act, as amended, CERCLA, the
          Federal Clean Water Act, as
          amended, or any other Environmental
          Law.

            "_______________
             Hazardous Waste" shall refer to

          any Hazardous Material which has
          ever been or at the time of the
          Closing Date would be listed or
          characterized as a hazardous waste
          within the meaning of the Resource
          Conservation and Recovery Act, as
          amended, and any regulations,
          guidances, or other interpretations
          issued pursuant to such Act any
          time prior to and including the
          Closing Date.

            "__________________
             Hedging Obligation" shall mean

          the obligation of any Person
          pursuant to (a) any rate swap
          agreement, basis swap agreement,
          forward rate agreement, commodity
          swap agreement, interest rate
          option, forward foreign exchange
          agreement, cap agreement, floor
          agreement, collar agreement, cross-
          currency rate swap agreement, or
          currency option, (b) any option,
          futures or forward contract traded
          on an exchange, or (c) any other
          derivative agreement or other
          similar agreement or arrangement.

            "_____
             incur" shall have the meaning

          ascribed thereto in Section 8.10
          hereof; provided that (a) with
          respect to any Indebtedness of any
          Consolidated Subsidiary that is
          owing to the Company or to another
          Consolidated Subsidiary, any
          disposition, pledge or transfer of
          such Indebtedness by the payee of
          such Indebtedness to any Person
          (other than the Company or a
          Consolidated Subsidiary) shall be
          deemed to be an incurrence of such
          Indebtedness by the payor
          Consolidated Subsidiary, (b) with
          respect to any Indebtedness of the
          Company or any Consolidated
          Subsidiary that is owing to a
          Consolidated Subsidiary, any
          transaction pursuant to which the
          payee of such Indebtedness ceases
          to be a Consolidated Subsidiary
          shall be deemed to be an incurrence
          of such Indebtedness by the Company
          or the payor Consolidated
          Subsidiary, and (c) with respect to
          all Indebtedness owed to any Person
          by an Unrestricted Subsidiary which
          is converted to a Restricted
          Subsidiary as provided herein, such
          Indebtedness shall be deemed to be
          incurred by such Restricted
          Subsidiary at the time of such
          conversion.

            "____________
             Indebtedness" shall mean, as to

          any Person:

                 (a)  indebtedness created,
          issued or incurred by such Person
          for borrowed money (whether by loan
          or the issuance and sale of notes
          or other debt securities);

                 (b)  obligations of such
          Person to pay the deferred purchase
          or acquisition price of property or
          services, other than trade accounts
          payable (other than for borrowed
          money) arising, and accrued
          expenses incurred, in the ordinary
          course of business so long as such
          trade accounts payable are payable
          within 90 days of the date the
          respective goods are delivered or
          respective services rendered;

                 (c)  the excess of all
          Unfunded Vested Liabilities of such
          Person over the amount by which all
          Plans are overfunded;

                 (d)  Indebtedness of others
          secured by a Lien on the property
          of such Person, whether or not the
          respective Indebtedness so secured
          has been assumed by such Person;

                 (e)  obligations of such
          Person in respect of letters of
          credit, surety bonds (other than
          worker's compensation bonds and
          fuel distributor's bonds) or
          similar instruments issued or
          accepted by banks and other
          financial institutions for the
          account of such Person;

                 (f)  all obligations of
          such Person arising under
          acceptance facilities;

                 (g)  Capitalized Lease
          Obligations of such Person;

                 (h)  all Guarantees of such
          Person (other than Guarantees
          permitted to be incurred by the
          Company or a Subsidiary pursuant to
          Section 8.11 hereof);

                 (i)  the unearned balance
          of any advance payment received by
          such Person under any contract to
          be performed; and

                 (j)  all Hedging
          Obligations of such Person.

            As used herein, Indebtedness
          with respect to any Hedging
          Obligation shall mean, with respect
          to any specified Person on any
          date, the net amount (if any) that
          would be payable by such specified
          Person upon the liquidation, close-
          out or early termination of a

          Hedging Obligation and will be
          calculated by the Company in good
          faith and in a commercially
          reasonable manner on the basis that
          such liquidation, close-out or
          early termination results from an
          event of default or other similar
          event with respect to such
          specified Person.

            "___________________
             Indemnified Parties" shall mean

          each Bank Party, each Affiliate of
          any Bank Party, and each director,
          officer, agent, employee, or
          representative of any Bank Party or
          any Affiliate of any Bank Party.

            "__________________________
             Insurance Letter of Credit"

          shall mean a Standby Letter of
          Credit which is used to satisfy
          bonding requirements which are
          applicable to the Company and the
          Consolidated Subsidiaries in the
          ordinary course of their business,
          or which is used to support
          performance obligations relating to
          insurance which are incurred by the
          Company and the Consolidated
          Subsidiaries in the ordinary course
          of their business.

            "_________________
             Intangible Assets" shall mean,

          on any date of determination
          thereof, with respect to any
          Person, the book value of all
          property held by such Person that
          would be treated as intangibles
          under GAAP, including goodwill,
          patents, trademarks and other such
          intangibles.

            "_______________
             Interest Period" shall mean:


                  (a)  With respect to any
          Eurodollar Loan, the period
          commencing on the date such
          Eurodollar Loan is made and ending
          on the numerically corresponding
          day in the first, second, third or
          sixth calendar month thereafter, as
          the Company may select as provided
          in Section 2.2 hereof, except that
          each such Interest Period which
          commences on the last Business Day
          of a calendar month (or on any day
          for which there is no numerically
          corresponding day in the
          appropriate subsequent calendar
          month) shall end on the last
          Business Day of the appropriate
          subsequent calendar month;

                 (b)  With respect to any CD
          Loan, the period commencing on the
          date such CD Loan is made and
          ending on the day 30, 60, 90 or 180
          days thereafter, as the Company may
          select as provided in Section 2.2
          hereof; and

                 (c)  With respect to any
          Base Rate Loan, the period
          commencing on the date such Base
          Rate Loan is made and ending on the
          date 30 days thereafter.

            Notwithstanding the foregoing:
          (i) no Interest Period may commence
          before and end after the Commitment
          Termination Date; (ii) each
          Interest Period which would
          otherwise end on a day which is not
          a Business Day shall end on the
          next succeeding Business Day (or,
          in the case of an Interest Period
          for Eurodollar Loans, if such next
          succeeding Business Day falls in
          the next succeeding calendar month,
          on the next preceding Business
          Day); and (iii) notwithstanding
          clause (i) above, no Interest
          Period for any Fixed Rate Loans
          shall have a duration of less than
          one month (in the case of
          Eurodollar Loans) or 30 days (in
          the case of CD Loans) and, if the
          Interest Period for any Fixed Rate
          Loans would otherwise be a shorter
          period, such Loans shall not be
          available hereunder.

            "__________________________
             Inventory Letter of Credit"

          shall mean either (a) a Standby
          Letter of Credit used to finance
          the purchase of crude oil, refined
          products, or other inventory by the
          Company and the Consolidated
          Subsidiaries, or (b) a commercial
          Letter of Credit used by the
          Company and the Consolidated
          Subsidiaries for any purpose in the
          ordinary course of their business.

            "__________
             Investment" shall mean, with

          respect to any Person, directly or
          indirectly, any advance, loan
          (including Guarantees) or other
          extension of credit or capital
          contribution to any other Person
          (by means of any transfer of cash
          or other property to others or any
          payment for property or services
          for the account or use of others,
          but excluding any such advance,
          loan or extension of credit having
          a term not exceeding 60 days
          representing the purchase price of
          inventory or supplies purchased in
          the ordinary course of business),
          or any purchase, acquisition or
          ownership by such Person of any
          stock, bonds, notes, debentures or
          other securities issued by any
          other Person and all other items
          that would be classified as
          investments on a balance sheet
          prepared in accordance with GAAP.

            "________________
             Letter of Credit" shall have

          the meaning given to such term in
          Section 2.3(a) hereof.

            "__________________________
             Letter of Credit Documents"

          shall mean, with respect to any
          Letter of Credit, collectively,
          such Letter of Credit, any
          amendments thereto, any documents
          delivered thereunder, any
          application therefor, and any other
          agreements, instruments, guaranties
          or other documents (whether general
          in application or applicable solely
          to such Letter of Credit) governing
          or providing for (a) the rights and
          obligations of the parties
          concerned or at risk or (b) any
          collateral security for such
          obligations.

            "____________________________
             Letter of Credit Liabilities"

          shall mean, at any time and in
          respect of any Letter of Credit,
          the sum of (a) the undrawn face
          amount of such Letter of Credit,
          plus (b) the aggregate unpaid
          amount of all Reimbursement
          Obligations at the time due and
          payable in respect of drawings made
          under such Letter of Credit.  For
          purposes hereof, each Bank
          (including the Bank acting as
          Letter of Credit Agent) shall be
          deemed to hold Letter of Credit
          Liabilities in respect of each
          Letter of Credit in an amount equal
          to its Percentage of the amount of
          each Letter of Credit and any
          related Reimbursement Obligations.

            "____
             Lien" shall mean, with respect

          to any asset, any mortgage, lien,
          pledge, charge, security interest
          or encumbrance of any kind in
          respect of such asset.  For
          purposes of this Agreement, the
          Company or any of its Subsidiaries
          shall be deemed to own subject to a
          Lien any asset which it has
          acquired or holds subject to the
          interest of a vendor or lessor
          under any conditional sale
          agreement, capital lease or other
          title retention agreement relating
          to such asset.

            "______________
             Loan Documents" shall mean (a)

          this Agreement, (b) the Notes, (c)
          all Letter of Credit Documents, (d)
          all certificates of the Company's
          officers furnished under this
          Agreement or any Letter of Credit
          Documents, and (e) all other
          documents of any kind which are now
          or hereafter executed by the
          Company or any of its Subsidiaries
          and which state that they are Loan
          Documents as defined in this
          Agreement, as all of the foregoing
          are amended, supplemented, or
          restated from time to time.

            "_____
             Loans" shall mean the loans

          provided for in Section 2.1 hereof.

            "______________
             Majority Banks" shall mean, at

          any time, Banks having at least 66-
          2/3% of the aggregate amount of the
          Commitments in effect at such time;
          provided that, if the Commitments
          shall have been terminated or
          reduced to zero, Majority Banks
          shall mean Banks holding at least
          66-2/3% of the aggregate unpaid
          principal amount of the Loans and
          the Letter of Credit Liabilities
          outstanding at such time, and for
          purposes hereof, a Bank (other than
          the Bank acting as Letter of Credit
          Agent) shall be deemed to hold a
          Letter of Credit Liability
          hereunder in an amount equal to its
          participation interest in the
          related Letter of Credit under
          Section 2.3 hereof, and the Bank
          acting as Letter of Credit Agent
          shall be deemed to hold a Letter of
          Credit Liability hereunder in an
          amount equal to its retained
          interest in the related Letter of
          Credit after giving effect to the
          acquisition by the other Banks of
          their participation interests under
          such Section 2.3.

            "____________
             Margin Stock" shall mean margin

          stock within the meaning of
          Regulations U and X.

            "______________________________
             Miscellaneous Letter of Credit"

          shall mean a Standby Letter of
          Credit which is used by the Company
          and the Consolidated Subsidiaries
          for working capital or other short
          term purposes in the ordinary
          course of their business but which
          is neither an Insurance Letter of
          Credit nor an Inventory Letter of
          Credit.  For the purposes of this
          definition, use of a Letter of
          Credit to support obligations for
          Funded Indebtedness or obligations
          in connection with the sale of
          accounts receivable shall not be
          considered to be in the ordinary
          course of business.

            "_______
             Moody's" shall mean Moody's

          Investors Service, Inc., or any
          successor rating agency.

            "__________________
             Multiemployer Plan" shall mean

          a multiemployer plan defined as
          such in Section 3(37) of ERISA to
          which contributions have been made
          by the Company or any ERISA
          Affiliate and which is covered by
          Title IV of ERISA.

            "___________
             NationsBank" shall mean

          NationsBank of Texas, N.A. (or any
          successor thereto).

            "_________
             Net Worth" shall mean, as at

          any date of determination thereof,
          the Company's Consolidated
          stockholders' equity, excluding any
          portion thereof consisting of
          preferred stock which has mandatory
          sinking fund or redemption
          provisions which could require
          payments to be made by the Company
          or any Consolidated Subsidiary
          prior to the 91st day after the
          Commitment Termination Date.

            "________________________
             Nonrecourse Indebtedness" shall

          mean Indebtedness owed by an
          Unrestricted Subsidiary, provided
          that neither the Company nor any
          Restricted Subsidiary may have any
          liability or obligation in
          connection with such Indebtedness
          (including any liability or
          obligation as a co-maker, under any
          Guarantee, or under any indemnity
          or undertaking given to the holder
          of such Indebtedness, to such
          Unrestricted Subsidiary or to any
          other Person).

            "_____
             Notes" shall mean the

          promissory notes provided for by
          Section 2.8 hereof.

            "___________
             Obligations" shall mean,

          collectively: (a) the obligations
          of the Company hereunder in respect
          of the principal of and interest on
          the Loans; (b) the Letter of Credit
          Liabilities and all interest on the
          Letter of Credit Liabilities; (c)
          the obligations of the Company in
          respect of fees, reimbursements,
          indemnities, and all other amounts
          payable by the Company to the Bank
          Parties or the Indemnified Parties
          under any of the Loan Documents;
          and (d) to the extent that any
          Subsidiaries of the Company ever
          become liable to any Bank Party
          under any Loan Document, the
          obligations of such Subsidiaries
          under the Loan Documents.

            "____________
             Participants" shall have the

          meaning given to such term in
          Section 11.6(d) hereof.

            "________________
             Participant Bank" shall mean,

          with respect to each Letter of
          Credit, each Bank other than the
          Letter of Credit Agent.

            "____
             PBGC" shall mean the Pension

          Benefit Guaranty Corporation or any
          entity succeeding to any or all of
          its functions under ERISA.

            "__________
             Percentage" shall mean, as to

          any Bank at the time in question,
          the quotient of (a) such Bank's
          Commitment at such time, divided by
          (b) the aggregate amount of the
          Commitments at such time.

            "_____________________
             Permitted Investments" shall

          mean:

                 (a)  purchases of Senior
          Notes required under the Senior
          Notes Indenture;

                 (b)  Temporary Cash
          Investments;

                 (c)  Investments in
          existence on the date of this
          Agreement (but not any increases
          thereof unless such increases
          otherwise constitute Permitted
          Investments);

                 (d)  advances of
          Indebtedness permitted to be
          incurred under Section 8.10(f);

                 (e)  Investments in any
          Consolidated Subsidiary or any
          Person which, as a result of such
          Investment, becomes a wholly owned
          Consolidated Subsidiary; provided
          that such Subsidiary is engaged in
          a business that is reasonably
          related to the business of the
          Company and the Consolidated
          Subsidiaries on the date of this
          Agreement;

                 (f)  capital contributions
          to Unrestricted Subsidiaries to the
          extent permitted under Section 8.25
          hereof; and

                 (g)  other investments that
          do not exceed $15,000,000 in the
          aggregate at any one time
          outstanding in joint ventures,
          corporations, limited liability
          companies or partnerships engaged
          in a business that is reasonably
          related to the business of the
          Company and the Consolidated
          Subsidiaries on the date of this
          Agreement.

            "______
             Person" shall mean any

          individual, corporation, company,
          voluntary association, partnership,
          joint venture, trust,
          unincorporated organization or
          government (or any agency,
          instrumentality or political
          subdivision thereof).

            "____
             Plan" shall mean an employee

          benefit or other plan established
          or maintained by the Company or any
          ERISA Affiliate and which is
          covered by Title IV of ERISA,
          excluding any Multiemployer Plan
          but including any such employee
          benefit or other plan covered by
          Title IV of ERISA which is
          maintained by a former ERISA
          Affiliate and for which the Company
          or any of its Subsidiaries has any
          actual or contingent liability.

            "_________________
             Post-Default Rate" shall mean,

          in respect of any principal of any
          Loan or any other amount payable by
          the Company under this Agreement or
          any Note that is not paid when due
          (whether at stated maturity, by
          acceleration or otherwise), a rate
          per annum during the period from
          and including the due date to but
          excluding the date on which such
          amount is paid in full equal to 2%
          per annum above the Base Rate as in
          effect from time to time (provided
          that, if the amount so in default
          is principal of a Fixed Rate Loan
          and the due date thereof is a day
          other than the last day of the
          Interest Period therefor, the
          "Post-Default Rate" for such
          principal shall be, for the period
          from and including the due date to
          but excluding the last day of the
          Interest Period therefor, 2% per
          annum above the interest rate for
          such Loan as provided in Section
          3.2 hereof and, thereafter, the
          rate provided for above in this
          definition).

            "____________
             Pricing Grid" shall mean Table

          1 in Schedule 1 hereto whenever the
          sum of the aggregate outstanding
          principal amount of Loans and the
          aggregate outstanding amount of all
          Letter of Credit Liabilities is
          less than or equal to $65,000,000
          and Table 2 in Schedule 1 hereto
          whenever the sum of the aggregate
          outstanding principal amount of
          Loans and the aggregate outstanding
          amount of all Letter of Credit
          Liabilities exceeds $65,000,000.

            "__________
             Prime Rate" shall mean the rate

          of interest established by
          NationsBank from time to time as
          its "prime rate".  Such rate is set
          by NationsBank as a general
          reference rate of interest, taking
          into account such factors as it may
          deem appropriate, it being
          understood that many of
          NationsBank's commercial or other
          loans are priced in relation to
          such rate, that it is not
          necessarily the lowest or the best
          rate actually charged to any
          customer, that it may not
          correspond with further increases
          or decreases in interest rates
          charged by other lenders or market
          rates in general, and that
          NationsBank may make various
          commercial or other loans at rates
          of interest having no relationship
          to such rate.  If NationsBank's
          "prime rate" changes after the date
          hereof, the Prime Rate shall be
          automatically increased or
          decreased, as the case may be,
          without notice to the Company from
          time to time as of the effective
          time of each change in
          NationsBank's "prime rate".

            "________________
             Principal Office" shall mean

          the principal office of the
          Administrative Agent, the Letter of
          Credit Agent, or NationsBank, as
          the case may be, all of which
          principal offices are presently
          located at 901 Main Street, Dallas,
          Texas 75202.

            "_____________
             Process Agent" shall mean

          Corporation Service Company, or
          such other Person which, from time
          to time, shall be nominated by the
          Company and approved by the
          Administrative Agent to serve as
          Process Agent hereunder and which
          shall consent in writing so to
          serve.

            "__________________________
             Product Hedging Obligation"

          shall mean any Hedging Obligation
          relating to the prices applicable
          to the existing or reasonably
          anticipated requirements (for the
          reasonable operations of the two
          lines of business of the Company
          and its Consolidated Subsidiaries)
          of the Company and its Consolidated
          Subsidiaries of crude oil, other
          feedstocks, other petroleum
          products, or additives thereto or
          components thereof or their
          reasonably anticipated requirements
          for energy supplies.

            "___________________________
             Purchase Money Indebtedness"

          shall mean (a) Indebtedness of the
          Company or a Consolidated
          Subsidiary incurred to finance the
          cost (including the cost of
          improvement) of the acquisition or
          construction in the ordinary course
          of business of real or tangible
          personal property constituting
          fixed assets, plant or equipment,
          provided that such Indebtedness is
          incurred no later than 90 days
          after such acquisition or
          construction is completed, and (b)
          Indebtedness of the Company or a
          Consolidated Subsidiary incurred to
          refinance Indebtedness described in
          clause (a) of this definition,
          provided that the Indebtedness so
          incurred is less than or equal to
          the outstanding balance, at the
          time of refinancing, of the
          Indebtedness being refinanced.

            "___________________
             Purchase Money Lien" means (a)

          any Lien on real or tangible
          personal property constituting
          fixed assets, plant or equipment of
          the Company or a Consolidated
          Subsidiary which Lien secures only
          Purchase Money Indebtedness (and
          associated interest, fees and
          costs) incurred to finance or
          refinance the cost of acquiring or
          constructing such property, (b) any
          Lien on any such acquired property
          of the Company or a Consolidated
          Subsidiary which already burdens
          such property at the time of such
          acquisition, (c) any Lien incurred
          in connection with the acquisition
          of any such property by the Company
          or a Consolidated Subsidiary
          pursuant to any conditional sale or
          other title retention agreement, or
          (d) the rights of the lessor
          pursuant to any lease of any such
          property under which the lessee is
          the Company or a Consolidated
          Subsidiary and the lessee's
          payments are Capitalized Lease
          Obligations, provided that:

            (1)  any property subject to any
          such Lien is acquired or
          constructed by the Company or a
          Consolidated Subsidiary in the
          ordinary course of its business and
          such Lien is created or assumed
          contemporaneously with such
          acquisition or construction or
          within 90 days after the completion
          thereof (provided that any such
          Lien securing Purchase Money
          Indebtedness incurred in a
          refinancing described in clause (b)
          of the definition herein of
          "Purchase Money Indebtedness" may
          also be created contemporaneously
          with such refinancing);

            (2)  the obligations secured by
          any such Lien do not exceed 100% of
          the lesser of the cost or fair
          market value of the property
          subject thereto as of the time such
          acquisition or construction is
          completed;

            (3)  any such Lien burdens only
          the property so acquired or
          constructed and fixed improvements
          thereon or accessions thereto;

            (4)  the Indebtedness secured by
          all such Liens does not exceed
          $25,000,000 at any time outstanding
          in the aggregate; and

            (5)  the obligations secured by
          each such Lien are permitted to be
          incurred under Section 8.10(d)
          hereof.

            "_______________________
             Quarterly Payment Dates" shall

          mean the last day of March, June,
          September, and December in each
          year, the first of which shall be
          the first such day after the date
          of this Agreement; provided that if
          any such day is not a Business Day,
          then such Quarterly Payment Date
          shall be the next succeeding
          Business Day.

            "_______________________
             Rate Hedging Obligation" shall

          mean any Hedging Obligation
          relating to interest rates.

            "_______________
             Reference Banks" shall mean

          NationsBank and the Agents (or
          their Applicable Lending Offices,
          as the case may be).

            "_____________
             Regulation D", "____________
                             Regulation U"

          and "____________
               Regulation X" shall mean,
          respectively, Regulations D, U and
          X of the Board of Governors of the
          Federal Reserve System (or any
          successor), as the same may be
          amended or supplemented from time
          to time.

            "_________________
             Regulatory Change" shall mean,

          with respect to any Bank, any
          change after the date of this
          Agreement in United States Federal,
          state or foreign law or regulations
          (including Regulation D) or the
          adoption or making after such date
          of any interpretation, directive or
          request applying to a class of
          banks including such Bank of or
          under any United States Federal,
          state or foreign law or regulations
          (whether or not having the force of
          law) by any court or governmental
          or monetary authority charged with
          the interpretation or
          administration thereof.

            "_________________________
             Reimbursement Obligations"

          shall mean, at any time,
          collectively, the obligations of
          the Company then outstanding, or
          which may thereafter arise in
          respect of Letters of Credit then
          outstanding, to reimburse the
          Letter of Credit Agent and the
          Banks under Section 2.3(b)(v)
          hereof for the amounts paid by them
          in respect of drawings under
          Letters of Credit.

            "_____________________
             Reimbursement Payment" shall

          have the meaning given to that term
          in Section 2.3(b)(v) hereof.

            "___________________
             Reserve Requirement" shall

          mean, for any Interest Period for
          any CD Loan, the average maximum
          rate at which reserves (including
          any marginal, supplemental or
          emergency reserves) are required to
          be maintained during such Interest

          Period under Regulation D by member
          banks of the Federal Reserve System
          in New York City with deposits
          exceeding one billion Dollars
          against non-personal Dollar time
          deposits in an amount of $100,000
          or more.  Without limiting the
          effect of the foregoing, the
          Reserve Requirement shall include
          any other reserves required to be
          maintained by such member banks by
          reason of any Regulatory Change
          against (i) any category of
          liabilities which includes deposits
          by reference to which the Fixed
          Base Rate for CD Loans is to be
          determined as provided in the
          definition herein of "Fixed Base
          Rate" or (ii) any category of
          extensions of credit or other
          assets which includes CD Loans.

            "___________________
             Restricted Payments" shall

          mean, during any "Determination
          Period" (as defined in the
          definition herein of "Cumulative
          Adjusted Liquidity Capacity"), all
          dividends (in cash, property,
          obligations or other securities)
          on, or other payments or
          distributions on account of, or
          payments for, or the setting apart
          of money for a sinking or other
          analogous fund for, the purchase,
          redemption, retirement or other
          acquisition of, any shares of any
          class of stock of the Company, but
          excluding dividends payable solely
          in shares of common stock of the
          Company and newly issued shares of
          common stock of the Company sold by
          the Company pursuant to any stock
          option or benefit plan maintained
          for its employees, officers or
          directors.  To the extent that, in
          any such "Determination Period",
          the Company repurchases shares of
          its common stock and then resells
          such shares pursuant to any such
          stock option or benefit plan, such
          transactions shall increase the
          amount of "Restricted Payments"
          during such Determination Period
          only to the extent that the price
          paid by the Company in making such
          repurchase (including any
          commissions and other costs)
          exceeds the price received by the
          Company in making such resale (net
          of any commissions and other
          costs).

            "_____________________
             Restricted Subsidiary" shall

          mean any Subsidiary of the Company
          which is not an Unrestricted
          Subsidiary.  On the date hereof,
          all Subsidiaries of the Company are
          Restricted Subsidiaries.

            "____________
             Senior Notes" shall mean the

          Company's 10-7/8% Senior Notes due
          2005 which are issued under the
          Senior Notes Indenture.

            "______________________
             Senior Notes Indenture" shall

          mean that certain Indenture dated
          as of January 24, 1995, between the
          Company, as Issuer, and The First
          National Bank of Boston, as
          Trustee, as such Indenture is from
          time to time supplemented, amended
          or restated.

            "________________________
             Standby Letter of Credit" shall

          mean a Letter of Credit determined
          by the Letter of Credit Agent to be
          a "standby letter of credit" within
          the meaning of that term as set
          forth in the applicable rulings and
          interpretations of the Comptroller
          of the Currency as in effect from
          time to time.

            ``___
              S&P''  shall mean Standard &

          Poor's Ratings Group, a division of
          McGraw Hill Inc., or any successor
          rating agency.

            "__________
             Subsidiary" shall mean, as to

          any Person, any corporation of
          which at least a majority of the
          outstanding shares of stock having
          by the terms thereof ordinary
          voting power to elect a majority of
          the board of directors of such
          corporation (irrespective of
          whether or not at the time stock of
          any other class or classes of such
          corporation shall have or might
          have voting power by reason of the
          happening of any contingency) is at
          the time directly or indirectly
          owned or controlled by such Person
          or one or more of its Subsidiaries
          or by such Person and one or more
          of its Subsidiaries.  Unless
          otherwise specified herein,
          references to "__________
                         Subsidiary" or

          "____________
           Subsidiaries" shall refer to a

          Subsidiary or Subsidiaries of the
          Company.

            "_____________________
             Tax Adjustment Factor" shall

          mean, during any calendar year, the
          remainder, expressed as a
          percentage, of 1 minus the highest
          federal corporate income tax rate
          for such year.

            "__________________________
             Temporary Cash Investments"

          shall mean:

                 (a)  direct obligations of
          the United States of America or any
          agency thereof with maturities of
          one year or less from the date of
          acquisition;

                 (b)  commercial paper (or
          other instruments with an original
          maturity of one year or less) of a
          domestic issuer rated at least A-2
          by S&P or P-2 by Moody's;

                 (c)  eurodollar time
          deposits rated at least A-2 by S&P
          or P-2 by Moody's in an amount not
          exceeding $10,000,000;

                 (d)  municipal bonds or
          notes with maturities of six months
          or less rated A or better by S&P or
          Moody's or guaranteed by a Bank or
          by one or more banks rated AAA by
          S&P or Aaa by Moody's;

                 (e)  certificates of
          deposit with maturities of one year
          or less from the date of
          acquisition issued either by any
          commercial bank operating within
          the United States of America having
          capital and surplus in excess of
          $100,000,000 or by a Bank;

                 (f)  participations in or
          notes evidencing loans made by any
          Bank to any corporation organized
          under the laws of the United States
          of America or any state thereof
          having a commercial paper rating of
          at least A-2 by S&P or P-2 by
          Moody's or a bond rating of at
          least BBB by S&P or Baa2 by
          Moody's; and

                 (g)  any shares in an open-
          end mutual fund organized by a bank
          or financial institution with a
          combined capital and surplus of at
          least $100,000,000 investing solely
          in Investments permitted by the
          foregoing clauses (a), (b), (c),
          (d), (e) and (f).

            "___
             UCP" shall mean the Uniform

          Customs and Practice for
          Documentary Credits (1993
          revision), International Chamber of
          Commerce Publication No. 500 (or
          any successor publication of the
          International Chamber of Commerce),
          as amended and in effect from time
          to time.

            "___________________________
             Unfunded Vested Liabilities"

          shall mean, with respect to any
          Plan, the amount (if any) by which
          the present value of all vested
          benefits under such Plan exceeds
          the fair market value of all Plan
          assets allocable to such benefits,
          as determined on the most recent
          valuation date of such Plan and in
          accordance with the provisions of
          ERISA for calculating the potential
          liability of the Company or any

          ERISA Affiliate to PBGC or such
          Plan under Title IV of ERISA.

            "_______________________
             Unrestricted Subsidiary" shall

          mean any Subsidiary of the Company
          which is designated as such by the
          Company to the Bank Parties,
          provided that:

                 (a)  no such designation
          may be made by the Company during
          the continuance of any Default or
          when the Company is not in
          Financial Compliance;

                 (b)  no such designation
          may be made by the Company with
          respect to any Subsidiary of the
          Company which has engaged in
          business prior to the time of
          designation; and

                 (c)  no Subsidiary of the
          Company may be designated as an
          Unrestricted Subsidiary if it has
          at any time received capital
          contributions or other transfers of
          assets from the Company or any
          Restricted Subsidiary other than
          (i) the minimum amount required by
          law upon the initial issuance of
          stock by such Unrestricted
          Subsidiary, and (ii) a single
          capital contribution prior to or at
          the time such Unrestricted
          Subsidiary first engages in
          business, so long as (A) the making
          of such capital contribution does
          not cause a Default to occur or
          cause the Company not to be in
          Financial Compliance immediately
          thereafter, and (B) such capital
          contribution does not constitute an
          "Asset Sale" under clauses (a) or
          (b) of the definition herein of
          such term.

            1.2  ____________________
                 Accounting Terms and

          ______________
          Determinations.

                 (a)  Except as otherwise
          expressly provided herein, all
          accounting terms used herein shall
          be interpreted, and all financial
          statements and certificates and
          reports as to financial matters
          required to be delivered to the
          Bank Parties hereunder shall
          (unless otherwise disclosed in
          writing at the time of delivery
          thereof in the manner described in
          subsection (b) below) be prepared,
          in accordance with generally
          accepted accounting principles
          applied on a basis consistent with
          those used in the preparation of
          the annual financial statements
          referred to in Section 7.2 hereof
          or, if financial statements have
          theretofore been furnished to the
          Banks under Section 8.8(a) or (b)
          hereof, the latest such financial
          statements.  All calculations made
          for the purposes of determining
          compliance with the terms of this
          Agreement shall (except as
          otherwise expressly provided
          herein) be made by application of
          generally accepted accounting
          principles applied on a basis
          consistent with those used in the
          preparation of the annual financial
          statements referred to in Section
          7.2 hereof or, if financial
          statements have theretofore been
          furnished to the Bank under Section
          8.8(a) or (b) hereof, the latest
          such financial statements, unless
          (i) the Company shall have objected
          in writing to determining such
          compliance on such basis at the
          time of delivery of such financial
          statements furnished to the Banks
          pursuant to Section 8.8(a) or (b)
          hereof or (ii) the Majority Banks
          shall have objected in writing to
          so determining such compliance
          within 30 days after delivery of
          such financial statements, in
          either of which events such
          calculations shall be made on a
          basis consistent with those used in
          the preparation of the latest
          financial statements as to which
          such objection shall not have been
          made (which, if objection is made
          in respect of the first financial
          statements delivered under Section
          8.8(a) or (b) hereof, shall mean
          the annual financial statements
          referred to in Section 7.2 hereof).

                 (b)  The Company shall
          deliver to the Banks at the same
          time as the delivery of any annual
          or quarterly financial statements
          under Section 8.8(a) or (b) hereof
          a description in reasonable detail
          of any material variation between
          the accounting principles employed
          in the preparation of such
          statement and the accounting
          principles employed in the
          preparation of the next preceding
          annual or quarterly financial
          statements as to which no objection
          has been made in accordance with
          the last sentence of subsection (a)
          above, and reasonable estimates of
          the difference between such
          statements arising as a consequence
          thereof.

                 (c)  To enable the ready
          and consistent determination of
          compliance with the provisions of
          this Agreement, the Company will
          not change the last day of its
          fiscal year from December 31, or
          the last day of the first three
          fiscal quarters in each of its
          fiscal years from March 31, June 30
          and September 30, respectively.

                 (d)  Notwithstanding
          anything to the contrary in
          subsection (a) of this Section 1.2
          or in generally accepted accounting
          principles, whenever any Subsidiary
          of the Company is an Unrestricted
          Subsidiary such Unrestricted
          Subsidiary shall be excluded from
          all calculations made for the
          purposes of determining compliance
          with the terms of this Agreement
          and the Company's Investments
          therein (and share of the earnings
          thereof) shall be deemed to be zero
          for the purposes of determining
          Cumulative Adjusted Liquidity

          Capacity and the Company's
          compliance with Sections 8.19
          through and including 8.24 hereof.
           If any Unrestricted Subsidiary is
          converted to a Restricted
          Subsidiary, however, then for the
          purposes of all calculations which
          are to be made under this Agreement
          with respect to the time of such
          conversion or any time thereafter
          (including the calculations which
          are to be made under Section 8.25
          hereof to determine whether the
          Company is in Financial Compliance
          immediately after giving effect to
          such conversion) such new
          Restricted Subsidiary shall be
          deemed to have been Consolidated
          with the Company throughout the
          entire period during which such
          Subsidiary shall have been in
          existence as a Subsidiary of the
          Company.

                 (e)  To the extent that two
          or more of the Company and its
          Consolidated Subsidiaries are
          liable for the same item of
          Indebtedness or other obligation
          (whether as co-makers, principal
          and guarantor, or otherwise), such
          item of Indebtedness or other
          obligation shall be calculated
          without duplication in determining
          (i) compliance with the financial
          covenants set out in Sections 8.19,
          8.20, 8.21, 8.22, 8.23, and 8.24
          hereof, (ii) Cumulative Adjusted
          Liquidity Capacity, and (iii) the
          factors taken into account in
          determining "Debt/Cash Flow" as
          defined in Schedule 1 hereto.

                 (f)  Set out on Schedule 4
          hereto are calculations as of June
          30, 1995, of Cumulative Adjusted
          Liquidity Capacity, of "Debt/Cash
          Flow" as defined in Schedule 1
          hereto, and of the matters
          addressed in Sections 8.19 through
          and including 8.24 hereof, which
          calculations illustrate how all of
          such matters are to be calculated
          in accordance with this Agreement.
           The Company hereby represents and
          warrants that the information used
          in making such calculations is true
          and correct in all material
          respects as of June 30, 1995.

            SECTION 1.3  __________________
                         Certain References

          _________
          and Terms.  All references in this

          Agreement to Exhibits, Schedules,
          articles, sections, subsections and
          other subdivisions refer to the
          Exhibits, Schedules, articles,
          sections, subsections and other
          subdivisions of this Agreement
          unless expressly provided
          otherwise.  Titles appearing at the
          beginning of any subdivisions are
          for convenience only and do not
          constitute any part of such
          subdivisions and shall be
          disregarded in construing the
          language contained in such
          subdivisions.  The words "this
          Agreement", "this instrument",
          "herein", "hereof", "hereby",
          "hereunder" and words of similar
          import refer to this Agreement as a
          whole and not to any particular
          subdivision unless expressly so
          limited.  The phrases "this
          section" and "this subsection" and
          similar phrases refer only to the
          sections or subsections hereof in
          which such phrases occur.  The word
          "or" is not exclusive, and the word
          "including" (in its various forms)
          means "including without
          limitation".  Pronouns in
          masculine, feminine and neuter
          genders shall be construed to
          include any other gender, and words
          in the singular form shall be
          construed to include the plural and
          vice versa, unless the context
          otherwise requires.

            SECTION 2  ___________
                       Commitments.


            2.1  _____
                 Loans.  Each Bank severally

          agrees, on the terms of this
          Agreement, to make loans to the
          Company in Dollars (herein called
          the "Loans") during the period from
          and including the date hereof to
          but not including the Commitment
          Termination Date in an aggregate
          principal amount at any one time
          outstanding up to but not exceeding
          the amount of such Bank's
          Commitment as then in effect.
          Subject to the terms of this
          Agreement, during such period the
          Company may borrow, repay and
          reborrow Loans, provided that:

                 (a)  after giving effect to
          such Loans, the aggregate
          outstanding principal amount of
          Loans and the aggregate outstanding
          amount of all Letter of Credit
          Liabilities must not exceed the
          aggregate amount of the
          Commitments,

                 (b)  Cumulative Adjusted
          Liquidity Capacity must exceed zero
          after giving effect to such Loans
          on a pro-forma basis as of the end
          of the immediately preceding
          calendar month,

                 (c)  at the time of any
          borrowing or reborrowing of Loans,
          the Company must reasonably expect
          that Cumulative Adjusted Liquidity
          Capacity will exceed zero at the
          end of the fiscal quarter in which
          such Loans are made,

                 (d)  there may be no more
          than ten different Interest Periods
          for Loans outstanding at the same
          time (for which purpose Interest
          Periods described in different
          lettered clauses of the definition
          herein of the term "Interest
          Period" shall be deemed to be
          different Interest Periods even if
          they are coterminous),

                 (e)  the borrowing of such
          Loans by the Company must then be
          permitted under the Senior Notes
          Indenture, and

                 (f)  the various conditions
          in Section 6 hereof must be
          satisfied.

            The Loans may be Base Rate
          Loans, CD Loans or Eurodollar Loans
          (each a "____
                   type" of Loan).


            2.2  __________
                 Borrowings.  The Company

          shall give the Administrative Agent
          (which shall promptly notify the
          Banks) written notice (or
          telephonic notice immediately
          confirmed in writing) of each
          borrowing of Loans hereunder, which
          notice shall be irrevocable and
          effective only upon receipt by the
          Administrative Agent, shall specify
          (i) the aggregate amount thereof
          (which shall be $5,000,000 or a
          higher integral multiple of
          $1,000,000), (ii) the type and date
          thereof (which shall be a Business
          Day) and (iii) (in the case of
          Fixed Rate Loans) the duration of
          the Interest Period therefor and
          shall be given not later than 9:30
          a.m. Dallas time (in the case of
          Base Rate Loans) or 10:00 a.m.
          Dallas time (in the case of Loans
          other than Base Rate Loans) on the
          day which is not less than the
          number of Business Days prior to
          the date of such borrowing
          specified below opposite the type
          of such Loans:

            ________
            Type     _______________________
                     Number of Business Days


            Base Rate Loans     same day
            CD Loans                2
            Eurodollar Loans        3

            Each such written notice or
          confirmation shall be in the form
          of a Credit Certificate; each such
          telephonic notice shall constitute
          a representation and warranty of
          the Company as described in 6.2
          hereof.  Not later than noon Dallas
          time on the date specified for each
          borrowing, each Bank shall make
          available the amount of the Loan to
          be made by it on such date to the

          Administrative Agent at an account
          from time to time specified by the
          Administrative Agent at its
          Principal Office, in immediately
          available funds, for the account of
          the Company.  The amount so
          received by the Administrative
          Agent shall, subject to the terms
          and conditions of this Agreement,
          be made available to the Company by
          depositing the same, in immediately
          available funds, in an account of
          the Company maintained with the
          Administrative Agent at its
          Principal Office, such account to
          be designated by the Company.

            2.3  _________________
                 Letters of Credit.


                 (a)  _________________
                      Letters of Credit.

          The Letter of Credit Agent agrees,
          on the terms of this Agreement, to
          issue letters of credit (such
          letters of credit, as amended and
          in effect from time to time, being
          herein called "Letters of Credit")
          for the account of the Company
          during the period from and
          including the Closing Date to and
          including the date five Business
          Days preceding the Commitment
          Termination Date, provided that:

                      (i)  after giving
          effect to the issuance of such
          Letters of Credit, the aggregate
          outstanding principal amount of
          Loans and the aggregate outstanding
          amount of all Letter of Credit
          Liabilities must not exceed the
          aggregate amount of the
          Commitments,

                      (ii)  Cumulative
          Adjusted Liquidity Capacity must
          exceed zero after giving effect to
          the issuance of such Letters of
          Credit on a pro-forma basis as of
          the end of the immediately
          preceding calendar month,

                      (iii)  at the time of
          the issuance of such Letters of
          Credit, the Company must reasonably
          expect that Cumulative Adjusted

          Liquidity Capacity will exceed zero
          at the end of the fiscal quarter in
          which such Letters of Credit are
          issued,

                      (iv)  the aggregate
          outstanding amount of all Letter of
          Credit Liabilities with respect to
          Insurance Letters of Credit or
          Miscellaneous Letters of Credit
          shall not exceed $50,000,000 after
          giving effect to the issuance of
          such Letters of Credit,

                      (v)  the incurrence by
          the Company of Reimbursement
          Obligations with respect to such
          Letters of Credit must then be
          permitted under the Senior Notes
          Indenture, and

                      (vi)  the various
          conditions in Section 6 hereof must
          be satisfied.

            Each Participant Bank severally
          agrees with the Letter of Credit
          Agent that, upon the issuance by
          the Letter of Credit Agent of any
          Letter of Credit, each Participant
          Bank shall automatically acquire a
          participation in the Letter of
          Credit Agent's liability under such
          Letter of Credit in an amount equal
          to such Participant Bank's
          Percentage of the face amount of
          such Letter of Credit.  By such
          acquisition of a participation in a
          Letter of Credit, each Participant
          Bank shall automatically (and
          absolutely, unconditionally and
          irrevocably) assume, as primary
          obligor and not as a surety, and
          shall be unconditionally obligated
          to the Letter of Credit Agent to
          pay and discharge when due, its
          Percentage of the Letter of Credit
          Agent's liability under such Letter
          of Credit, and, in that connection,
          each Participant Bank hereby
          unconditionally agrees to pay
          (except to the extent credited
          under 2.3(b)(v) hereof) to the

          Letter of Credit Agent, at its
          Principal Office, in immediately
          available funds, not later than
          2:00 p.m. Dallas time on the day
          specified in each notice from the
          Letter of Credit Agent to the
          Participant Banks pursuant to
          Section 2.3(b)(iv) hereof as the
          payment date of a drawing under a
          Letter of Credit issued by the
          Letter of Credit Agent, the amount
          of such Participant Bank's
          Percentage of the amount of such
          drawing specified in such notice.
          Each Participant Bank acknowledges
          and agrees that its obligation to
          make such payments to the Letter of
          Credit Agent, and the Letter of
          Credit Agent's right to receive the
          same, are absolute and
          unconditional and shall not be
          affected by any circumstance
          whatsoever, including, without
          limiting the effect of the
          foregoing, the failure to satisfy
          any condition precedent set forth
          in Section 6 hereof or any
          termination or reduction of the
          Commitments or the failure of any
          other Participant Bank to make its
          payment under this Section 2.3(a),
          and further agrees that each such
          payment to the Letter of Credit
          Agent shall be made without any
          offset, abatement, withholding or
          reduction whatsoever; provided
          that, notwithstanding the
          foregoing, no such payment shall be
          required to be made to the extent
          that such payment arises from the
          gross negligence or willful
          misconduct of the Letter of Credit
          Agent.  In the event any
          Participant Bank shall fail to make
          any such payment on the date when
          due, such Participant Bank shall
          pay interest to the Letter of
          Credit Agent on the amount of such
          payment in respect of each day
          during the period commencing on the
          due date and ending on the date
          such payment is in fact made at a
          rate per annum equal to the Federal
          Funds Rate for such day.

                 (b)  ________________
                      Other Provisions

          _____________________________
          Relating to Letters of Credit. The

          following additional provisions
          shall apply to the Letters of
          Credit:

                       (i)  _________
                            Notice of

          _________________
          Proposed Issuance.  The Company

          shall give the Letter of Credit
          Agent irrevocable notice prior to
          10:00 a.m. Dallas time on the same
          day (but subject to clause (vi) of
          this Section 2.3(b)) any Letter of
          Credit is proposed to be issued
          (effective upon receipt) specifying
          the date (which shall not be later
          than the date five Business Days
          preceding the Commitment
          Termination Date) each Letter of
          Credit is to be issued, the
          proposed beneficiary thereof, and
          whether such Letter of Credit will
          be an Inventory Letter of Credit,
          an Insurance Letter of Credit or a
          Miscellaneous Letter of Credit, and
          describing the proposed terms of
          such Letter of Credit and the
          nature of the transactions proposed
          to be supported thereby.
          Concurrently with such notice, the
          Company will give the
          Administrative Agent a Credit
          Certificate with respect to such
          Letter of Credit.  Upon receipt of
          such notice the Letter of Credit
          Agent shall promptly notify each
          Participant Bank of the contents
          thereof and of such Participant
          Bank's share of the amount of such
          proposed Letter of Credit (equal to
          its Percentage of such amount).

                       (ii)  ______
                             Use of

          ___________
          Commitments.  On each day during

          the period commencing with the
          issuance by the Letter of Credit
          Agent of any Letter of Credit and
          until such Letter of Credit shall
          have expired or been terminated,
          the Commitment of each Bank shall
          be deemed to be utilized for all
          purposes hereof in an amount equal
          to such Bank's Percentage of the
          then undrawn face amount of such
          Letter of Credit.

                       (iii)  __________
                              Amendments.

          The Letter of Credit Agent may
          amend any Letter of Credit as
          requested by the Company without
          the consent of the Participant
          Banks, provided that (1) after
          giving effect to such amendment,
          such Letter of Credit meets the
          requirements for Letters of Credit
          specified in clause (vii) of this
          Section 2.3(b), (2) if any such
          amendment increases the amount or
          extends the expiry date of any
          Letter of Credit or otherwise
          changes the terms of such Letter of
          Credit in a manner which the Letter
          of Credit Agent reasonably deems
          (in its sole discretion) to be
          material to the Banks, the
          provisions of clause (vi) of this
          Section 2.3(b) shall apply to the
          issuance of such amendment as if
          such issuance constituted the
          issuance of a new Letter of Credit
          and the provisions of Section 6.2
          hereof shall apply to such issuance
          as if such issuance constituted an
          Extension of Credit, and (3) the
          Letter of Credit Agent shall
          promptly notify each Participant
          Bank of its issuance of each such
          amendment or consent.  If any such
          amendment shall increase or
          decrease the amount of any Letter
          of Credit, then on each day during
          the period commencing with the
          issuance of such amendment and
          until such Letter of Credit shall
          have expired or been terminated the
          amount by which the Commitment of
          each Bank shall be deemed pursuant
          to clause (ii) of this Section
          2.3(b) to be utilized shall be
          increased or decreased by an amount
          equal to such Bank's Percentage of
          the amount of such increase or
          decrease.

                      (iv)   _________
                             Notice of

          _______
          Drawing.  Upon receipt from the

          beneficiary of any Letter of Credit
          of any draft or demand for payment
          under such Letter of Credit, the
          Letter of Credit Agent shall
          promptly notify the Company and
          each Participant Bank of the amount
          to be paid pursuant to such demand
          and the respective payment date.

                      (v)  _____________
                           Reimbursement

          ________
          Payments.  At or prior to the time

          the Letter of Credit Agent makes
          any payment under a Letter of
          Credit, the Company shall make a
          payment (each such payment being
          herein called a "_____________
                           Reimbursement

          _______
          Payment") to the Letter of Credit

          Agent, at its Principal Office in
          immediately available funds, for
          the account of the Banks in their
          respective Percentages and in an
          amount equal to the amount of such
          payment by the Letter of Credit
          Agent.  The Letter of Credit Agent
          shall forthwith credit each
          Participant Bank's respective
          Percentage of the amount of such
          Reimbursement Payment against any
          payment required to be made by such
          Participant Bank pursuant to
          Section 2.3(a) or, if a Participant
          Bank has made a payment pursuant to
          Section 2.3(a) hereof, remit to
          such Participant Bank its
          respective Percentage of the amount
          of such Reimbursement Payment.  The
          Company's obligation to make
          Reimbursement Payments under this
          Section 2.3(b)(v), and the right of
          each Bank to receive the same from
          the Company, are absolute and
          unconditional and shall not be
          affected by any circumstance
          whatsoever, including without
          limiting the effect of the
          foregoing or clauses (viii) and
          (ix) of this Section 2.3(b), the
          existence or assertion of any claim
          or defense on the part of the
          Company against any Person or the
          failure of any Participant Bank to
          make any payment to be made by it
          under Section 2.3(a) hereof, and
          the Company further agrees that
          each Reimbursement Payment required
          to be made under this Section
          2.3(b)(v) shall be made without any
          offset, abatement, withholding or
          reduction whatsoever.

                      (vi)  _____________
                            Conditions to

          ________
          Issuance.  The issuance by the

          Letter of Credit Agent of each
          Letter of Credit shall, in addition
          to the conditions precedent set
          forth in Section 6 hereof, be
          subject to the conditions precedent
          that such Letter of Credit shall be
          in such form and contain such terms
          as shall be satisfactory to the
          Letter of Credit Agent and (if so
          determined to be appropriate by the
          Letter of Credit Agent or if so
          specified with respect to a
          particular Letter of Credit by the
          Majority Banks to the Letter of
          Credit Agent prior to the date one
          Business Day preceding the issuance
          thereof) the Majority Banks and
          that the Company shall have
          executed and delivered such other
          instruments and agreements relating
          to such Letter of Credit as the
          Letter of Credit Agent or (if so
          specified with respect to a
          particular Letter of Credit by the
          Majority Banks to the Letter of
          Credit Agent prior to the date one
          Business Day preceding the issuance
          thereof) the Majority Banks may
          reasonably request (including an
          application therefor satisfactory
          in form and substance to the Letter
          of Credit Agent).  In addition, in
          no event shall the Letter of Credit
          Agent be required to issue any
          Letter of Credit in violation of
          any law, rule, regulation or
          directive of any governmental
          authority.

                      (vii)   ________
                              Required

          _____
          Terms.  Each Letter of Credit

          shall:

                           (1)  be either an
          Inventory Letter of Credit, an
          Insurance Letter of Credit, or a
          Miscellaneous Letter of Credit,

                           (2)  be payable
          solely in Dollars;

                           (3)  not be
          transferable without the consent of
          the Letter of Credit Agent,

                           (4)  if it is an
          Insurance Letter of Credit or a
          Miscellaneous Letter of Credit,
          have a term that neither exceeds
          one year nor extends past the 90th
          day after the Commitment
          Termination Date,

                           (5)  if it is an
          Inventory Letter of Credit which is
          a Standby Letter of Credit, have a
          term that neither exceeds 120 days
          nor extends past the Commitment
          Termination Date, and

                           (6)  if it is an
          Inventory Letter of Credit which is
          not a Standby Letter of Credit,
          have a term that neither exceeds 90
          days nor extends past the
          Commitment Termination Date.

                       (viii)  _____________
                               UCP; Right to

          ___
          Pay.  Each of the Company and the

          Participant Banks agrees with the
          Letter of Credit Agent that the UCP
          shall be binding on the Company,
          the Letter of Credit Agent and the

          Participant Banks with respect to
          Letters of Credit, except to the
          extent otherwise expressly agreed.
           To the extent that the UCP is
          silent on the proper interpretation
          of a Letter of Credit or is
          otherwise inapplicable to any
          Letter of Credit, the provisions of
          the Uniform Commercial Code as
          adopted in the State of New York
          shall apply.  Notwithstanding the
          foregoing, but without limiting the
          effect of Section 2.3(b)(ix) and
          Section 10 hereof: (1) the Letter
          of Credit Agent is authorized to
          make payments under Letters of
          Credit upon the presentation of the
          documents provided for therein and
          without regard to whether the
          Company has failed to fulfill any
          of its obligations under this
          Agreement or any other Default has
          occurred; (2) the Letter of Credit
          Agent shall be entitled to rely
          upon any certificate, notice,
          demand or other communication
          (whether by cable, telegram, telex
          or otherwise), believed by it to be
          genuine and to have been signed or
          sent by the proper Person or
          Persons, and upon advice of legal
          counsel selected by the Letter of
          Credit Agent (and no such reliance
          or failure shall place the Letter
          of Credit Agent under any liability
          to the Company or any Participant
          Bank or limit or otherwise affect
          the Company's or any Participant
          Bank's obligations under this
          Agreement); (3) any action,
          inaction or omission on the part of
          the Letter of Credit Agent under or
          in connection with any Letter of
          Credit or the related instruments
          or documents, if in good faith and
          in conformity with such laws,
          regulations or customs as the
          Letter of Credit Agent may
          reasonably deem to be applicable,
          shall be binding upon the Company
          and each Participant Bank (and
          shall not place the Letter of
          Credit Agent under any liability to
          the Company or any Participant Bank
          or limit or otherwise affect the
          Company's or any Participant Bank's
          obligations under this Agreement);

          and (4) notwithstanding any change
          or modification in any Letter of
          Credit or any instruments or
          documents called for thereunder,
          including waiver of noncompliance
          of any such instruments or
          documents with the terms of any
          Letter of Credit, this Agreement
          shall be binding on the Company
          with regard to such Letter of
          Credit as so changed or modified,
          and to any action taken by the
          Letter of Credit Agent relative
          hereto.

                      (ix)   __
                             No

          ____________________________
          Responsibility for Use; etc.

          Without affecting any rights that
          any of the Bank Parties may have
          under applicable law (including
          under the UCP), the Company agrees
          that no Indemnified Party shall be
          liable or responsible for, and the
          obligations of the Company to the
          Banks and the Letter of Credit
          Agent hereunder shall not in any
          manner be affected by: (1) the use
          which may be made of any Letter of
          Credit or the proceeds thereof by
          the beneficiary or any other
          Person; (2) the validity,
          sufficiency or genuineness of
          documents other than the Letter of
          Credit, or of any endorsements
          thereon, even if such documents
          should, in fact, prove to be in any
          or all respects, invalid,
          insufficient, fraudulent or forged
          or any statement therein proves to
          be untrue or inaccurate in any
          respect whatsoever; or (3) any
          other circumstances whatsoever in
          making or failing to make payment
          under any Letter of Credit, except
          that the Company shall have a claim
          against the Letter of Credit Agent,
          and the Letter of Credit Agent
          shall be liable to the Company, to
          the extent, but only to the extent,
          of any direct, as opposed to
          consequential, damages suffered by
          the Company which the Company
          proves are caused by the Letter of
          Credit Agent's willful misconduct
          or gross negligence in determining
          whether documents presented under
          any Letter of Credit complied with
          the terms of such Letter of Credit
          or the Letter of Credit Agent's
          willful failure to pay under such
          Letter of Credit after the
          presentation to it of documents
          strictly complying with the terms
          and conditions of such Letter of
          Credit.  In furtherance and not in
          limitation of the foregoing, the
          Letter of Credit Agent may accept
          documents that appear on their face
          to be in order, without
          responsibility of further
          investigation.

                      (x)  _________________
                           Notice of Desired

          _________
          Extension.  The Company shall

          notify the Letter of Credit Agent
          of any Letter of Credit that it
          wishes to be extended, at least 30
          days prior to (but not more than 60
          days prior to) any date by which
          such Letter of Credit Agent is
          required to notify any beneficiary
          of any Letter of Credit that such
          Letter of Credit shall terminate,
          if in the absence of such a
          notification to such beneficiary
          the term of such Letter of Credit
          would automatically be extended.

            2.4  ______________________
                 Changes of Commitments.


                 (a)  The aggregate amount
          of the Commitments shall be
          automatically reduced to zero on
          the Commitment Termination Date.

                 (b)  The Company shall have
          the right to terminate or reduce
          the aggregate unused amount of the
          Commitments at any time or from
          time to time upon not less than
          three Business Days prior notice to
          the Administrative Agent (which
          shall promptly notify the Banks) of
          each such termination or reduction,
          which notice shall specify the
          effective date thereof and the
          amount of any such reduction (which
          shall be $5,000,000 or any higher
          integral multiple of $1,000,000)
          and shall be irrevocable and
          effective only upon receipt by the
          Administrative Agent, provided that
          (i) after giving effect to each
          such reduction, the aggregate
          amount of the Commitments shall be
          at least equal to the sum of the
          aggregate outstanding principal
          amount of the Loans and the
          aggregate outstanding amount of
          Letters of Credit Liabilities; (ii)
          no such termination of the
          Commitments may be effected while
          any Loans are outstanding; and
          (iii) no such termination may be
          effected while any Letters of
          Credit are outstanding unless
          concurrently with notice of such
          termination the Company shall pay
          the Administrative Agent an amount
          in immediately available funds
          equal to the aggregate Letter of
          Credit Liabilities with respect to
          all such Letters of Credit ____
                                     plus any

          accrued fees payable under Section
          2.5 hereof ____
                     plus (without

          duplication) any letter of credit
          fees payable thereafter with
          respect to such Letters of Credit.
           Any amount so paid to the
          Administrative Agent shall be
          deposited in a cash collateral
          account and invested, reinvested
          and used and applied by the
          Administrative Agent as a
          Collateral Account pursuant to
          Section 9.2 hereof.  No Bank's
          participation in any such Letter of
          Credit shall be affected by the
          termination of its Commitment in
          such circumstances.

                 (c)  The Commitments once
          terminated or reduced may not be
          reinstated.

                 (d)  The Company may, by
          giving written notice to the
          Administrative Agent not less than
          90 nor more than 120 days prior to
          the date occurring one year prior
          to the then Commitment Termination
          Date, request that the Commitment
          Termination Date, be extended for
          one year (provided that not more
          than one such one-year extension
          shall be permitted hereunder).
          Each Bank may, in its sole
          discretion, agree to such extension
          or reject such extension (and the
          failure of a Bank to respond to
          such request within 60 days shall
          be deemed to signify that such Bank
          has rejected such request).  In the
          case of any Bank that agrees to
          such extension, but not any Bank
          not agreeing to such extension, the
          Commitment Termination Date shall
          be the date one year after the
          Commitment Termination Date
          previously in effect, so long as
          Banks holding Commitments in an
          aggregate amount equal to at least
          two-thirds of the total Commitments
          at such time have agreed to such
          extension.

            2.5  ____
                 Fees.


                 (a)  The Company shall pay
          to the Administrative Agent for
          account of each Bank a commitment
          fee on the daily unused amount of
          such Bank's Commitment for the
          period from and including the date
          of this Agreement to but not
          including the earlier of the date
          such Commitment is terminated or
          the Commitment Termination Date, at
          a daily rate equal to 1/360th of
          the Applicable Commitment Rate as
          in effect on each such day.
          Accrued commitment fees payable
          under the preceding sentence shall
          be payable on each Quarterly
          Payment Date and on the earlier of
          the date the Commitments are
          terminated or the Commitment
          Termination Date.

                 (b)  The Company shall pay
          to the Administrative Agent for the
          account of each Bank a letter of
          credit fee on such Bank's
          Percentage of the outstanding
          amount of each Standby Letter of
          Credit during the period from and
          including the date such Letter of
          Credit is issued to and including
          the date such Letter of Credit is
          fully drawn, terminated or expires,
          at a daily rate equal to 1/360th of
          the Applicable Letter of Credit
          Rate in effect on each day in such
          period.  Accrued letter of credit
          fees in respect of Standby Letters
          of Credit shall be payable in
          arrears on each Quarterly Payment
          Date and on the earlier of the date
          the Commitments are terminated or
          on the Commitment Termination Date.
           The Company shall pay to the
          Administrative Agent for the
          account of each Bank, pro rata
          according to their respective
          Percentages, in advance on the date
          of issuance of each Letter of
          Credit that is not a Standby Letter
          of Credit, a letter of credit fee
          equal to the face amount of such
          Letter of Credit, times the
          Applicable Letter of Credit Rate in
          effect on such date of issuance,
          times the stated term of such
          Letter of Credit (expressed in
          days), divided by 360.

                 (c)  The Company agrees to
          pay an annual fee to the
          Administrative Agent for its own
          account and a Letter of Credit
          fronting fee to the Letter of
          Credit Agent for its own account,
          each in the amounts specified in a
          letter agreement of even date
          herewith between the Company, the
          Administrative Agent and the Letter
          of Credit Agent.

                 (d)  The Company shall also
          pay to each Bank, on the Closing
          Date, the front-end participation
          fee which has previously been
          agreed upon by the Company and such
          Bank.

            2.6  _______________
                 Lending Offices.  The Loans

          of each type made by each Bank
          shall be made and maintained at
          such Bank's Applicable Lending
          Office for Loans of such type.

            2.7  ____________________
                 Several Obligations;

          ____________________
          Remedies Independent.  The failure

          of any Bank to make any Loan to be
          made by it on the date specified
          therefor shall not relieve any
          other Bank of its obligation to
          make its Loan on such date, but
          neither any Bank nor the
          Administrative Agent shall be
          responsible for the failure of any
          other Bank to make a Loan to be
          made by such other Bank.  The
          amounts payable to each Bank by the
          Company at any time hereunder or
          under the Note of such Bank shall
          be a separate and independent debt
          and each Bank shall be entitled to
          protect and enforce its rights
          arising out of this Agreement and
          its Note, and it shall not be
          necessary for any other Bank or the
          Administrative Agent to consent to,
          or be joined as an additional party
          in, any proceedings for such
          purposes.

            2.8  _____
                 Notes.


                 (a)  The Loans made by each
          Bank shall be evidenced by a single
          promissory note of the Company in
          substantially the form of Exhibit A
          hereto, dated the date of the
          delivery of such Note to the
          Administrative Agent under this
          Agreement, payable to such Bank in
          a principal amount equal to the
          amount of its Commitment as
          originally in effect and otherwise
          duly completed.  The date, amount,
          type, interest rate and maturity
          date of each Loan made by each Bank
          to the Company, and each payment
          made on account of the principal
          thereof, shall be recorded by such
          Bank on its books and, prior to any
          transfer of such Note held by it,
          endorsed by such Bank on the
          schedule attached to such Note or
          any continuation thereof.  Any
          failure to make any such
          endorsement shall not affect the
          Company's obligations under any
          Note.

                 (b)  No Bank shall be
          entitled to have its Note
          subdivided, by exchange for
          promissory notes of lesser
          denominations or otherwise, except
          in connection with a permitted
          assignment of all or any portion of
          such Bank's Commitment, Loans and
          Note  pursuant to Section 11.6(c)
          hereof.

            2.9  _____________________
                 Voluntary Prepayments.  The

          Company may prepay Base Rate Loans
          upon prior notice to the
          Administrative Agent (which shall
          promptly notify the Banks), which
          notice shall be given not later
          than 10:00 a.m. (Dallas time) on
          the day of such prepayment and
          shall specify the prepayment date
          (which shall be a Business Day) and
          the amount of the prepayment (which
          shall be $1,000,000 or a higher
          integral multiple of $1,000,000)
          and shall be irrevocable and
          effective only upon receipt by the

          Administrative Agent, provided that
          interest on the principal prepaid,
          accrued to the prepayment date,
          shall be paid on the prepayment
          date.  The Company may not prepay
          any Fixed Rate Loans pursuant to
          this Section 2.9 (provided that
          this sentence shall not affect the
          Company's obligation to prepay
          Loans pursuant to Section 2.10 or
          the obligations of the Company
          pursuant to Section 9 hereof).

            2.10    _________
                    Clean-ups.


                 (a)  _________________
                      Cash in Excess of

          ___________
          $25,000,000.  If at any time the

          Company and the Consolidated
          Subsidiaries have cash (or cash
          equivalents, including Temporary
          Cash Investments) in excess of
          $25,000,000, the Company will
          within three Business Days
          thereafter apply such excess to
          reduce the aggregate outstanding
          principal amount of the Loans
          (until such amount has been reduced
          to zero).

                 (b)  _______________
                      Annual Clean-up.  The

          Company will from time to time
          prepay the Loans in such amounts
          (or not borrow Loans hereunder) as
          shall be necessary so that, for a
          period of at least 30 consecutive
          days at any time during the 12-
          month period commencing on the
          Closing Date and during each 12-
          month period commencing on an
          anniversary of the Closing Date,
          the aggregate outstanding principal
          amount of the Loans shall be zero.

                 (c)  ___________________
                      Intermittent Clean-

          ___
          ups.  If Cumulative Adjusted

          Liquidity Capacity is less than
          zero as of the end of any calendar
          month (e.g., February 28), the
          Company will either (i) cause
          Cumulative Adjusted Capacity to
          exceed zero at the end of the next
          following month (e.g., March 31),
          or (ii) reduce the aggregate
          outstanding principal amount of the
          Loans to zero by the third Business
          Day following the end of the next
          following month (e.g., April 3).
          In such event, the Letter of Credit
          Agent may, at its option, and
          shall, upon request by the Majority
          Banks, by notice to the Company
          also require the Company to pay to
          the Letter of Credit Agent for the
          ratable account of itself and the
          Participant Banks, and there shall
          be immediately due and payable
          hereunder in immediately available
          funds, an amount (in this
          subsection called the
          "LC Liquidated Fund") equal to the
          maximum amount which might be drawn
          on all Letters of Credit then
          issued and outstanding (in this
          subsection called the "Outstanding
          Letters of Credit").  Such payment
          shall represent liquidated damages
          resulting from Cumulative Adjusted
          Liquidity Capacity being less than
          zero at a time when there are
          Outstanding Letters of Credit,
          shall not represent a penalty, and
          when made shall thereby discharge
          the Company from its obligation to
          make Reimbursement Payments to the
          Letter of Credit Agent and the
          Participant Banks under Section
          2.3(b)(v) hereof for any future
          payments made by the Letter of
          Credit Agent or the Participant
          Banks under Outstanding Letters of
          Credit.  All of the LC Liquidated
          Fund shall be retained by the
          Letter of Credit Agent for its own
          benefit and the benefit of the
          Participant Banks and applied, as
          Outstanding Letters of Credit are
          drawn upon, to pay or provide
          payment for the obligations of the
          Letter of Credit Agent and the
          Participant Banks with respect to
          such Letters of Credit and such
          drawings.  Pending such
          applications, all of the
          LC Liquidated Fund shall be
          invested by the Letter of Credit
          Agent (in its own name, but for the
          benefit of itself and the
          Participant Banks) in interest
          bearing time deposits with
          NationsBank with terms of three
          months or less (freely withdrawable
          with no penalty other than the
          forfeiture of interest), and all
          interest paid thereon shall be
          considered part of the
          LC Liquidated Fund.  Three months
          after the full and final
          termination of all obligations of
          the Letter of Credit Agent and the
          Participant Banks with respect to
          all Outstanding Letters of Credit,
          the Letter of Credit Agent shall
          pay to the Company as an adjustment
          to the LC Liquidated Fund an amount
          equal to (i) the full amount of the
          LC Liquidated Fund minus (ii) all
          amounts drawn under the Outstanding
          Letters of Credit which were the
          basis for the LC Liquidated Fund on
          or prior to the date of such
          adjustment, provided, however, that
          if (1) any Obligations are then due
          and owing and unpaid, the Letter of
          Credit Agent shall instead deliver
          such remaining LC Liquidated Fund
          to the Administrative Agent to be
          applied to such Obligations
          pursuant to Section 4.1 hereof, and
          (2) any Event of Default then
          exists and funds are required to be
          paid to the Administrative Agent
          under Section 9.2 hereof, the
          Letter of Credit Agent shall
          instead deliver such remaining LC
          Liquidated Fund to the
          Administrative Agent to be dealt
          with as provided in Section 9.2
          hereof.

                 (d)  _____________
                      Miscellaneous.

          Notwithstanding that any clean-up
          or other payment may be required
          under this Section 2.10, the
          Company shall pay all amounts
          required under Section 5 of this
          Agreement which result from any
          such clean-up or other payment.  No
          such clean-up or other payment
          shall have the effect of
          terminating or reducing the
          Commitments of the Banks or any
          fees payable hereunder to the Bank
          Parties.

            SECTION 3.  ___________
                        Payments of

          ______________________
          Principal and Interest.


            3.1  __________________
                 Repayment of Loans.  The

          Company will pay to the
          Administrative Agent for the
          account of each Bank the principal
          of each Loan made by such Bank, and
          each Loan shall mature, on the last
          day of the Interest Period
          therefor.

            3.2  ________
                 Interest.  The Company will

          pay to the Administrative Agent for
          the account of each Bank interest
          on the unpaid principal amount of
          each Loan made by such Bank for the
          period from and including the date
          of such Loan to but excluding the
          date such Loan shall be paid in
          full, at the following rates per
          annum:

                 (a)  if such Loan is a Base
          Rate Loan, the Base Rate (as in
          effect from time to time); and

                 (b)  if such Loan is a
          Fixed Rate Loan, the Fixed Rate for
          such Loan for the Interest Period
          therefor plus the Applicable
          Margin.

            Notwithstanding the foregoing,
          the Company will pay to the
          Administrative Agent for the
          account of each Bank interest at
          the applicable Post-Default Rate on
          any principal of any Loan made by
          such Bank, and (to the fullest
          extent permitted by law) on any
          other amount payable by the Company
          under this Agreement or under the
          Note held by such Bank to or for
          account of such Bank, which shall
          not be paid in full when due
          (whether at stated maturity, by
          acceleration or otherwise), for the
          period from and including the due
          date thereof to but excluding the
          date the same is paid in full.
          Accrued interest on each Loan shall
          be payable on the last day of the
          Interest Period therefor and, if
          such Interest Period is longer than
          90 days (in the case of a CD Loan)
          or three months (in the case of a
          Eurodollar Loan), at 90-day or
          three-month intervals,
          respectively, following the first
          day of such Interest Period, except
          that interest payable at the Post-
          Default Rate shall be payable from
          time to time on demand and interest
          on any Fixed Rate Loan that is
          converted into a Base Rate Loan
          (pursuant to Section 5.4 hereof)
          shall be payable on the date of
          conversion (but only to the extent
          so converted).  Promptly after the
          determination of any interest rate
          provided for herein or any change
          therein, the Administrative Agent
          shall give notice thereof to the
          Banks to which such interest is
          payable and the Company.

            SECTION 4.  __________________
                        Payments; Pro Rata

          ____________________________
          Treatment; Computations; Etc.


            4.1  ________
                 Payments.


                 (a)  Except to the extent
          otherwise provided herein, all
          payments of principal, interest and
          other amounts to be made by the
          Company under this Agreement and
          the Notes shall be made in Dollars,
          in immediately available funds,
          without deduction, set-off or
          counterclaim, to the Administrative
          Agent at an account (as from time
          to time specified by the
          Administrative Agent) maintained by
          the Administrative Agent at its
          Principal Office, not later than
          noon Dallas time on the date on
          which such payment shall become due
          (each such payment made after such
          time on such due date to be deemed
          to have been made on the next
          succeeding Business Day), provided
          that, if a new Loan is to be made
          by any Bank on a date the Company
          is to repay any principal of an
          outstanding Loan of such Bank, such
          Bank shall apply the proceeds of
          such new Loan to the payment of the
          principal to be repaid and only an
          amount equal to the excess of the
          principal to be borrowed over the
          principal to be repaid shall be
          made available by such Bank to the
          Administrative Agent as provided in
          Section 2.2 hereof or only an
          amount equal to the excess of the
          principal to be repaid over the
          principal to be borrowed shall be
          paid by the Company to the
          Administrative Agent pursuant to
          this Section 4.1(a), as the case
          may be.

                 (b)  Any Bank for whose
          account any such payment is to be
          made may (but shall not be
          obligated to) debit the amount of
          any such payment which is not made
          by such time to any ordinary
          deposit account of the Company with
          such Bank (with notice to the
          Company).

                 (c)  The Company shall, at
          the time of making each payment
          under this Agreement or any Note,
          specify to the Administrative Agent
          the Loans or other amounts payable
          by the Company hereunder to which
          such payment is to be applied (and
          in the event that it fails to so
          specify, or if an Event of Default
          has occurred and is continuing, the
          Administrative Agent may distribute
          such payment to the Banks in such
          manner as it or the Majority Banks
          may determine to be appropriate,
          subject to Section 4.2 hereof).

                 (d)  Each payment received
          by the Administrative Agent under
          this Agreement or any Note for
          account of a Bank shall be paid
          promptly to such Bank, in
          immediately available funds, for
          account of such Bank's Applicable
          Lending Office for the Loan in
          respect of which such payment is
          made.  Each payment received by the
          Letter of Credit Agent hereunder
          for the account of a Bank shall be
          paid promptly to such Bank (with
          prompt notice to such Bank of such
          payment), in immediately available
          funds, for the account of such
          Bank's Lending Office for the
          Letter of Credit in respect of
          which payment is made.

                 (e)  If the due date of any
          payment under this Agreement or any
          Note would otherwise fall on a day
          which is not a Business Day such
          date shall be extended to the next
          succeeding Business Day and
          interest shall be payable for any
          principal so extended for the
          period of such extension.

            4.2  __________________
                 Pro Rata Treatment.  Except

          to the extent otherwise provided
          herein: (a) each borrowing from the
          Banks under Section 2.1 hereof
          shall be made from the Banks, each
          payment of commitment fee under
          Section 2.5 hereof shall be made
          for the account of the Banks, and
          each termination or reduction of
          the amount of the Commitments under
          Section 2.4 hereof shall be applied
          to the Commitments of the Banks,
          pro rata according to the amounts
          of their respective Commitments;
          (b) each payment of principal of
          Loans by the Company shall be made
          for the account of the Banks pro
          rata in accordance with the
          respective unpaid principal amounts
          of the Loans held by the Banks; (c)
          each payment of interest on Loans
          by the Company shall be made for
          the account of the Banks pro rata
          in accordance with the amounts of
          interest on Loans due and payable
          to the respective Banks; and (d)
          each payment of letter of credit
          fees under Section 2.5 hereof
          (other than fees to be retained by
          the Letter of Credit Agent for its
          own account pursuant to such
          Section 2.5) shall be made to the
          Administrative Agent for the
          account of the Banks pro rata
          according to their respective
          Percentages.

            4.3    ____________
                   Computations.  Interest

          on Fixed Rate Loans, commitment
          fees and Letter of Credit fees
          shall be computed on the basis of a
          year of 360 days and actual days
          elapsed (including the first day
          but excluding the last day)
          occurring in the period for which
          payable and interest on Base Rate
          Loans shall be computed on the
          basis of a year of 365 or 366 days,
          as the case may be, and actual days
          elapsed (including the first day
          but excluding the last day)
          occurring in the period for which
          payable.

            4.4  ___________________________
                 Non-Receipt of Funds by the

          ____________________
          Administrative Agent.  Unless the

          Administrative Agent shall have
          been notified by a Bank or the
          Company (in this section called the
          "_____
           Payor") prior to the date on which

          the Payor is to make payment to the
          Administrative Agent of (in the
          case of a Bank) the proceeds of a
          Loan to be made by it hereunder or
          a payment to be made by it pursuant
          to Section 2.3(a) hereof or (in the
          case of the Company) a payment to
          the Administrative Agent for
          account of one or more of the Banks
          hereunder (such payment being in
          this section called the "________
                                   Required

          _______
          Payment"), which notice shall be

          effective upon receipt, that the
          Payor does not intend to make the
          Required Payment to the
          Administrative Agent, the
          Administrative Agent may assume
          that the Required Payment has been
          made and may, in reliance upon such
          assumption (but shall not be
          required to), make the amount
          thereof available to the intended
          recipients on such date and, if the
          Payor has not in fact made the
          Required Payment to the
          Administrative Agent, the
          recipients of such payment shall,
          on demand, repay to the
          Administrative Agent the amount so
          made available together with
          interest thereon in respect of each
          day during the period commencing on
          the date such amount was so made
          available by the Administrative
          Agent until the date the
          Administrative Agent recovers such
          amount at a rate per annum equal to
          the Federal Funds Rate for such day
          and, if such recipient(s) shall
          fail promptly to make such payment,
          the Administrative Agent shall be
          entitled to recover such amount, on
          demand, from the Payor, together
          with interest as aforesaid.

            4.5  ________________________
                 Sharing of Payments, Etc.


                 (a)  The Company agrees
          that, in addition to (and without
          limitation of) any right of set-
          off, banker's lien or counterclaim
          a Bank may otherwise have, each
          Bank shall be entitled, at its
          option, to offset balances held by
          it for the account of the Company
          at any of its offices, in Dollars
          or any other currency, against any
          principal of or interest on any of
          such Bank's Loans, or any other
          amount payable to such Bank
          hereunder, which is not paid when
          due (regardless of whether balances
          are then due to the Company), in
          which case it shall promptly notify
          the Company and the Administrative
          Agent thereof, provided that such
          Bank's failure to give such notice
          shall not affect the validity
          thereof.

                 (b)  If any Bank shall
          obtain payment of any Loan or
          Reimbursement Obligation due and
          owing to it, or any interest
          thereon, through the exercise of
          any right of set-off, lien or
          counterclaim or similar right or
          otherwise, and, as a result of such
          payment, such Bank shall have
          received a greater percentage of
          the Loans or Reimbursement
          Obligations or interest thereon
          then due and owing by the Company
          to such Bank than the percentage
          received by any other Banks, it
          shall promptly purchase from such
          other Banks participations in (or,
          if and to the extent specified by
          such Bank, direct interests in) the
          Loans or Reimbursement Obligations
          held by such other Banks or in the
          interest thereon (as the case may
          be) in such amounts, and make such
          other adjustments from time to time
          as shall be equitable, to the end
          that all the Banks shall share the
          benefit of such excess payment (net
          of any expenses which may be
          incurred by such Bank in obtaining
          or preserving such excess payment)
          pro rata in accordance with the
          unpaid Loans or Reimbursement
          Obligations or interest held by
          each of the Banks or interest
          thereon (as the case may be).  To
          such end all the Banks shall make
          appropriate adjustments among
          themselves (by the resale of
          participations sold or otherwise)
          if such payment is rescinded or
          must otherwise be restored.

                 (c)  The Company agrees
          that any Bank so purchasing a
          participation (or direct interest)
          in the Loans made, or Reimbursement
          Obligations held, by other Banks
          (or in interest due thereon, as the
          case may be) may exercise all
          rights of setoff, banker's lien,
          counterclaim or similar rights with
          respect to such participation as
          fully as if such Bank were a direct
          holder of Loans and Reimbursement
          Obligations in the amount of such
          participation.  The provisions of
          Section 11.6(c) and (d) hereof
          shall not apply to participations
          and direct interests purchased
          pursuant to this Section 4.5.

                 (d)  Nothing contained
          herein shall require any Bank to
          exercise any such right or shall
          affect the right of any Bank to
          exercise, and retain the benefits
          of exercising, any such right with
          respect to any other indebtedness
          or obligation of the Company.

                 (e)  If, under any
          applicable bankruptcy, insolvency
          or other similar law, any Bank
          receives a secured claim in lieu of
          a set-off to which this Section 4.5
          applies, such Bank shall, to the
          extent practicable, exercise its
          rights in respect of such secured
          claim in a manner consistent with
          the rights of the Banks entitled
          under this Section 4.5 to share in
          the benefits of any recovery on
          such secured claim.

            SECTION 5    ________________
                         Yield Protection

          ______________
          and Illegality.


            5.1  ________________
                 Additional Costs.


                 (a)  The Company shall pay
          directly to each Bank from time to
          time such amounts as such Bank may
          determine to be necessary to
          compensate it for any costs which
          such Bank determines are
          attributable to its making or
          maintaining of any Fixed Rate Loans
          or its obligation to make any Fixed
          Rate Loans hereunder, or any
          reduction in any amount receivable
          by such Bank hereunder in respect
          of any of such Loans or such
          obligation (such increases in costs
          and reductions in amounts
          receivable being herein called
          _________________
          "Additional Costs"), resulting from

          any Regulatory Change which:

                      (i)  changes the basis
          of taxation of any amounts payable
          to such Bank under this Agreement
          or its Note in respect of any of
          such Loans (other than taxes
          imposed on or measured by the
          overall net income of such Bank or
          of its Applicable Lending Office
          for any of such Loans by the
          jurisdiction in which such Bank has
          its principal office or such
          Applicable Lending Office); or

                      (ii) imposes or
          modifies any reserve, special
          deposit or similar requirements
          (other than the Reserve Requirement
          utilized in the determination of
          the Fixed Rate for CD Loans or, in
          the case of any Bank for any period
          as to which the Company is required
          to pay any amount under paragraph
          (e) below, the reserves against
          "Eurocurrency liabilities" under
          Regulation D therein referred to)
          relating to any extensions of
          credit or other assets of, or any
          deposits with or other liabilities
          of, such Bank (including any of
          such Loans or any deposits referred
          to in the definition herein of
          "Fixed Base Rate"), or any
          commitment of such Bank (including
          the Commitment of such Bank
          hereunder); or

                       (iii)  imposes any
          other condition affecting this
          Agreement or its Note (or any of
          such extensions of credit or
          liabilities) or Commitment.

            If any Bank requests
          compensation from the Company under
          this Section 5.1(a), the Company
          may, by notice to such Bank (with a
          copy to the Administrative Agent),
          suspend the obligation of such Bank
          to make additional Loans of the
          type with respect to which such
          compensation is requested until the
          Regulatory Change giving rise to
          such request ceases to be in effect
          (in which case the provisions of
          Section 5.4 hereof shall be
          applicable).

                 (b)  Without limiting the
          effect of the provisions of Section
          5.1(a) hereof, in the event that,
          by reason of any Regulatory Change,
          any Bank either (i) incurs
          Additional Costs based on or
          measured by the excess above a
          specified level of the amount of a
          category of deposits or other
          liabilities of such Bank which
          includes deposits by reference to
          which the interest rate on
          Eurodollar Loans or CD Loans is
          determined as provided in this
          Agreement or a category of
          extensions of credit or other
          assets of such Bank which includes
          Eurodollar Loans or CD Loans or
          (ii) becomes subject to
          restrictions on the amount of such
          a category of liabilities or assets
          which it may hold, then, if such
          Bank so elects by notice to the
          Company (with a copy to the
          Administrative Agent), the
          obligation of such Bank to make
          additional Loans of such type
          hereunder shall be suspended until
          such Regulatory Change ceases to be
          in effect (in which case the
          provisions of Section 5.4 hereof
          shall be applicable).

                 (c)  Without limiting the
          effect of the foregoing provisions
          of this Section 5.1 (but without
          duplication), the Company shall pay
          directly to each Bank from time to
          time on request such amounts as
          such Bank may determine to be
          necessary to compensate such Bank
          (or, without duplication, the bank
          holding company of which such Bank
          is a subsidiary) for any costs
          which it determines are
          attributable to the maintenance by
          such Bank (or any Applicable
          Lending Office or such bank holding
          company), pursuant to any law or
          regulation or any interpretation,
          directive or request (whether or
          not having the force of law) of any
          court or governmental or monetary
          authority following any Regulatory
          Change, or pursuant to any risk-
          based capital guideline or other
          requirement (whether or not having
          the force of law and whether or not
          the failure to comply therewith
          would be unlawful) issued after the
          date hereof by any government or
          governmental or supervisory
          authority, including any
          implementation at the Federal level
          of the Basle Accord (including the
          Final Risk-Based Capital Guidelines
          of the Board of Governors of the
          Federal Reserve System (12 CFR Part
          208, Appendix A; 12 CFR Part 225,
          Appendix A) and the Final Risk-
          Based Capital Guidelines of the
          Office of the Comptroller of the
          Currency (12 CFR Part 3, Appendix
          A), of capital in respect of its
          Commitment, Loans or obligations to
          issue Letters of Credit or acquire
          participations hereunder (such
          compensation to include, without
          limitation, an amount equal to any
          reduction of the rate of return on
          assets or equity of such Bank (or
          any Applicable Lending Office or
          such bank holding company) to a
          level below that which such Bank
          (or any Applicable Lending Office
          or such bank holding company) could
          have achieved but for such law,
          regulation, interpretation,
          directive or request).  For the
          purposes of this Section 5.1(c),
          "____________
           Basle Accord" shall mean the

          proposals for a risk-based capital
          framework described by the Basle
          Committee on Banking Regulations
          and Supervisory Practices in its
          paper entitled "International
          Convergence of Capital Measurement
          and Capital Standards" dated July
          1988, as modified and supplemented
          and in effect from time to time.

                 (d)  Each Bank will notify
          the Company of any event occurring
          after the date of this Agreement
          that will entitle such Bank to
          compensation under paragraph (a) or
          (c) of this Section 5.1 as promptly
          as practicable, but in any event
          within 45 days, after such Bank
          obtains actual knowledge thereof;
          provided that (i) if any Bank fails
          to give such notice within 45 days
          after it obtains actual knowledge
          of such an event, such Bank shall,
          with respect to compensation
          payable pursuant to this Section
          5.1 in respect of any costs
          resulting from such event, only be
          entitled to payment under this
          Section 5.1 for costs incurred from
          and after the date 45 days prior to
          the date that such Bank does give
          such notice; and (ii) each Bank
          will designate a different
          Applicable Lending Office for the
          Loans of such Bank affected by such
          event if such designation will
          avoid the need for, or reduce the
          amount of, such compensation and
          will not, in the sole opinion of
          such Bank, be disadvantageous to
          such Bank, except that such Bank
          shall have no obligation to
          designate an Applicable Lending

          Office located in the United States
          of America.  Each Bank will furnish
          to the Company a certificate
          setting forth the basis and amount
          of each request by such Bank for
          compensation under paragraph (a) or
          (c) of this Section 5.1.
          Determinations and allocating by
          any Bank for purposes of this
          Section 5.1 of the effect of any
          Regulatory Change pursuant to
          Section 5.1(a) or (b) hereof, or of
          the effect of capital maintained
          pursuant to Section 5.1(c) hereof,
          on its costs or rate of return of
          maintaining Loans or its obligation
          to make Loans, or on amounts
          receivable by it in respect of
          Loans, and of the amounts required
          to compensate such Bank under this
          Section 5.1, shall be conclusive,
          provided that such determinations
          and allocations are made on a
          reasonable basis.

                 (e)  Without limiting the
          effect of the foregoing, the
          Company shall pay to the
          Administrative Agent for account of
          each Bank on the last day of each
          Interest Period so long as such
          Bank is maintaining reserves
          against "Eurocurrency liabilities"
          under Regulation D (or, unless the
          provisions of paragraph (b) above
          are applicable, so long as such
          Bank is, by reason of any
          Regulatory Change, maintaining
          reserves against any other category
          of liabilities which includes
          deposits by reference to which the
          interest rate on Eurodollar Loans
          is determined as provided in this
          Agreement or against any category
          of extensions of credit or other
          assets of such Bank which includes
          any Eurodollar Loans) an additional
          amount (determined by such Bank and
          notified to the Company through the
          Administrative Agent) equal to the
          product of the following for each
          Eurodollar Loan for each day during
          such Interest Period:

                      (i)  the principal
          amount of such Eurodollar Loan
          outstanding on such day; times

                      (ii)  the remainder of
          (1) a fraction the numerator of
          which is the rate (expressed as a
          decimal) at which interest accrues
          on such Eurodollar Loan for such
          Interest Period as provided in this
          Agreement (less the Applicable
          Margin) and the denominator of
          which is one _____
                       minus the effective

          rate (expressed as a decimal) at
          which such reserve requirements are
          imposed on such Bank on such day
          _____
          minus (2) such numerator; times

                      (iii)   1/360.

            5.2  ______________________
                 Limitation on Types of

          _____
          Loans.  Anything herein to the

          contrary notwithstanding, if, on or
          prior to the determination of any
          Fixed Base Rate for any Interest
          Period:

                 (a)  the Administrative
          Agent determines (which
          determination shall be conclusive)
          that quotations of interest rates
          for the relevant deposits referred
          to in the definition herein of
          "Fixed Base Rate" are not being
          provided in the relevant amounts or
          for the relevant maturities for
          purposes of determining rates of
          interest for any type of Fixed Rate
          Loans as provided herein; or

                 (b)  the Majority Banks
          determine, which determination
          shall be conclusive, and notify the
          Administrative Agent that the
          relevant rates of interest referred
          to in the definition herein of
          "Fixed Base Rate" upon the basis of
          which the rate of interest for
          either Eurodollar Loans or CD Loans
          for such Interest Period is to be
          determined are not likely
          adequately to cover the cost to
          such Banks of making or maintaining
          such type of Loans;

            then the Administrative Agent
          shall give the Company and each
          Bank prompt notice thereof, and so
          long as such condition remains in
          effect, the Banks (or such quoting
          Bank) shall be under no obligation
          to make additional Loans of such
          type.

              5.3  __________
                   Illegality.

          Notwithstanding any other provision
          of this Agreement, in the event
          that it becomes unlawful for any
          Bank or its Applicable Lending
          Office to honor its obligation to
          make or maintain Eurodollar Loans
          hereunder, then such Bank shall
          promptly notify the Company thereof
          (with a copy to the Administrative
          Agent) and such Bank's obligation
          to make such Loans shall be
          suspended until such time as such
          Bank may again make and maintain
          such Loans (in which case the
          provisions of Section 5.4 hereof
          shall be applicable with respect to
          Eurodollar Loans).

            5.4  _____________________
                 Treatment of Affected

          _____
          Loans.  If the obligation of any

          Bank to make either type of Fixed
          Rate Loans shall be suspended
          pursuant to Section 5.1 or 5.3
          hereof (Loans of such type being in
          this section called "________
                               Affected

          _____
          Loans" and such type being in this

          section called the "________
                              Affected

          ____
          Type"), then, until such Bank

          notifies the Company (with a copy
          to the Administrative Agent) that
          the circumstances which gave rise
          to such suspension no longer exist
          (which such Bank agrees to do
          promptly upon such circumstances
          ceasing to exist) all Loans which
          would otherwise be made by such
          Bank as Loans of the Affected Type
          shall be made instead as Base Rate
          Loans, and, if an event referred to
          in Section 5.1(b) or 5.3 hereof has
          occurred and such Bank so requests
          by notice to the Company with a
          copy to the Administrative Agent,
          all Affected Loans of such Bank
          then outstanding shall be
          automatically converted into Base
          Rate Loans on the date specified by
          such Bank in such notice and, to
          the extent that Affected Loans are
          so made (or converted), all
          payments of principal which would
          otherwise be applied to such Bank's
          Affected Loans shall be applied
          instead to such Loans.

            5.5   ____________
                  Compensation.  The Company

          shall pay to the Administrative
          Agent for account of each Bank,
          upon the request of such Bank
          through the Administrative Agent,
          such amount or amounts as shall be
          sufficient (in the reasonable
          opinion of such Bank) to compensate
          it for any loss, cost or expense
          which such Bank determines is
          attributable to:

                 (a)  any payment, clean-up,
          or conversion of a Fixed Rate Loan
          made by such Bank for any reason
          (including the acceleration of the
          Loans pursuant to Section 9 hereof)
          on a date other than the last day
          of the Interest Period for such
          Loan; or

                 (b)  any failure by the
          Company for any reason (including
          the failure of any of the
          conditions precedent specified in
          Section 6 hereof to be satisfied)
          to borrow a Fixed Rate Loan from
          such Bank on the date for such
          borrowing specified in the relevant
          notice of borrowing given pursuant
          to Section 2.2 hereof.

            Without limiting the effect of
          the preceding sentence, such
          compensation shall include an
          amount equal to the excess, if any,
          of (i) the amount of interest which
          otherwise would have accrued on the
          principal amount so paid or
          converted or not borrowed for the
          period from the date of such
          payment, conversion or failure to
          borrow to the last day of the
          Interest Period for such Loan (or,
          in the case of a failure to borrow,
          the Interest Period for such Loan
          which would have commenced on the
          date specified for such borrowing)
          at the applicable rate of interest
          for such Loan provided for herein
          over (ii) the interest component of
          the amount such Bank would have bid
          in the London interbank market (if
          such Loan is a Eurodollar Loan) or
          the United States secondary
          certificate of deposit market (if
          such Loan is a CD Loan) for Dollar
          deposits of leading banks in
          amounts comparable to such
          principal amount and with
          maturities comparable to such
          period (the calculations in this
          clause (ii) being reasonably
          determined by such Bank).

            5.6  ___________________________
                 Additional Costs in Respect

          ____________________
          of Letters of Credit.  If as a

          result of any Regulatory Change
          there shall be imposed, modified or
          deemed applicable any tax, reserve,
          special deposit, deposit insurance
          assessment or similar requirement
          against or with respect to or
          measured by reference to Letters of
          Credit (or participations in
          Letters of Credit) and the result
          shall be to increase the cost to
          any Bank of issuing or maintaining
          any Letter of Credit or acquiring
          or maintaining any participation in
          any Letter of Credit hereunder or
          maintaining its obligation
          hereunder to issue, or to acquire a
          participation in, any Letter of

          Credit hereunder or reduce any
          amount receivable by such Bank
          hereunder in respect of any Letter
          of Credit or participation (which
          increase in cost, or reduction in
          amount receivable, shall be the
          result of such Bank's reasonable
          allocation of the aggregate of such
          increases or reductions resulting
          from such event), then, upon demand
          by such Bank, the Company agrees to
          pay immediately to such Bank, from
          time to time as specified by such
          Bank, such additional amounts as
          shall be sufficient to compensate
          such Bank for such increased costs
          or reductions in amount.  A
          statement as to such increased
          costs or reductions in amount
          incurred by any such Bank,
          submitted by such Bank to the
          Company in good faith, shall be
          conclusive as to the amount thereof
          absent manifest error.

            5.7  ______________
                 No Duplication.  There

          shall be no duplication in amounts
          payable pursuant to Section 5.1
          through Section 5.6 hereof.

            SECTION 6.  __________
                        Conditions

          _________
          Precedent.


            6.1 _____________________
                 Initial Extension of

          ______
          Credit.  The obligation of each

          Bank to make its initial Loan
          hereunder and the obligation of the
          Letter of Credit Agent to issue the
          initial Letter of Credit hereunder
          is subject to the receipt by the
          Administrative Agent of the
          following documents, each of which
          shall be satisfactory to the
          Administrative Agent in form and
          substance:

                 (a)  ________________
                      Corporate Action.  A

          copy, certified by the appropriate
          Maryland official, of the Company's
          articles or certificate of
          incorporation, and copies,
          certified by the Company's
          Secretary or Assistant Secretary,
          of the Company's by-laws and of
          resolutions of the Board of
          Directors (or Executive Committee
          of the Board of Directors) of the
          Company authorizing the execution
          and delivery of this Agreement, the
          Notes, and the Letter of Credit
          Documents and the consummation of
          the transactions contemplated
          hereby and thereby.

                 (b)  __________
                      Incumbency.  A

          certificate of the Company's
          Secretary or Assistant Secretary in
          respect of each of the officers of
          the Company (i) who is authorized
          to sign Loan Documents on its
          behalf and (ii) who will, until
          replaced by another officer or
          officers duly authorized for that
          purpose, act as its representative
          for the purposes of signing
          documents and giving notices and
          other communications in connection
          with this Agreement and the
          transactions contemplated hereby
          (and the Administrative Agent and
          each Bank may conclusively rely on
          such certificate until it receives
          notice in writing from the Company
          to the contrary).

                 (c)  __________
                      Compliance

          ___________
          Certificate.  A certificate of a

          senior officer of the Company to
          the effect set forth in the first
          sentence of Section 6.2 hereof.

                 (d)  _____________________
                      Opinion of Counsel to

          ___________
          the Company.  An opinion of Messrs.

          McGuire, Woods, Battle & Boothe,
          L.L.P., counsel to the Company,
          substantially in the form of
          Exhibit C hereto.

                 (e)  _____________________
                      Opinion of Counsel to

          _________
          the Banks.  An opinion of Messrs.

          Donovan Leisure Newton & Irvine,
          special New York counsel to the
          Administrative Agent, substantially
          in the form of Exhibit D hereto.

                 (f)  _____
                      Notes.  The Notes,

          duly completed and executed.

                 (g)  __________________
                      Initial Letters of

          ______
          Credit.  A list of each Letter of

          Credit which the Company desires to
          be issued on the Closing Date,
          including the desired beneficiary,
          amount and expiry date of each,
          together with a Credit Certificate
          and any Letter of Credit Documents
          required by the Letter of Credit
          Agent in connection therewith.

                 (h)  _____________
                      Process Agent.  A

          letter from the Process Agent
          accepting its appointment pursuant
          to Section 11.10 hereof.

                 (i)  _______________
                      Other Documents.  Such

          other documents relating to the
          transactions contemplated hereby as
          the Administrative Agent or any
          Bank may reasonably request.

            The Company shall deliver, or
          cause to be delivered, to the
          Administrative Agent sufficient
          copies of each document to be
          received by the Administrative
          Agent under this Section 6 to
          permit the Administrative Agent to
          distribute a copy of each such
          document to each Bank.

            6.2  ______________________
                 Initial and Subsequent

          ____________________
          Extensions of Credit.  The

          obligation of each Bank to make any
          Loan hereunder and the obligation
          of the Letter of Credit Agent to
          issue any Letter of Credit
          hereunder (including the initial
          Extension of Credit) is subject to
          the further conditions precedent
          that, both immediately prior to
          such Extension of Credit and also
          after giving effect thereto:

                 (a)  no Default shall have
          occurred and be continuing (unless
          the same shall have been waived in
          accordance with Section 11.4
          hereof);

                 (b)  if such Extension of
          Credit consists of Loans, the
          conditions set out in Section 2.1
          hereof have been satisfied, and, if
          such Extension of Credit consists
          of a Letter of Credit, the
          conditions set out in Section 2.3
          hereof have been satisfied;

                 (c)  unless such Extension
          of Credit consists of Loans that
          will not result in an increase in
          the aggregate principal amount of
          the Loans outstanding hereunder (in
          which case the condition in this
          clause (c) shall not apply), the
          representations and warranties made
          by the Company in Section 7 hereof
          (other than, in the case of an
          Extension of Credit that is not the
          initial Extension of Credit,
          Sections 7.3, 7.11(b) and 7.16
          hereof) shall be true on and as of
          the date of the making of such
          Extension of Credit with the same
          force and effect as if made on and
          (unless such representation
          specifically states that it is made
          as of an earlier date) as of such
          date;

                 (d)  unless such Extension
          of Credit consists of Loans that
          will not result in an increase in
          the aggregate principal amount of
          the Loans outstanding hereunder (in
          which case the condition in this
          clause (d) shall not apply), since
          December 31, 1994, there shall have
          been no material adverse change in
          the Company's Consolidated
          financial condition, operations,
          business or prospects from that set
          forth in the financial statements
          identified in Section 7.2 hereof as
          at such date.

            Each notice requesting an
          Extension of Credit hereunder by
          the Company hereunder shall be
          deemed to constitute a
          representation by the Company to
          the effect set forth in clauses
          (a), (b), (c) and (d) of the
          preceding sentence both as of the
          date of such notice and, unless the
          Company otherwise notifies the
          Administrative Agent, as of the
          date of such Extension of Credit.

            SECTION 7.  ___________________
                        Representations and

          __________
          Warranties.  The Company represents

          and warrants to the Banks that:

            7.1  ___________________
                 Corporate Existence.  Each

          of the Company and its
          Subsidiaries: (a) is a corporation
          duly organized and, validly
          existing under the laws of the
          jurisdiction of its incorporation;
          (b) has all requisite corporate
          power, and has all material
          governmental licenses,
          authorizations, consents and
          approvals necessary to own its
          assets and carry on its business as
          now being or as proposed to be
          conducted; and (c) is qualified to
          do business in all jurisdictions in
          which the nature of the business
          conducted by it makes such
          qualification necessary and where
          failure so to qualify would have a
          material adverse effect on the
          Consolidated financial condition,
          operations, business or prospects
          taken as a whole of the Company and
          the Consolidated Subsidiaries.

            7.2  ___________________
                 Financial Condition.  The

          consolidated balance sheets of the
          Company and the Consolidated
          Subsidiaries as at December 31,
          1994 and the related consolidated
          statements of operations, of
          changes in stockholders' equity and
          of cash flows of the Company and
          the Consolidated Subsidiaries for
          the fiscal year ended on such date,
          with the opinion thereon of Ernst &
          Young LLP, and the unaudited
          consolidated balance sheets of the
          Company and the Consolidated
          Subsidiaries as at June 30, 1995,
          and the related consolidated
          statements of operations and of
          cash flows of the Company and the
          Consolidated Subsidiaries for the
          six-month period ended on such
          date, heretofore furnished to each
          of the Banks, are complete and
          correct and fairly present the
          consolidated financial condition of
          the Company and the Consolidated
          Subsidiaries as at such dates and
          the consolidated results, as the
          case may be, of their operations
          for the fiscal year and six-month
          period ended on such dates
          (subject, in the case of such
          financial statements as at June 30,
          1995, to normal year-end audit
          adjustments), all in accordance
          with generally accepted accounting
          principles and practices applied on
          a consistent basis.  Neither the
          Company nor any of its Subsidiaries
          had on such dates any material
          contingent liabilities, material
          unusual forward or long-term
          commitments or material unrealized
          or anticipated losses from any
          unfavorable commitments, except as
          referred to or reflected or
          provided for in such balance sheets
          or as disclosed in footnotes to
          such financial statements.  Since

          December 31, 1994, there has been
          no material adverse change in the
          Consolidated financial condition,
          operations, business or prospects
          taken as a whole of the Company and
          the Consolidated Subsidiaries from
          that set forth in such financial
          statements as at such date.

            7.3  __________
                 Litigation.  Except as

          disclosed to the Banks in the
          Disclosure Letter, there are no
          legal or arbitral proceedings or
          any proceedings by or before any
          governmental or regulatory
          authority or agency, now pending or
          (to the knowledge of the Company)
          threatened against the Company or
          any of its Subsidiaries in which
          there is a reasonable possibility
          of an adverse decision which would
          materially and adversely affect the
          Consolidated financial condition,
          operations, business or prospects
          taken as a whole of the Company and
          the Consolidated Subsidiaries.

            7.4  _________
                 No Breach.  None of the

          execution and delivery of the Loan
          Documents, the consummation of the
          transactions hereby and thereby
          contemplated, and compliance with
          the terms and provisions hereof and
          thereof will conflict with or
          result in a breach of, or require
          any consent under, the charter or
          by-laws of the Company, or any
          applicable law or regulation, or
          any order, writ, injunction or
          decree of any court or governmental
          authority or agency, or any
          agreement or instrument to which
          the Company or any of its
          Subsidiaries is a party or by which
          any of them is bound or to which
          any of them is subject, or
          constitute a default under any such
          agreement or instrument, or result
          in the creation or imposition of
          any Lien upon any of the revenues
          or assets of the Company or any of
          its Subsidiaries pursuant to the
          terms of any such agreement or
          instrument.

            7.5  ________________
                 Corporate Action.  The

          Company has all necessary corporate
          power and authority to execute,
          deliver and perform its obligations
          under the Loan Documents; the
          execution, delivery and performance
          by the Company of the Loan
          Documents have been duly authorized
          by all necessary corporate action
          on its part; and this Agreement has
          been duly and validly executed and
          delivered by the Company and
          constitutes, and each of the Notes
          and the other Loan Documents when
          executed and delivered for value
          will constitute, its legal, valid
          and binding obligation, enforceable
          in accordance with their respective
          terms.

            7.6  _________
                 Approvals.  No

          authorizations, approvals or
          consents of, and no filings or
          registrations with, any
          governmental or regulatory
          authority or agency are necessary
          for the execution, delivery or
          performance by the Company of the
          Loan Documents or for the validity
          or enforceability hereof and
          thereof.

            7.7  _______________
                 Use of Proceeds.  The

          Company will use the proceeds of
          the Extensions of Credit for
          working capital and general
          corporate purposes (including the
          payment of Indebtedness under the
          Existing Agreement).  Neither the
          Company nor any of its Subsidiaries
          is engaged principally, or as one
          of its important activities, in the
          business of extending credit for
          the purpose, whether immediate,
          incidental or ultimate, of buying
          or carrying Margin Stock and no
          part of the proceeds of any Loan
          hereunder will be used to buy or
          carry any Margin Stock or to extend
          credit for such purposes.

            7.8  _____
                 ERISA.  The Company and the

          ERISA Affiliates have fulfilled
          their respective obligations under
          the minimum funding standards of
          ERISA and the Code with respect to
          each Plan, are in compliance in all
          material respects with the
          presently applicable provisions of
          ERISA and the Code, and have not
          incurred any liability to the PBGC
          (other than for premiums that are
          not past due) or to any Plan or
          Multiemployer Plan (other than to
          make contributions in the ordinary
          course of business).

            7.9  _____
                 Taxes.  United States

          Federal income tax returns of the
          Company and its Subsidiaries have
          been examined and closed through
          the fiscal year of the Company
          ended December 31, 1987. The
          Company and its Subsidiaries have
          filed all United States Federal
          income tax returns and all other
          material tax returns which are
          required to be filed by them and
          have paid all taxes due pursuant to
          such returns or pursuant to any
          assessment received by the Company
          or any of its Subsidiaries, except
          for any such assessments being
          contested reasonably and in good
          faith and for which adequate
          reserves have been set aside.  The
          charges, accruals and reserves on
          the books of the Company and its
          Subsidiaries in respect of taxes
          and other governmental charges are,
          in the opinion of the Company,
          adequate.

            7.10  ______________________
                  Investment Company Act.

          Neither the Company nor any of its
          Subsidiaries is an "investment
          company", or a company "controlled"
          by an "investment company", within
          the meaning of the Investment
          Company Act of 1940, as amended.

            7.11  ________________________
                  Environmental Conditions.

           Except as disclosed in the
          Disclosure Letter:

                 (a)  to the best of
          Company's knowledge (after due
          inquiry), the Company and each of
          its Subsidiaries have obtained all
          Environmental Permits which are
          required under all Environmental
          Laws, except to the extent that
          failure to have any such
          Environmental Permit would not have
          a material adverse effect on the
          consolidated financial condition,
          operations, business or prospects
          of the Company and its Subsidiaries
          taken as a whole; and the Company
          and each of its Subsidiaries are in
          compliance with the terms and
          conditions of all such
          Environmental Permits and all
          Environmental Laws, except to the
          extent failure to be in compliance
          would not have a material adverse
          effect on the consolidated
          financial condition, operations,
          business or prospects of the
          Company and its Subsidiaries taken
          as a whole.

                 (b)  no notice,
          notification, demand, request for
          information, citation, summons or
          order has been issued, no complaint
          has been filed, no penalty has been
          assessed, and, to the best of the
          Company's knowledge (after due
          inquiry) no investigation or review
          is pending or threatened by any
          governmental or other entity with
          respect to any alleged failure by
          the Company or any of its
          Subsidiaries to have any
          Environmental Permit required in
          connection with the conduct of the
          business of the Company or any of
          its Subsidiaries or with respect to
          failure by the Company or any of
          its Subsidiaries to comply with any
          Environmental Law, except to the
          extent that the Company reasonably
          anticipates that such failure would
          not have a material adverse effect
          on the consolidated financial
          condition, operations, business or
          prospects taken as a whole of the
          Company and its Subsidiaries; and

                 (c)  to the best of the
          Company's knowledge (after due
          inquiry) neither the Company nor
          any of its Subsidiaries has stored,
          treated, disposed of, or otherwise
          handled any Hazardous Waste, other
          than as a generator, on any
          property now or previously owned or
          leased by the Company or any of its
          Subsidiaries in violation of any
          Environmental Permit or
          Environmental Law, except to the
          extent that the Company reasonably
          anticipates that such violation
          would not have a material adverse
          effect on the consolidated
          financial condition, operations,
          business or prospects taken as a
          whole of the Company and its
          Subsidiaries; and

                 (d)  to the best of the
          Company's knowledge (after due
          inquiry) no Hazardous Waste
          generated by the Company or any of
          its Subsidiaries has been recycled,
          treated, stored, disposed of, or
          resulted in an Environmental
          Release by the Company or any of
          its Subsidiaries at any location
          (other than those listed in the
          Environmental Disclosure Letter) in
          violation of any Environmental
          Permit or Environmental Law, except
          to the extent that the Company
          reasonably anticipates that any
          such violations would not have a
          material adverse effect on the
          consolidated financial condition,
          operations, business or prospects
          taken as a whole of the Company and
          its Subsidiaries; and

                 (e)  no notice has been
          provided to the Company or any of
          its Subsidiaries that the Company
          or any of its Subsidiaries has
          transported or arranged for the
          transportation of any Hazardous
          Waste to any location which is
          listed on the National Priorities
          List under the Comprehensive
          Environmental Response,
          Compensation and Liability Act of
          1980, as amended ("______
                             CERCLA"), listed

          for possible inclusion on the
          National Priorities List by the
          Environmental Protection Agency in
          its Comprehensive Environmental
          Response, Compensation and
          Liability Information System List
          ("_______
            CERCLIS") or on any similar state

          list or, to the best of the
          Company's knowledge (after due
          inquiry), which is the subject of
          federal, state or local enforcement
          actions or other investigations
          which may lead to claims against
          the Company or any of its
          Subsidiaries for clean-up costs,
          remedial work, damages to natural
          resources or for personal injury
          claims, including, but not limited
          to, claims under CERCLA, except to
          the extent that the Company
          reasonably anticipates that the
          same would not have a material
          adverse effect on the consolidated
          financial condition, operations,
          business or prospects taken as a
          whole of the Company and its
          Subsidiaries; and

                 (f)  no oral or written
          notification of an Environmental
          Release of a Hazardous Waste has
          been filed by or on behalf of the
          Company or any of its Subsidiaries
          with any governmental authority,
          and no notice has been provided to
          the Company or its Subsidiaries
          that any property now or previously
          owned or leased by the Company or
          any of its Subsidiaries is listed
          or proposed for listing on the
          National Priority list promulgated
          pursuant to CERCLA, on CERCLIS or
          on any similar state list of sites
          requiring investigation or clean-up
          as a result of any Environmental
          Conditions on such property caused
          in whole or in part by the Company
          or any of its Subsidiaries, except
          to the extent that such notice of
          an Environmental Release or notice
          of listing relates to matters which
          the Company reasonably anticipates
          would not have a material adverse
          effect on the consolidated
          financial condition, operations,
          business or prospects taken as a
          whole of the Company and its
          Subsidiaries; and

                 (g)  to the best of the
          Company's knowledge, there are no
          Liens arising under or pursuant to
          any Environmental Laws on any of
          the real property or properties now
          owned or leased by the Company or
          any of its Subsidiaries, and no
          government actions have been taken
          or are in process which could
          subject any of such properties to
          such Liens and neither the Company
          nor any of its Subsidiaries would
          be required to place any notice or
          restriction relating to the
          presence of Hazardous Materials at
          any property owned by it in any
          deed to such property, except to
          the extent that the Company
          reasonably anticipates that the
          same would not have a material
          adverse effect on the consolidated
          financial condition, operations,
          business or prospects taken as a
          whole of the Company and its
          Subsidiaries.

            7.12  ____________
                  Indebtedness.  Schedule 2

          hereto is a complete and correct
          list, as of August 31, 1995, of all
          Indebtedness of $100,000 or more
          existing under credit agreements,
          indentures, purchase agreements,
          guaranties, Capitalized Lease
          Obligations and other agreements,
          arrangements and instruments
          presently in effect providing for
          or relating to extensions of credit
          (including agreements and
          arrangements for the issuance of
          letters of credit or for acceptance
          financing) in respect of which the

          Company or any of its Subsidiaries
          is in any manner directly or
          contingently obligated; and the
          maximum principal or face amounts
          of the credit in question,
          outstanding and which may be
          outstanding, are correctly stated
          in, and all Liens of any nature
          given or agreed to be given as
          security therefor are correctly
          described in, such Schedule 2.  The
          amounts of such Indebtedness have
          not changed materially since August
          31, 1995.

            7.13  _____________________
                  Operation of Business.

          Each of the Company and its
          Subsidiaries possesses all
          licenses, permits, franchises,
          patents, copyrights, trademarks and
          trade names, or rights thereto,
          necessary to conduct its business
          substantially as now conducted and
          as presently proposed to be
          conducted, and neither the Company
          nor any of its Subsidiaries is in
          violation of any material valid
          rights of others with respect to
          any of the foregoing.

            7.14  __________________________
                  No Defaults on Outstanding

          ___________________
          Judgments or Orders.  Neither the

          Company nor any of its Subsidiaries
          is in default with respect to any
          judgment, writ, injunction, decree,
          rule or regulation of any court,
          arbitrator or governmental or
          regulatory agency or authority,
          which default could reasonably be
          expected to have a material adverse
          effect on the Consolidated
          financial condition, operations,
          business or prospects taken as a
          whole of the Company and the
          Consolidated Subsidiaries.

            7.15  _______________________
                  No Defaults under Other

          _______________
          Agreements, Etc.  Neither the

          Company nor any of its Subsidiaries
          is a party to any indenture, loan
          or credit agreement or any lease or
          other agreement or instrument or
          subject to any charter or corporate
          restriction which could reasonably
          be expected to have a material
          adverse effect on the Consolidated
          financial condition, operations,
          business or prospects taken as a
          whole of the Company and the
          Consolidated Subsidiaries, or on
          the ability of the Company to
          perform or observe any of its
          obligations under the Loan
          Documents.  Neither the Company nor
          any of its Subsidiaries is in
          default in any material respect in
          the performance or observance of
          any of the obligations, covenants
          or conditions contained in any
          agreement or instrument material to
          its business to which it is a
          party.

            7.16  __________________________
                  Labor Disputes and Acts of

          ___
          God.  Except as disclosed to the

          Banks in the Disclosure Letter,
          neither the business nor the
          properties of the Company or of any
          of its Subsidiaries has been
          affected by any fire, explosion,
          accident, strike, lockout or other
          labor dispute, drought, storm,
          hail, earthquake, embargo, act of
          God or of the public enemy or other
          casualty (whether or not covered by
          insurance), which materially and
          adversely affects the Consolidated
          financial condition, properties or
          operations (taken as a whole) of
          the Company and the Consolidated
          Subsidiaries.

            7.17  _________________
                  Subsidiaries, Etc.  Set

          forth in Schedule 3 hereto is a
          complete and correct list, as of
          the date of this Agreement, of all
          Subsidiaries of the Company (and
          the respective jurisdiction of
          incorporation of each such
          Subsidiary) and of all Investments
          (other than Temporary Cash
          Investments) held by the Company or
          any of its Subsidiaries in any
          joint venture or other Person.
          Except as disclosed in Schedule 3
          hereto, as of the date of this
          Agreement, the Company owns, free
          and clear of Liens, all outstanding
          shares of such Subsidiaries (and
          each such Subsidiary owns, free and
          clear of Liens, all outstanding
          shares of its Subsidiaries) and all
          such shares are validly issued,
          fully paid and non-assessable and
          the Company (or the respective
          Subsidiary) also owns, free and
          clear of Liens, all such
          Investments.

            SECTION 8.  ________________
                        Covenants of the

          _______
          Company.


            The Company agrees that, unless
          the Majority Banks otherwise
          consent, until the termination of
          this Agreement as provided in
          Section 11.7:

            8.1  ________________________
                 Maintenance of Existence.

          The Company shall preserve and
          maintain, and cause each of its
          Subsidiaries to preserve and
          maintain, its corporate existence
          and good standing in the
          jurisdiction of its incorporation,
          and qualify and remain qualified,
          and cause each such Subsidiary to
          qualify and remain qualified, as a
          foreign corporation in each
          jurisdiction in which such
          qualification is required provided
          that nothing in this Section 8.1
          shall prevent the abandonment or
          termination of the corporate
          existence, rights and franchises of
          any Subsidiary if, in the opinion
          of the Company, such abandonment or
          termination is in the best
          interests of the Company and does
          not in any material respect
          adversely affect the Banks.

            8.2  ___________________
                 Conduct of Business.  The

          Company shall continue, either
          directly or indirectly through its
          Subsidiaries, to engage in an
          efficient and economical manner in
          the businesses of the same general
          type as conducted by it on the
          Closing Date.

            8.3  _________________________
                 Maintenance of Properties.

           The Company shall maintain, keep
          and preserve, and cause each of its
          Subsidiaries to maintain, keep and
          preserve, all of its properties
          (tangible and intangible) necessary
          or useful in the proper conduct of
          its business in good working order
          and condition, ordinary wear and
          tear excepted.

            8.4  ______________________
                 Maintenance of Records.

          The Company shall keep, and cause
          each of its Subsidiaries to keep,
          adequate records and books of
          account, in which complete entries
          will be made in accordance with
          GAAP consistently applied,
          reflecting all financial
          transactions of the Company and its
          Subsidiaries.

            8.5  ________________________
                 Maintenance of Insurance.

          The Company shall maintain, and
          cause each of its Subsidiaries to
          maintain, insurance with
          financially sound and reputable
          insurance companies or associations
          in such amounts and covering such
          risks as are usually carried by
          companies engaged in the same or a
          similar business and similarly
          situated, which insurance may
          provide for reasonable deductibles
          from the coverage thereof.

            8.6  ________________________
                 Compliance with Laws and

          __________
          Agreements.  The Company shall

          comply, and cause each of its
          Subsidiaries to comply, in all
          respects with all applicable laws,
          rules, regulations, and orders

          (including all applicable
          Environmental Laws), such
          compliance to include, without
          limitation, paying before the same
          become delinquent all taxes,
          assessments and governmental
          charges imposed upon it or upon its
          property except as to such taxes,
          assessments and governmental
          charges as are being contested in
          good faith.  Each of the Company
          and its Subsidiaries will perform
          all of its obligations under the
          Loan Documents and all material
          obligations it is required to
          perform under the terms of each
          indenture, mortgage, deed of trust,
          security agreement, lease,
          franchise, agreement, contract or
          other instrument or obligation to
          which it is a party or by which it
          or any of its properties is bound.

            8.7  ___________________
                 Right of Inspection.  The

          Company shall, at any reasonable
          time and from time to time, permit
          the Administrative Agent or any
          Bank or any agent or representative
          thereof to examine and make copies
          of any abstracts from the records
          and books of account, and visit the
          properties of, the Company and any
          of its Subsidiaries, and to discuss
          the affairs, finances and accounts
          of the Company or any of its
          Subsidiaries with any of their
          respective officers and directors
          and independent accountants.

            8.8  ______________________
                 Reporting Requirements.

          The Company shall furnish directly
          to each of the Banks:

                 (a)  ________________
                      Annual Financial

          __________
          Statements.  As soon as available

          and in any event within 90 days
          after the end of each fiscal year
          of the Company, the Company's
          Consolidated balance sheet as of
          the end of such fiscal year and the
          Company's Consolidated statements
          of operations, changes in
          stockholders' equity and cash flows
          for such fiscal year, all in
          reasonable detail and stating in
          comparative form the respective
          Consolidated figures for the
          corresponding date and period in
          the prior fiscal year, and
          accompanied by an opinion thereon
          of independent certified public
          accountants of recognized national
          standing, which opinion shall state
          that such financial statements
          fairly present the financial
          condition, results of operations,
          and cash flows of the Company and
          the Consolidated Subsidiaries for
          such fiscal year.

                 (b)  ___________________
                      Quarterly Financial

          __________
          Statements.  As soon as available

          and in any event within 45 days
          after the end of each fiscal
          quarter of the Company, the
          Company's quarterly Consolidated
          balance sheets as at the end of the
          immediately preceding fiscal
          quarter and the Company's
          Consolidated statements of
          operations and of cash flows for
          the portion of the fiscal year
          ended with the last day of such
          fiscal quarter, all in reasonable
          detail and certified by a senior
          financial officer of the Company
          (subject to year-end audit
          adjustments).  To the extent that
          any Unconsolidated Subsidiaries
          exist during any such fiscal
          quarter, the Company will with such
          quarterly Consolidated financial
          statements provide a separate
          balance sheet as of the same date,
          and separate statements of
          operations and of cash flows for
          the same period, for each
          Unrestricted Subsidiary.

                 (c)  ___________________
                      Accountants' Report.

          Simultaneously with the delivery of
          the annual financial statements
          referred to in Section 8.8(a)
          hereof, (i) a certificate of the
          independent public accountants who
          audited such statements to the
          effect that, in making the
          examination necessary for the audit
          of such statements, they have
          obtained no knowledge of any
          Default, or if such accountants
          shall have obtained knowledge of
          any such Default, specifying in
          such certificate each such Default
          of which they have knowledge and
          the nature and status thereof, and
          (ii) a calculation in reasonable
          detail of the financial ratios
          required to be maintained by the
          Company pursuant to this Section 8
          and pursuant to Section 9.1(l)
          hereof as of the last day of the
          immediately preceding fiscal year.

                 (d)  ________________
                      Calculations and

          _______________________________
          Reports of Financial Compliance.

          On or before:

                      (i)  the last day of
          each calendar month (or if such day
          is not a Business Day, on the next
          succeeding Business Day), a
          certificate of a senior financial
          officer of the Company that the
          Company was in Financial Compliance
          on the last day of the immediately
          preceding calendar month (or
          specifying how the Company was not
          in Financial Compliance), and

                      (ii)  the last day of
          each January, April, July, and
          October (or if such day is not a
          Business Day, on the next
          succeeding Business Day),
          calculations in reasonable detail
          showing that the Company was in
          Financial Compliance on the last
          day of each month in the
          immediately preceding fiscal
          quarter (or specifying how the
          Company was not in Financial
          Compliance), certified by a senior
          financial officer of the Company,
          and a certificate of such an
          officer to the effect that no
          Default has occurred and is
          continuing (or, if any Default has
          occurred and is continuing,
          describing the same in reasonable
          detail and describing the action
          that the Company has taken and
          proposes to take with respect
          thereto).

                 (e)  ____________________
                      Notice of Litigation.

           Promptly after obtaining knowledge
          thereof, notice of all actions,
          suits, and proceedings commenced
          or, to the knowledge of the
          Company, threatened, against or
          affecting the Company or any of its
          Subsidiaries before any court,
          arbitrator or governmental or
          regulatory authority or agency in
          which, individually or in the
          aggregate, there is a reasonable
          possibility of an adverse decision
          which would materially and
          adversely affect the Consolidated
          financial condition, properties or
          operations taken as a whole of the
          Company and the Consolidated
          Subsidiaries.

                 (f)  __________________
                      Notice of Defaults.

          As soon as possible and in any
          event within ten days after the
          occurrence of any Default of which
          the Company is aware or in the
          exercise of reasonable diligence
          should have been aware, a notice
          setting forth the details of such
          Default and the action which the
          Company proposes to take with
          respect thereto.

                 (g)  _____________
                      ERISA Reports.


                      (i)  Together with the
          annual financial statements
          required under Section 8.8(a), a
          schedule prepared as of the end of
          such year for all Plans, separately
          showing the funding status of each
          Plan (i.e. the amount by which such
          Plan was overfunded or the amount
          of any Unfunded Vested Liabilities
          with respect to such Plan) and the
          sum by which the aggregate Unfunded
          Vested Liabilities of the Company
          and the ERISA Affiliates with
          respect to all Plans exceeds, or is
          exceeded by, the aggregate amount
          by which all Plans are overfunded;

                      (ii)  Together with
          the annual financial statements
          required under Section 8.8(a), a
          schedule prepared as of the end of
          such year for all Multiemployer
          Plans, separately showing all
          contributions and other payments by
          the Company and its Subsidiaries
          during such year with respect to
          each Multiemployer Plan and, if
          requested by the Administrative
          Agent, the approximate amounts
          which the Company expects it and
          its Subsidiaries will pay with
          respect to each Multiemployer Plan
          during the then current fiscal
          year;

                      (iii)  Promptly after
          the receiving thereof, copies of
          all notices which the Company or
          any of its Subsidiaries receives
          from the PBGC or the U.S.
          Department of Labor under ERISA
          with respect to any Plan or any
          Multiemployer Plan and copies of
          all notices which the Company or
          any of its Subsidiaries receives
          from the sponsor of any
          Multiemployer Plan claiming or
          otherwise indicating that the
          Company or any of its Subsidiaries
          has any liability with respect to
          such Multiemployer Plan beyond the
          obligation to make normal
          contributions as specified in the
          applicable contract; and

                       (iv)   As soon as
          possible, and in any event within
          10 days after the Company or any of
          its Subsidiaries knows or has
          reason to know that (1) any
          "reportable event" (as defined in
          Section 4043 of ERISA) has occurred
          with respect to any Plan, or (2)
          any transaction prohibited under
          Section 406 of ERISA (and not
          exempted under Section 408 of
          ERISA) has occurred with respect to
          any Plan, or (3) that the PBGC or
          the Company or such Subsidiary or
          any sponsor of any Multiemployer
          Plan has instituted or will
          institute proceedings under Title
          IV of ERISA to terminate any Plan
          or any Multiemployer Plan, a
          certificate of the chief financial
          officer of the Company setting
          forth details as to such reportable
          event, prohibited transaction, or
          termination and the action, if any,
          which the Company proposes to take
          with respect thereto.

                 (h)  _____________________
                      Environmental Reports.

           Promptly after obtaining knowledge
          thereof, notice of any event or
          change in circumstances which would
          cause any of the Company's
          representations and warranties in
          Section 7.11 hereof to be incorrect
          if such representations and
          warranties were to be made as of
          the date of such occurrence and
          after giving effect thereto.

                 (i)  ________________
                      Reports to Other

          _________
          Creditors.  Promptly after the

          furnishing thereof, copies of any
          statement or report furnished to
          any Person pursuant to the terms of
          the Senior Notes Indenture or of
          any indenture, loan or credit or
          similar agreement other than this
          Agreement and not otherwise
          required to be furnished to the
          Banks pursuant to any other
          provision of this Section 8.8.

                 (j)  _____________________
                      Proxy Statements, Etc.

           Promptly after the sending or
          filing thereof, copies of all proxy
          statements, financial statements
          and reports which the Company sends
          to its stockholders, and copies of
          all regular, periodic and special
          reports, and all registration
          statements which the Company files
          with the Securities and Exchange
          Commission or any governmental
          authority which may be substituted
          therefor, or with any national
          securities exchange.

                 (k)  ___________
                      Projections.  On or

          before February 28 of each fiscal
          year, projections by the Company,
          in reasonable detail for each
          quarter in such fiscal year, of
          anticipated (i) Consolidated
          Capital Expenditures, (ii)
          throughput volumes for each of the
          Pasadena and Tyler refineries,
          (iii) operating expenses by
          operating division, and (iv)
          Consolidated administrative
          expense.

                 (l)  _________________
                      Other Information.

          Promptly, such other information
          with respect to the business,
          condition or operations (financial,
          environmental, or otherwise) of the
          Company or any of its Subsidiaries
          as any Bank Party may from time to
          time reasonably request.

            8.9  _____
                 Liens.  The Company shall

          not create, incur, assume or suffer
          to exist, or permit any of its
          Subsidiaries to create, incur,
          assume or suffer to exist, any Lien
          upon or with respect to any of its
          properties, now owned or hereafter
          acquired, except for the following:

                 (a)  Liens for taxes or
          assessments or other governmental
          charges or levies if not yet due
          and payable or, if due and payable,
          if they are being contested in good
          faith by appropriate proceedings
          and for which appropriate reserves
          are maintained.

                 (b)  Liens imposed by law,
          such as mechanic's, materialmen's,
          landlord's, warehousemen's and
          carrier's Liens, and other similar
          Liens, securing obligations
          incurred in the ordinary course of
          business which are not past due for
          more than 30 days or which are
          being contested in good faith by
          appropriate proceedings and for
          which appropriate reserves have
          been established.

                 (c)  Liens under workmen's
          compensation, unemployment
          insurance, social security or
          similar legislation.

                 (d)  Liens, deposits or
          pledges to secure the performance
          of bids, tenders, leases (to the
          extent permitted under the terms of
          this Agreement), public or
          statutory obligations, surety,
          stay, appeal, indemnity,
          performance or other similar bonds,
          or other similar obligations
          arising in the ordinary course of
          business and not constituting
          Indebtedness (other than
          Indebtedness with respect to surety
          bonds and instruments similar
          thereto which are described in
          clause (e) of the definition herein
          of "Indebtedness").

                 (e)  Judgment and other
          similar Liens arising in connection
          with court proceedings; provided
          that the execution or other
          enforcement of such Liens is
          effectively stayed and the claims
          secured thereby are being actively
          contested in good faith and by
          appropriate proceedings.

                 (f)  Easements, rights-of-
          way, restrictions and other similar
          encumbrances which, in the
          aggregate, do not materially
          interfere with the occupation, use
          and enjoyment by the Company or any
          of its Subsidiaries of the property
          or assets encumbered thereby in the
          normal course of its business or
          materially impair the value of the
          property subject thereto.

                 (g)  Liens securing
          obligations of a Restricted
          Subsidiary to the Company or
          another Restricted Subsidiary.

                 (h)  Liens in existence on
          the Closing Date and described in
          Schedule 2 but not the extension of
          any such Lien to some other
          Indebtedness or obligation.

                 (i)  Purchase Money Liens
          on any property hereafter acquired
          or constructed by the Company or
          any of its Subsidiaries.

                 (j)  Liens securing
          reimbursement obligations with
          respect to commercial letters of
          credit permitted under Section 8.10
          hereof, but only on goods being
          financed by such letters of credit
          or on title documents related
          thereto.

                 (k)  Liens granted in
          connection with the sale by the
          Company or any of its Subsidiaries
          of credit card receivables, to the
          extent and only to the extent that
          (i) such Liens burden only the
          receivables sold and are given as a
          precautionary measure in the event
          that such sales are recharacterized
          as grants of security interests,
          and (ii) the Company is in
          Financial Compliance both
          immediately before and immediately
          after the granting of such Liens.

                 (l)  Liens on assets of
          Unrestricted Subsidiaries to secure
          Nonrecourse Indebtedness.

            8.10  ____________
                  Indebtedness.  The Company

          shall not create, issue, assume,
          guarantee, or otherwise in any
          manner become directly or
          indirectly liable for or with
          respect to or otherwise incur
          (collectively, "_____
                          incur") any

          Indebtedness, and the Company shall
          not permit any of its Subsidiaries
          to incur any Indebtedness, except
          that:

                 (a)  the Company may incur
          Indebtedness to the Banks or the
          Letter of Credit Agent hereunder,
          in accordance with the terms
          hereof;

                 (b)  the Company may incur
          Indebtedness to any Person other
          than one of its Subsidiaries
          (excluding liabilities and
          obligations prohibited under
          Section 8.25 hereof), provided that
          the Company is in Financial
          Compliance both immediately before
          and immediately after such
          incurrence and further provided, if
          such Indebtedness is for Hedging
          Obligations, that such Hedging
          Obligations are Product Hedging
          Obligations or Rate Hedging
          Obligations incurred for hedging
          purposes (and not speculation) in
          order to protect the Company or a
          Restricted Subsidiary against
          fluctuations in the interest rates
          applicable to their existing or
          reasonably anticipated floating
          rate indebtedness or against
          fluctuations in the prices
          applicable to their existing or
          reasonably anticipated requirements
          (for the reasonable operations of
          the Company's two lines of
          business) of crude oil, other
          feedstocks, retail petroleum
          products, or additives thereto or
          components thereof or their
          existing or reasonably anticipated
          requirements for energy supplies.

                 (c)  the Company and the
          Restricted Subsidiaries may incur
          Indebtedness in respect of
          commercial letters of credit,
          provided that the Company is in
          Financial Compliance both
          immediately before and immediately
          after such incurrence;

                 (d)  the Company and the
          Restricted Subsidiaries may incur
          Indebtedness secured by Purchase
          Money Liens, provided that the
          Company is in Financial Compliance
          both immediately before and
          immediately after such incurrence;

                 (e)  the Company and the
          Restricted Subsidiaries may incur
          Indebtedness under Guarantees
          permitted by Section 8.11 hereof;

                 (f)  any Restricted
          Subsidiary may incur Indebtedness
          to the Company or to any other
          Restricted Subsidiary, and the
          Company may incur Indebtedness to
          any Restricted Subsidiary so long
          as the aggregate amount of such
          Indebtedness of the Company to the
          Restricted Subsidiaries does not
          exceed $15,000,000 at any one time
          outstanding; and

                 (g)  any Unrestricted
          Subsidiary may incur Nonrecourse
          Indebtedness to Persons other than
          the Company and the Restricted
          Subsidiaries.

            8.11  _______________
                  Guaranties, Etc.  The

          Company shall not assume,
          guarantee, endorse or otherwise be
          or become directly or contingently
          responsible or liable, or permit
          any of its Restricted Subsidiaries
          to assume, guarantee, endorse or
          otherwise be or become directly or
          indirectly responsible or liable
          (including by means of an agreement
          to purchase any obligation, stock,
          assets, goods or services, or to
          supply or advance any funds,
          assets, goods or services, or to
          maintain or cause any Person to
          maintain a minimum working capital
          or net worth or otherwise to assure
          the creditors of such Person
          against loss) for obligations of
          any Person (each such obligation
          herein referred to as a

          "_________
           Guarantee") other than the Company

          or a Restricted Subsidiary, except:

                 (a)  guaranties by
          endorsement of negotiable
          instruments for deposit or
          collection or similar transactions
          in the ordinary course of business;

                 (b)  a Guarantee of an
          obligation of any Person to the
          extent, but only to the extent,
          that a payment by the Company or a
          Restricted Subsidiary pursuant to
          such Guarantee shall reduce by the
          same amount any obligation of the
          Company or such Subsidiary which
          the Company or such Subsidiary is
          permitted to incur pursuant to the
          provisions of this Agreement, other
          than this Section 8.11; and

                 (c)  liabilities imposed by
          law on the Company or a Restricted
          Subsidiary for acts by Persons
          other than the Company or such
          Subsidiary.

            8.12  ____________
                  Mergers, Etc.  The Company

          shall not merge or consolidate with
          any Person, or acquire all or any
          substantial part (in one
          transaction or a series of related
          transactions) of the business or,
          except in the ordinary course of
          business, the assets of any Person,
          or permit any of its Subsidiaries
          to do so, except that: (a) any
          Restricted Subsidiary may merge
          into or transfer assets to the
          Company; (b) any Restricted
          Subsidiary may merge into or
          consolidate with or transfer assets
          to any other Restricted Subsidiary;
          and (c) the Company or any of its
          Subsidiaries may acquire the
          capital or fixed assets or business
          of any Person pursuant to an
          Investment permitted under Section
          8.13 hereof.

            8.13  ___________
                  Investments.  The Company

          shall not make, or permit any of
          its Subsidiaries to make, any
          Investments except:

                 (a)  Temporary Cash
          Investments; and

                 (b)  provided that the
          Company is in Financial Compliance
          both immediately before and
          immediately after making such
          Investments, other Permitted
          Investments.

            8.14  ______________
                  Sale of Assets.  The

          Company shall not, and shall not
          permit any of its Subsidiaries to,
          make any Asset Sale except for:

                 (a)  transfers by any
          Subsidiary of the Company of assets
          to the Company or to a Restricted
          Subsidiary;

                 (b)  the substantially
          contemporaneous exchange of assets
          for assets of the same type and of
          substantially the same value;

                 (c)  the sale of undivided
          interests of 25% or less in either
          or both of the Company's refineries
          in Pasadena and Tyler, Texas,
          provided that (i) the Company (or
          one or more of its wholly-owned
          Subsidiaries) must retain operating
          control of both such refineries
          after any such sale, (ii) the
          Company must be in Financial
          Compliance both before and
          immediately after any such sale,
          and (iii) FIFO Net Worth must
          exceed $286,000,000 immediately
          after such sale, without giving
          effect to any gain recognized upon
          such sale; and

                 (d)  Asset Sales other than
          those described in clauses (a) or
          (b) of the definition herein of
          "Asset Sales", provided that (i)
          the Company must be in Financial
          Compliance both before and
          immediately after any such Asset

          Sale and (ii) to the extent the
          proceeds of any such permitted
          Asset Sale constitute "Excess
          Proceeds" under Section 1011 of the
          Senior Notes Indenture (or would,
          if not applied to pay the Loans,
          similarly be required to be used to
          prepay or purchase other
          Indebtedness under any other
          indenture, loan agreement, note
          purchase agreement, or similar
          agreement), the Company will prepay
          the Loans (to the extent thereof)
          and permanently reduce the
          Commitments by the amount of such
          prepayment.

            The Company shall not, and shall
          not permit any of its Subsidiaries
          to, sell its or their credit card
          receivables unless the Company is
          in Financial Compliance both
          immediately before and immediately
          after such sale.

            8.15  ______________________
                  Stock of Subsidiaries,

          ___
          Etc.  The Company shall not sell or

          otherwise dispose of, or permit any
          of its Subsidiaries to sell or
          otherwise dispose of, any shares of
          capital stock of or any
          Indebtedness or other obligation of
          any of such Subsidiaries, except to
          the Company or a Restricted
          Subsidiary, or permit any such
          Subsidiary to issue any additional
          shares of its capital stock (except
          directors' qualifying shares) to
          any Person other than the Company
          or a Restricted Subsidiary.

            8.16  _________________
                  Transactions with

          __________
          Affiliates.  The Company shall not

          enter into any transaction
          (including the purchase, sale or
          exchange of property or the
          rendering of any service) with any
          Affiliate or permit any of its
          Subsidiaries to enter into any such
          transaction, except in the ordinary
          course of, and pursuant to the
          reasonable requirements of, the
          Company's or such Subsidiary's
          business and upon terms not less
          favorable to the Company or such
          Subsidiary than would obtain in a
          comparable arm's length transaction
          with a Person not an Affiliate;
          provided that the foregoing
          restrictions shall not be deemed to
          prevent (a) any Subsidiary of the
          Company (or the Company) from
          entering into any transaction with
          the Company or a Restricted
          Subsidiary on terms no less
          favorable to the Company or such
          Restricted Subsidiary than those
          that would obtain in an arm's
          length transaction, and (b) the
          Company or any Subsidiary of the
          Company from entering from time to
          time into isolated transactions
          with Affiliates (not material to
          the Company's Consolidated
          financial condition) pursuant to
          which such Affiliates are allowed
          to temporarily use assets of the
          Company and its Subsidiaries and to
          reimburse the Company and such
          Subsidiaries for the allocable
          costs thereof without any
          additional payment for profit.

            8.17  ________________
                  Line of Business.  The

          Company shall not enter into, or
          permit any of its Subsidiaries to
          enter into, any material line of
          business other than businesses of
          the same general type it is engaged
          in on the Closing Date.

            8.18  ________________________
                  Accounts Payable; Senior

          _____
          Notes.  The Company shall not

          permit accounts payable of the
          Company and its Subsidiaries to
          trade creditors for goods or
          services to age more than 60 days
          from the later of the due date
          thereof or the date of receipt of
          the invoice therefor, or permit
          other current operating liabilities
          (other than for borrowed money) to
          be more than 30 days past due;

          provided that the 60 and 30 day
          limitations referred to above shall
          not apply to accounts or operating
          liabilities which are being
          contested on a reasonable basis in
          good faith by appropriate
          proceedings.  The Company shall
          make all required payments on the
          Senior Notes when due but shall not
          make any optional prepayment or
          redemption of the Senior Notes
          unless no Default then exists and
          the Company is in Financial
          Compliance both before and after
          such optional prepayment or
          redemption.

            8.19  _______________________
                  FIFO Tangible Net North.

          The Company shall cause FIFO
          Tangible Net Worth to be at least
          $240,000,000 at the end of each
          calendar month.

            8.20  _________________
                  CFD/Capital Ratio.  The

          Company shall cause the CFD/Capital
          Ratio to be less than .45 to 1.0 at
          the end of each calendar month.

            8.21  ____________________
                  Net Adjusted Working

          _______
          Capital.  The Company shall cause

          Adjusted Current Assets to exceed
          Adjusted Liabilities by $40,000,000
          or more at the end of each calendar
          month.

            8.22  ______________________
                  Adjusted Current Ratio.

          The Company shall cause the
          Adjusted Current Ratio to equal or
          exceed 1.2 to 1.0 at the end of
          each calendar month.

            8.23  __________________________
                  Short-Term FIFO Net Income

          ______
          (Loss).  The Company shall cause

          FIFO Net Income (Loss) to be
          greater than ($20,000,000) for each
          short-term measurement period
          commencing on or after July 1, 1995
          (i.e., either to be positive or, if
          a loss, not to be a loss of more
          than $20,000,000).  As used in this
          Section 8.23, "short-term
          measurement period" means any
          period of twelve consecutive
          calendar months, provided that
          until June 30, 1996, a short-term
          measurement period shall be any
          period (from one to eleven months
          in length) beginning on July 1,
          1995 and ending on the last day of
          a calendar month prior to June 30,
          1996.

            8.24  ________________________
                  Mid-Term FIFO Net Income

          ______
          (Loss).  The Company shall cause

          FIFO Net Income (Loss) to be
          greater than ($30,000,000) for each
          mid-term measurement period
          commencing on or after July 1, 1995
          (i.e., either to be positive or, if
          a loss, not to be a loss of more
          than $30,000,000).  As used in this
          Section 8.24, "mid-term measurement
          period" means any period of twenty-
          four consecutive calendar months,
          provided that until June 30, 1997,
          a mid-term measurement period shall
          be any period (from one to twenty-
          three months in length) beginning
          on July 1, 1995 and ending on the
          last day of a calendar month prior
          to June 30, 1997.

            8.25  _________________________
                  Unrestricted Subsidiaries.

           The Company may from time to time
          form new Subsidiaries and designate
          such Subsidiaries as Unrestricted
          Subsidiaries, subject to the terms
          and provisions set out in the
          definition herein of "Unrestricted
          Subsidiary".  The Company shall not
          (and shall not allow any of its
          Subsidiaries to) make any
          Investment in an Unrestricted
          Subsidiary except for:

                 (a)  Investments which are
          contemplated in clause (c) of the
          definition herein of "Unrestricted
          Subsidiary" and which are made at
          or about the time any Subsidiary of
          the Company is designated as an
          Unrestricted Subsidiary; and

                 (b)  other capital
          contributions or loans thereafter
          made to such Unrestricted
          Subsidiary, provided that (i)
          neither the Company nor any
          Consolidated Subsidiary may make
          any advance commitment to any
          Person to make any such capital
          contribution or loan, and (ii) the
          making of such capital contribution
          or loan does not cause a Default to
          occur and the Company is in
          Financial Compliance immediately
          after such capital contribution or
          loan is made.

            Neither the Company nor any
          Restricted Subsidiary shall
          otherwise transfer assets to any
          Unrestricted Subsidiary, or have or
          incur any liability or obligation
          to or for the benefit of any
          Unrestricted Subsidiary (or to or
          for the benefit of any other Person
          in connection with any Nonrecourse
          Indebtedness of any Unrestricted
          Subsidiary, including any liability
          or obligation as a co-maker of such
          Nonrecourse Indebtedness, under any
          Guarantee thereof, or under any
          indemnity or undertaking given to
          the holder thereof, to such
          Unrestricted Subsidiary or to any
          other Person), except that the
          Company and its other Subsidiaries
          may make payments to an
          Unrestricted Subsidiary if such
          payments are made in compliance
          with Section 8.16 hereof and are
          made for goods or services received
          by the payor from such Unrestricted
          Subsidiary.  An Unrestricted
          Subsidiary can be converted by the
          Company into a Restricted
          Subsidiary if (and only if):

                 (1)  the Company gives the
          Administrative Agent at least ten
          days' advance written notice
          redesignating such Unrestricted

          Subsidiary as a Restricted
          Subsidiary, specifying the date on
          which such conversion is to occur
          and containing calculations showing
          that the Company will be in
          Financial Compliance on such date
          after giving effect to such
          conversion and to the consequent
          treatment of such Subsidiary as a
          Restricted Subsidiary and a
          Consolidated Subsidiary for the
          purposes of determining Cumulative
          Adjusted Liquidity Capacity and the
          Company's compliance with Sections
          8.18 through and including Section
          8.26 hereof,

                 (2)  the Company is in fact
          in Financial Compliance on such
          date, after giving effect to such
          conversion, and

                 (3)  no Default otherwise
          exists on such date, after giving
          effect to such conversion.

            8.26  _______________________
                  Restricted Subsidiaries.

          No Restricted Subsidiary shall
          enter into or consent to any
          agreement with any creditor which
          prohibits it, either directly or
          indirectly, from paying dividends
          or making other distributions to
          the Company without such creditor's
          consent.

            SECTION 9.    _________________
                          Events of Default.


            9.1  _________________
                 Events of Default.  If one

          or more of the following events
          (herein called "_________________
                          Events of Default")

          shall occur and be continuing (and
          shall not have been waived pursuant
          to Section 11.4 hereof):

                 (a)  The Company shall
          default in the payment when due of
          any principal of or interest on any
          Loan, Letter of Credit Liability or
          any other amount payable by it
          hereunder, and such payment shall
          not be made in full within one
          Business Day thereafter; or

                 (b)  The Company or any of
          its Subsidiaries shall default in
          the payment when due of any
          principal of or interest on any of
          its other Indebtedness aggregating
          $1,000,000 or more; or any event
          (including any "Change of Control"
          as defined in the Senior Notes
          Indenture) specified in any note,
          agreement, indenture or other
          document evidencing or relating to
          any such Indebtedness shall occur
          if the effect of such event is to
          cause, or (with the giving of any
          notice or the lapse of time or
          both) to permit the holder or
          holders of such Indebtedness (or a
          trustee or agent on behalf of such
          holder or holders) to cause, such
          Indebtedness to become due, or to
          be prepaid in full (whether by
          redemption, purchase or otherwise),
          prior to its stated maturity; or

                 (c)  Any representation,
          warranty or certification made or
          deemed made in any Loan Document
          shall prove to have been false or
          misleading in any material respect
          as of the time made or deemed made;
          or

                 (d)  The Company shall
          default in the performance of any
          of its obligations under Section
          2.10 hereof or Sections 8.8 through
          and including 8.26 hereof; or

                 (e)  The Company shall
          default in the performance of any
          of its other obligations in any
          Loan Document and such default
          shall continue unremedied for a
          period of 30 consecutive days after
          notice thereof to the Company by
          the Administrative Agent; or

                 (f)  The Company or any of
          its Subsidiaries shall admit in
          writing its inability to, or be
          generally unable to, pay its debts
          as such debts become due; or

                 (g)  The Company or any of
          its Subsidiaries shall (i) apply
          for or consent to the appointment
          of, or the taking of possession by,
          a receiver, custodian, trustee or
          liquidator of itself or of all or a
          substantial part of its property,
          (ii) make a general assignment for
          the benefit of its creditors, (iii)
          commence a voluntary case under the
          Bankruptcy Code (as now or
          hereafter in effect), (iv) file a
          petition seeking to take advantage
          of any other law relating to
          bankruptcy, insolvency,
          reorganization, winding-up,
          composition or readjustment of
          debts, (v) fail to controvert in a
          timely and appropriate manner, or
          acquiesce in writing to, any
          petition filed against it in an
          involuntary case under the
          Bankruptcy Code, or (vi) take any
          corporate action for the purpose of
          effecting any of the foregoing; or

                 (h)  A proceeding or case
          shall be commenced, without the
          application or consent of the
          Company or any of its Subsidiaries,
          in any court of competent
          jurisdiction, seeking (i) its
          liquidation, reorganization,
          dissolution or winding-up, or the
          composition or readjustment of its
          debts, (ii) the appointment of a
          trustee, receiver, custodian,
          liquidator or the like of the
          Company or such Subsidiary or of
          all or any substantial part of its
          assets, or (iii) similar relief in
          respect of the Company or such
          Subsidiary under any law relating
          to bankruptcy, insolvency,
          reorganization, winding-up, or
          composition or adjustment of debts,
          and such proceeding or case shall
          continue undismissed, or an order,
          judgment or decree approving or
          ordering any of the foregoing shall
          be entered and continue unstayed
          and in effect, for a period of 60
          or more days; or an order for
          relief against the Company or such
          Subsidiary shall be entered in an
          involuntary case under the
          Bankruptcy Code; or

                 (i)  A final judgment or
          judgments for the payment of money
          in excess of $1,000,000 in the
          aggregate shall be rendered by a
          court or courts against the Company
          or any of its Subsidiaries and the
          same shall not be discharged (or
          provision shall not be made for
          such discharge), or a stay of
          execution thereof shall not be
          procured, within 30 days from the
          date of entry thereof and the
          Company or the relevant Subsidiary
          shall not, within such period of 30
          days, or such longer period during
          which execution of the same shall
          have been stayed, appeal therefrom
          and cause the execution thereof to
          be stayed during such appeal; or

                 (j)  An event or condition
          specified in Section 8.8(g)(iii) or
          (iv) hereof shall occur or exist
          with respect to any Plan or
          Multiemployer Plan and, as a result
          of such event or condition,
          together with all other such events
          or conditions, the Company or any
          ERISA Affiliate shall incur or in
          the reasonable opinion of the
          Majority Banks shall be reasonably
          likely to incur a liability (other
          than a liability to make
          contributions in the ordinary
          course of business) to a Plan, a
          Multiemployer Plan or the PBGC (or
          any combination of the foregoing)
          which is, in the determination of
          the Majority Banks, material in
          relation to the Consolidated
          financial condition, operations,
          business or prospects taken as a
          whole of the Company and the
          Consolidated Subsidiaries; or

                 (k)  During any period of
          25 consecutive calendar months, (i)
          individuals who were directors of
          the Company on the first day of
          such period, (ii) individuals who
          were elected or nominated to
          replace directors who have retired,
          and (iii) other individuals whose
          election or nomination by the Board
          of Directors of the Company was
          approved by at least a majority of
          the Board of Directors of the
          Company who either (x) were
          directors on the first day of such
          period, (y) whose election or
          nomination was previously so
          approved, or (z) who were elected
          or nominated to replace directors
          who had retired, shall no longer
          constitute a majority of the Board
          of Directors of the Company; or

                 (l)  the aggregate Unfunded
          Vested Liabilities of the Company
          and the ERISA Affiliates with
          respect to all Plans exceed the sum
          of (i) the aggregate amounts by
          which all Plans are overfunded,
          plus (ii) $8,000,000;

            THEREUPON:  (i) in the case of
          an Event of Default other than one
          referred to in clause (g) or (h) of
          this Section 9.1 with respect to
          the Company, the Administrative
          Agent may and, upon request of the
          Majority Banks, shall, by notice to
          the Company, cancel the Commitments
          or declare any or all of the
          Obligations (including any amounts
          payable under Section 5.5 hereof)
          to be forthwith due and payable,
          whereupon such amounts shall be
          immediately due and payable without
          presentment, demand, protest,
          notice of demand or of dishonor,
          notice of intention to accelerate,
          notice of acceleration, or any
          other notice or other formalities
          of any kind, all of which are
          hereby expressly waived by the
          Company; and (ii) in the case of
          the occurrence of an Event of
          Default referred to in clause (g)
          or (h) of this Section 9.1 with
          respect to the Company, the
          Commitments shall automatically be
          canceled and all of the Obligations
          (including any amounts payable
          under Section 5.5 hereof) shall
          automatically become immediately
          due and payable without
          presentment, demand, protest,
          notice of demand or of dishonor,
          notice of intention to accelerate,
          notice of acceleration, or any
          other notice or other formalities
          of any kind, all of which are
          hereby expressly waived by the
          Company.

            9.2  _______________________
                 Cash Collateral Account.

          Without limiting its obligations
          under Section 9.1 hereof, the
          Company hereby agrees that upon the
          occurrence and during the
          continuance of any Event of Default
          it shall, upon demand by the
          Majority Banks through the
          Administrative Agent, pay (and in
          the case of any Event of Default
          specified in paragraph (g) or (h)
          of Section 9.1 hereof with respect
          to the Company, forthwith, without
          any demand or the taking of any
          other action by any of the Bank
          Parties, pay) to the Administrative
          Agent an amount in immediately
          available funds equal to the then
          aggregate undrawn face amount of
          all Letters of Credit.  All amounts
          received by the Administrative
          Agent pursuant to this Section 9.2
          (and all investments of such
          amounts and earnings therein and
          proceeds thereof) shall be held by
          the Administrative Agent in a cash
          collateral account in the name of
          the Administrative Agent entitled
          "Crown Central Petroleum Letter of
          Credit Cash Collateral Account"
          (the "__________________
                Collateral Account") as

          collateral for the prompt payment
          and performance when due of all
          Letter of Credit Liabilities, and
          following the satisfaction of all
          Letter of Credit Liabilities, as
          collateral for all other
          Obligations.  The balance in the
          Collateral Account from time to
          time (including all earnings
          thereon and proceeds thereof) shall
          be invested and reinvested by the
          Administrative Agent in the name of
          the Administrative Agent in
          Temporary Cash Investments
          (maturing not later than 15 days
          after the date acquired) as the
          Company shall from time to time
          specify to the Administrative Agent
          (failure by the Company to make any
          such specification being deemed a
          specification to make an investment
          with NationsBank of a type
          described in clause (e) of the
          definition herein of "Temporary
          Cash Investments"), and the Company
          hereby authorizes and directs the
          Administrative Agent to collect and
          receive any earnings and proceeds
          of any such obligations and to
          credit the net amount of all such
          receipts to the Collateral Account.
           If and to the extent so requested
          by the Company from time to time,
          the Administrative Agent will debit
          the Collateral Account (and
          liquidate any investments therein
          to the extent necessary) in an
          amount equal to the excess, if any,
          of the then outstanding balance in
          the Collateral Account over the
          then aggregate outstanding amount
          of Letter of Credit Liabilities,
          and pay such amount to the Company
          (by depositing the same in an
          account of the Company maintained
          with NationsBank and designated by
          the Company), provided that no such
          debit or payment shall be made if a
          Default has occurred and is
          continuing or would result
          therefrom.  When all of the
          Obligations shall have been paid in
          full and the Commitments and all
          Letter of Credit Liabilities and
          all Letters of Credit shall have
          expired or been terminated, the
          Administrative Agent shall transfer
          to the Company (by depositing the
          same in an account of the Company
          maintained with NationsBank and
          designated by the Company) the then
          outstanding balance in the
          Collateral Account.

            9.3  _________
                 Indemnity.  The Company

          agrees to indemnify each
          Indemnified Party, upon demand,
          from and against any and all
          liabilities, obligations, claims,
          losses, damages, penalties, fines,
          actions, judgments, suits,
          settlements, costs, expenses or
          disbursements (including reasonable
          fees of attorneys, accountants,
          experts and advisors) of any kind
          or nature whatsoever (in this
          section collectively called
          "liabilities and costs") which to
          any extent (in whole or in part)
          may be imposed on, incurred by, or
          asserted against such Indemnified
          Party growing out of, resulting
          from or in any other way associated
          with any of the Loan Documents and
          the transactions and events
          (including the enforcement or
          defense thereof) at any time
          associated therewith or
          contemplated therein (including any
          violation or noncompliance with any
          Environmental Laws by the Company
          or any of its Subsidiaries or any
          liabilities or duties of the
          Company or any of its Subsidiaries
          or of any Indemnified Party with
          respect to Hazardous Materials
          found in or released into the
          environment).  THE FOREGOING
          INDEMNIFICATION SHALL APPLY WHETHER
          OR NOT SUCH LIABILITIES AND COSTS
          ARE IN ANY WAY OR TO ANY EXTENT
          CAUSED, IN WHOLE OR IN PART, BY ANY
          NEGLIGENT ACT OR OMISSION OF ANY
          KIND BY ANY INDEMNIFIED PARTY,
          PROVIDED THAT NO INDEMNIFIED PARTY
          SHALL BE ENTITLED UNDER THIS
          SECTION TO RECEIVE INDEMNIFICATION
          FOR THAT PORTION, IF ANY, OF ANY
          LIABILITIES AND COSTS WHICH IS
          PROXIMATELY CAUSED BY ITS OWN
          INDIVIDUAL GROSS NEGLIGENCE OR
          WILLFUL MISCONDUCT.

            SECTION 10.  __________________
                         The Administrative

          ______________________________
          Agent and the Letter of Credit

          _____
          Agent.


            10.1  _______________________
                  Appointment, Powers and

          __________
          Immunities.  Each Bank hereby

          irrevocably appoints and authorizes
          the Administrative Agent and the
          Letter of Credit Agent to act as
          its agents hereunder and under the
          Letter of Credit Documents with
          such powers as are specifically
          delegated to each by the terms of
          this Agreement the Letter of Credit
          Documents, and the other Loan
          Documents, together with such other
          powers as are reasonably incidental
          thereto.  The "_________________
                         Administrative/LC

          ______
          Agents" (which term as used herein

          shall include the Administrative
          Agent, the Letter of Credit Agent,
          their respective Affiliates, and
          their own and their respective
          Affiliates' officers, directors,
          employees, representatives and
          agents) and the Agents (and their
          respective Affiliates and their own
          and their respective Affiliates'
          officers, directors, employees,
          representatives and agents): (a)
          shall have no duties or
          responsibilities except those
          expressly set forth in this
          Agreement and the other Loan
          Documents and shall not by reason
          of this Agreement or any of the
          other Loan Documents be or be
          deemed a fiduciary or trustee for
          any Bank; (b) shall not be
          responsible to the Banks for any
          recitals, statements,
          representations or warranties
          contained in this Agreement or any
          of the other Loan Documents, or in
          any certificate or other document
          referred to or provided for in, or
          received by any of them under, this
          Agreement or any other Loan
          Document, or for the value,
          validity, effectiveness,
          genuineness, enforceability or
          sufficiency of this Agreement, any
          other Loan Document or any other
          document referred to or provided
          for herein or for any failure by
          the Company or any other Person to
          perform any of its obligations
          hereunder or thereunder; (c) shall
          not be required to initiate or
          conduct any litigation or
          collection proceedings hereunder;
          and (d) shall not be responsible
          for any action taken or omitted to
          be taken by it hereunder or under
          any other document or instrument
          referred to or provided for herein
          or in connection herewith, except
          for its own gross negligence or
          willful misconduct.  Each of the
          Administrative Agent and the Letter
          of Credit Agent may employ agents
          and attorneys-in-fact and shall not
          be responsible for the negligence
          or misconduct of any such agents or
          attorneys-in-fact selected by it in
          good faith.  Each of the
          Administrative Agent and the Letter
          of Credit Agent may deem and treat
          each Bank as the beneficial holder
          of the Extensions of Credit made by
          it for all purposes hereof unless
          and until a written notice of the
          assignment or transfer thereof
          shall have been filed with it by
          such Bank, together with the
          written consent of the Company to
          such assignment or transfer.

            10.2  ________
                  Reliance.  The

          Administrative Agent and the Letter
          of Credit Agent shall be entitled
          to rely upon any certification,
          notice or other communication
          (including any thereof by
          telephone, telex, telegram or
          cable) believed by it to be genuine
          and correct and to have been signed
          or sent by or on behalf of the
          proper Person or Persons, and upon
          advice and statements of its legal
          counsel, independent accountants
          and other experts selected by it.
          As to any matters not expressly
          provided for by this Agreement or
          the other Loan Documents, the
          Administrative Agent and the Letter
          of Credit Agent shall in all cases
          be fully protected in acting, or in
          refraining from acting, hereunder
          in accordance with instructions
          signed by the Majority Banks, and
          such instructions of the Majority
          Banks and any action taken or
          failure to act pursuant thereto
          shall be binding on all of the
          Banks.

            10.3  ________
                  Defaults.  Neither the

          Administrative Agent nor the Letter
          of Credit Agent shall be deemed to
          have knowledge or notice of the
          occurrence of a Default (other than
          the non-payment of any obligation
          to the extent the same is required
          to be paid to it for the account of
          the Banks) unless it has received
          notice from a Bank or the Company
          specifying such Default and stating
          that such notice is a "Notice of
          Default".  In the event that either
          the Administrative Agent or the
          Letter of Credit Agent receives
          such a notice of the occurrence of
          a Default, it shall give prompt
          notice thereof to the Banks (and
          shall give each Bank prompt notice
          of each such non-payment) and shall
          (subject to Section 10.7 hereof)
          take such action with respect to
          such Default as shall be directed
          by the Majority Banks, provided
          that, unless and until it shall
          have received such directions, it
          may (but shall not be obligated to)
          take such action, or refrain from
          taking such action, with respect to
          such Default as it shall deem
          advisable in the best interest of
          the Bank Parties.

            10.4  ________________
                  Rights as a Bank.  With

          respect to its Commitment and the
          Extensions of Credit made by it,
          each Administrative/LC Agent and
          Agent shall, in its capacity as a
          Bank hereunder, have the same
          rights and powers hereunder as any
          other Bank and may exercise the
          same as though it were not acting
          as an Administrative/LC Agent or an
          Agent, and the term "Bank" or
          "Banks" shall, unless the context
          otherwise indicates, include each
          Administrative/LC Agent and each
          Agent in its individual capacity.
          Each Bank Party (and any successor
          thereto) and its Affiliates may
          (without having to account therefor
          to any Bank) accept deposits from,
          lend money to and generally engage
          in any kind of banking, trust or
          other business with the Company
          (and any of its Subsidiaries or
          Affiliates) as if it were not
          acting as an Administrative/LC
          Agent, an Agent or a Bank, and each
          Bank Party and its Subsidiaries or
          Affiliates may accept fees and
          other consideration from the
          Company for services in connection
          with this Agreement or otherwise
          without having to account for the
          same to the Banks.

            10.5  _______________
                  Indemnification.  The

          Banks agree to indemnify the
          Administrative/LC Agents (to the
          extent not reimbursed under Section
          11.3 hereof, but without limiting
          the obligations of the Company
          under such Section 11.3), ratably
          in accordance with their respective
          Commitments, for any and all
          liabilities, obligations, losses,
          damages, penalties, actions,
          judgments, suits, costs, expenses
          or disbursements of any kind and
          nature whatsoever which may be
          imposed on, incurred by or asserted
          against either Administrative/LC
          Agent in any way relating to or
          arising out of this Agreement or
          any Loan Documents or other
          documents contemplated by or
          referred to herein or the
          transactions contemplated hereby
          (including the costs and expenses
          which the Company is obligated to
          pay under Section 11.3 hereof but
          excluding, unless a Default has
          occurred and is continuing, normal
          administrative costs and expenses
          incident to the performance of
          their agency duties hereunder) or
          the enforcement of any of the terms
          hereof or of any such other
          documents, provided that no Bank
          shall be liable for any of the
          foregoing to the extent they arise
          from the gross negligence or
          willful misconduct of the party to
          be indemnified.

            10.6  __________________________
                  Non-Reliance on other Bank

          _______
          Parties.  Each Bank agrees that it

          has, independently and without
          reliance on the Administrative/LC
          Agents or any other Bank Party, and
          based on such documents and
          information as it has deemed
          appropriate, made its own credit
          analysis of the Company and its
          Subsidiaries and decision to enter
          into this Agreement and that it
          will, independently and without
          reliance upon the Administrative/LC
          Agents or any other Bank Party, and
          based on such documents and
          information as it shall deem
          appropriate at the time, continue
          to make its own analysis and
          decisions in taking or not taking
          action under this Agreement.
          Neither Administrative/LC Agent
          shall be required to keep itself
          informed as to the performance or
          observance by the Company of this
          Agreement or any Loan Document or
          other document referred to or
          provided for herein or to inspect
          the properties or books of the
          Company or any of its Subsidiaries.
           Except for notices, reports and
          other documents and information or
          expressly required to be furnished
          to the Banks by either
          Administrative/LC Agent hereunder,
          neither Administrative/LC Agent
          shall have any duty or
          responsibility to provide any Bank
          with any credit or other
          information concerning the affairs,
          financial condition or business of
          the Company or any of its

          Subsidiaries (or any of their
          affiliates) which may come into the
          possession of such
          Administrative/LC Agent or any of
          its Affiliates.

            10.7  ______________
                  Failure to Act.  Except

          for specific actions expressly
          required of it hereunder or under
          any Letter of Credit Document, each
          of the Administrative Agent, the
          Letter of Credit Agent and the
          Agents shall in all cases be fully
          justified in failing or refusing to
          act hereunder unless it shall
          receive further assurances to its
          satisfaction from the Banks of
          their indemnification obligations
          under Section 10.5 hereof against
          any and all liability and expense
          which may be incurred by it by
          reason of taking or continuing to
          take any such action.

            10.8  ______________________
                  Resignation or Removal.

          Subject to the appointment and
          acceptance of a successor as
          provided below, either or both of
          the Administrative Agent and the
          Letter of Credit Agent may resign
          at any time by giving notice
          thereof to the Banks and the
          Company, and either may be removed
          at any time with or without cause
          by the Majority Banks, provided
          that the Letter of Credit Agent
          shall not be removed as Letter of
          Credit Agent with respect to
          Letters of Credit issued by it.
          Upon any such resignation or
          removal, the Majority Banks shall
          have the right to appoint a
          successor Administrative Agent or
          Letter of Credit Agent.  If no
          successor shall have been so
          appointed by the Majority Banks and
          shall have accepted such
          appointment within 30 days after
          the retiring Administrative Agent
          or Letter of Credit Agent has given
          its notice of resignation or after
          the Majority Banks have removed
          such Administrative Agent or Letter
          of Credit Agent, then the retiring
          or removed Administrative Agent or

          Letter of Credit Agent may, on
          behalf of the Banks, appoint a
          successor, which shall be a bank
          which has an office in the United
          States of America and which has a
          combined capital and surplus of at
          least $500,000,000.  Upon the
          acceptance of any appointment as
          Administrative Agent or Letter of
          Credit Agent hereunder by such a
          successor, such successor shall
          thereupon succeed to and become
          vested with all the rights, powers,
          privileges and duties of the
          retiring Administrative Agent or
          Letter of Credit Agent, and the
          retiring Administrative Agent or
          Letter of Credit Agent shall be
          discharged from its duties and
          obligations hereunder.  After any
          retiring Administrative Agent or
          Letter of Credit Agent's
          resignation or removal hereunder,
          the provisions of this Section 10
          shall continue in effect for its
          benefit in respect of any actions
          taken or omitted to be taken by it
          while it was acting as
          Administrative Agent or Letter of
          Credit Agent.  Notwithstanding the
          foregoing the same entity shall act
          as Administrative Agent and Letter
          of Credit Agent.  However, the
          Company, the Administrative Agent
          and the Majority Banks may
          designate a Bank or Banks to serve
          as co-Letter of Credit Agent which
          shall be entitled to all of the
          rights and obligations of the
          Letter of Credit Agent hereunder.

            10.9  _________
                  Documents.  Each of the

          Administrative Agent and the Letter
          of Credit Agent will forward to
          each Bank, promptly after its
          receipt thereof, a copy of each
          report, notice or other document
          required by this Agreement to be
          delivered to such it for each Bank.

            SECTION 11.   _____________
                          Miscellaneous.


            11.1  _________
                  No Waiver.  No failure on

          the part of any Bank Party to
          exercise and no delay in
          exercising, and no course of
          dealing with respect to, any right,
          power or privilege under this
          Agreement or any other Loan
          Document shall operate as a waiver
          thereof, nor shall any single or
          partial exercise of any right,
          power or privilege under this
          Agreement or any other Loan
          Document preclude any other or
          further exercise thereof or the
          exercise of any other right, power
          or privilege.  The remedies
          provided herein are cumulative and
          not exclusive of any remedies
          provided by law.

            11.2  _______
                  Notices.  All notices and

          other communications provided for
          herein (including any modifications
          of, or waivers or consents under,
          this Agreement) shall be given or
          made in writing (including by
          telecopy or other facsimile
          transmission) and telecopied,
          mailed or otherwise delivered (or
          telephoned, as the case may be) to
          the intended recipient at the
          "Address for Notices" specified
          below its name on the signature
          pages hereof; or, as to any party,
          at such other address as shall be
          designated by such party in a
          notice to each other party.  Except
          as otherwise provided in this
          Agreement, all such communications
          shall be deemed to have been duly
          given when transmitted by
          telecopier, personally delivered,
          or, in the case of a notice sent by
          certified or registered United
          States mail, three days after
          deposit in the mails, and in each
          case given or addressed as
          aforesaid.

            11.3  _____________
                  Expenses, Etc.  The

          Company agrees to pay (or reimburse
          each of the Bank Parties for
          paying): (a) all reasonable out-of-
          pocket costs and expenses of the
          Administrative Agent or the Letter
          of Credit Agent (including the
          reasonable fees and expenses of
          Thompson & Knight, P.C., their
          counsel, and of Messrs. Donovan
          Leisure Newton & Irvine, their
          special New York counsel, as
          contemplated in a letter agreement
          of even date herewith between the
          Company and the Administrative
          Agent) in connection with (i) the
          negotiation, preparation, execution
          and delivery of this Agreement and
          the other Loan Documents and the
          making of the Extensions of Credit
          hereunder and (ii) any amendment,
          modification or waiver of any of
          the terms of this Agreement or any
          of the other Loan Documents; (b)
          all reasonable costs and expenses
          of the Bank Parties (including
          reasonable attorneys' fees) in
          connection with the enforcement or
          defense of the Loan Documents and
          their rights and remedies
          thereunder (including any
          determination of whether or how to
          carry out such enforcement or
          defense) or in connection with any
          workout or restructuring or any
          bankruptcy proceeding relating to
          the Company, any Default, or any
          Loan Document; and (c) all
          transfer, stamp, documentary or
          other similar taxes, assessments or
          charges levied by any governmental
          or revenue authority in respect of
          this Agreement, any of the other
          Loan Documents or any other
          document referred to herein.  If
          the Company fails to pay any
          expenses, attorneys' fees or other
          amounts it is required to pay under
          any Loan Document, the
          Administrative Agent may pay the
          same.  The Company shall
          immediately reimburse the
          Administrative Agent for any such
          payments and each amount paid by
          the Administrative Agent shall
          constitute an Obligation owed
          hereunder which is due and payable
          on the date such amount is paid by
          the Administrative Agent.  The
          Company hereby promises to the Bank
          Parties to pay interest at the
          applicable Post-Default Rate on all
          Obligations which the Company has
          in this Agreement promised to pay
          (including Obligations to pay fees
          or to reimburse or indemnify any
          Indemnified Party) and which are
          not paid when due.  Such interest
          shall accrue from the date such
          Obligations become due until they
          are paid.

            11.4  _________________
                  Whole Agreements,

          _______________
          Amendments, Etc.  The Loan

          Documents, and the other agreements
          referred to in Section 2.5(d)
          hereof for the sole purpose of
          determining the fees payable under
          such section and in no other
          respect, set forth the entire
          agreement of the parties with
          respect to the subject matter
          hereof and thereof and supersede
          all previous understandings,
          written or oral, in respect
          thereof.  Except as otherwise
          expressly provided in this
          Agreement, any provision of this
          Agreement may be amended, waived or
          otherwise modified only by an
          instrument in writing signed by the
          Company, the Administrative Agent,
          the Letter of Credit Agent, and the
          Majority Banks, or by the Company,
          the Administrative Agent and the
          Letter of Credit Agent acting with
          the consent of the Majority Banks;
          provided that no amendment, waiver
          or modification shall, unless by an
          instrument signed by all of the
          Banks or by the Administrative
          Agent acting with the consent of
          all of the Banks: (i) except to the
          extent contemplated in Section
          2.4(d) hereof, increase the amount
          of the Commitments or extend the
          term of the Commitments, or extend
          the time or waive any requirement
          for the reduction or termination of
          the Commitments, (ii) extend the
          date fixed for the payment or
          prepayment of principal of any Loan
          or Reimbursement Obligation or
          interest on any Loan or
          Reimbursement Obligation or any
          fees provided for herein, (iii)
          reduce the amount of any payment or
          prepayment of principal of any Loan
          or Reimbursement Obligation or the
          rate at which interest is payable
          thereon or any fee is payable
          hereunder other than any fee
          payable to the Administrative Agent
          or the Letter of Credit Agent for
          its own account, (iv) alter the
          terms of this Section 11.4, (v)
          amend the definition herein of the
          term "Majority Banks", or (vi)
          release any collateral which the
          Administrative Agent or the Letter
          of Credit Agent may from time to
          time hold on behalf of the Banks,
          except to the extent such release
          is required under the Loan
          Documents under which such
          Collateral is held; and provided,
          further, that any amendment, waiver
          or modification of Section 10
          hereof, or which affects the rights
          or obligations of the
          Administrative Agent or the Letter
          of Credit Agent, shall require the
          consent of such Person.

            11.5  _______________________
                  Survival After Closing;

          ____________
          Severability.  All of the Company's

          (and any of its Subsidiaries')
          representations, warranties,
          covenants and agreements in the
          Loan Documents shall survive the
          execution and delivery of this
          Agreement and the other Loan
          Documents and the performance
          hereof and thereof, including the
          making of the Loans and the
          delivery of the Notes and the other
          Loan Documents, and shall further
          survive until all of the
          Obligations are paid in full to the
          Bank Parties and this Agreement is
          terminated as provided in Section

          11.7 hereof.  If any term or
          provision of any Loan Document is
          ever determined to be illegal or
          unenforceable, all other terms and
          provisions of the Loan Documents
          shall nevertheless remain effective
          and shall be enforced to the
          fullest extent permitted by
          applicable law.

            11.6  _______________
                  Assignments and

          ______________
          Participations.


                 (a)  This Agreement shall
          be binding upon and inure to the
          benefit of the parties hereto and
          their respective successors and
          permitted assigns.

                 (b)  The Company may not
          assign its rights or obligations
          hereunder or under the other Loan
          Documents without the prior consent
          of all of the Bank Parties.

                 (c)   A Bank may assign its
          Loans, its Notes, its rights or
          obligations in respect of Letters
          of Credit or its Commitment but
          only with the prior consent of the
          Company, the Administrative Agent
          and the Letter of Credit Agent,
          provided that no such consent of
          the Company shall be required after
          the Obligations have become due and
          payable in full (by acceleration or
          otherwise) and further provided,
          unless the Administrative Agent
          otherwise consents, each partial
          assignment of a Bank's Loans,
          Notes, rights or obligations in
          respect of Letters of Credit or
          Commitments shall (i) be in the
          amount of $5,000,000 or a higher
          integral multiple of $1,000,000 and
          (ii) consist of a ratable
          proportion of each of its Loans,
          Notes, rights and obligations in
          respect of Letters of Credit and
          Commitments.  The Company shall not
          unreasonably withhold its consent
          to any request by a Bank to make an
          assignment pursuant to the
          foregoing sentence.  Upon notice to
          the Company and the Administrative
          Agent of an assignment permitted by
          the preceding sentence (which
          notice shall identify the assignee,
          the amount of the assignor's Loans
          and Commitments and obligations in
          respect of Letters of Credit
          assigned in detail reasonably
          satisfactory to the Administrative
          Agent), and upon the effectiveness
          of any other assignment consented
          to by the Company, the
          Administrative Agent and the Letter
          of Credit Agent, the assignee shall
          have, to the extent of such
          assignment (unless otherwise
          provided in such assignment with
          the consent of the Company, the
          Administrative Agent and the Letter
          of Credit Agent), the obligations,
          rights and benefits of a Bank
          hereunder holding the Loans and
          Commitments and obligations in
          respect of Letters of Credit (or
          portions thereof) assigned to it
          (in addition to the Loans and
          Commitments and obligations in
          respect of Letters of Credit, if
          any, theretofore held by such
          assignee) and the assigning Bank
          shall, to the extent of such
          assignment, be released from the
          Commitments and obligations in
          respect of Letters of Credit (or
          portions thereof) so assigned.  The
          assignor Bank shall pay an
          assignment fee of $2500 to the
          Administrative Agent at the time of
          each assignment or partial
          assignment under this subsection
          (c).

                 (d)   A Bank may sell to
          one or more other Persons (herein
          called "____________
                  Participants") a

          participation in all or any part of
          any Loans or Letter of Credit
          Liabilities held by it, provided
          that no Participant shall have any
          rights under or with respect to
          this Agreement, any other Loan
          Document or any Reimbursement
          Obligation of the Company (a
          Participant's rights against such
          Bank in respect of such
          participation to be those set forth
          in the agreement (in this section
          the "_______________________
               Participation Agreement")

          executed by such Bank in favor of
          the Participant), and such Bank
          shall not be relieved of any of its
          obligations hereunder to the other
          parties hereto.  All amounts
          payable by the Company to any Bank
          hereunder (including under Section
          5 hereof) shall be determined as if
          such Bank had not sold any
          participations and as if such Bank
          were funding each Loan and Letter
          of Credit Liability in which
          participations have been sold in
          the same way that it is funding the
          portion of such Loan in which no
          participations have been sold.  In
          no event shall a Bank that sells a
          participation be or become
          obligated to the Participant under
          the Participation Agreement to take
          or refrain from taking any action
          hereunder or under any other Loan
          Document (including granting
          approval of any amendment or
          waiver) except that such Bank may
          agree in the Participation
          Agreement that it will not, without
          the consent of the Participant,
          agree to (i) the extension of any
          date fixed for the payment of
          principal of or interest on or
          other amount payable with respect
          to such Bank's Loans or Letter of
          Credit Liabilities, (ii) the
          reduction of any such payment, or
          (iii) the reduction of the rate at
          which either interest is payable
          thereon or (if the Participant is
          entitled to any part thereof) fees
          are payable hereunder to a level
          below the rate at which the
          Participant is entitled to receive
          interest or fees in respect of such
          participation.

                 (e)   In addition to the
          assignments and participations
          permitted under the foregoing
          provisions of this Section 11.6,
          any Bank may assign and pledge all
          or any portion of its Loans and its
          Notes to any Federal Reserve Bank
          as collateral security pursuant to
          Regulation A and any Operating
          Circular issued by such Federal
          Reserve Bank.  No such assignment
          shall release the assigning Bank
          from its obligations hereunder.

            11.7  ____________________
                  Termination; Limited

          ________
          Survival.  In its sole and absolute

          discretion the Company may -- at
          any time when all of the
          Commitments have been terminated,
          no Letters of Credit are in effect,
          and all Obligations have been paid
          in full -- elect in a written
          notice delivered to the
          Administrative Agent to terminate
          this Agreement.  Upon receipt by
          the Administrative Agent of such a
          notice at such a time, this
          Agreement and all other Loan
          Documents shall thereupon be
          terminated and the parties hereto
          and thereto released from all
          prospective obligations thereunder.
           Notwithstanding the foregoing or
          anything herein to the contrary,
          any waivers or admissions made by
          the Company or any of its
          Subsidiaries in any Loan Document,
          any Obligations under Sections 5.1,
          5.5, 5.6, 9.3, 10.5, or 11.3
          hereof, and any other obligations
          which any Person may have to
          indemnify or compensate any Bank
          Party or any Indemnified Party
          shall survive any termination of
          this Agreement or any other Loan
          Document.  At the request and
          expense of the Company, the
          Administrative Agent shall prepare
          and execute all necessary
          instruments to reflect and effect
          such termination of the Loan
          Documents.  The Administrative
          Agent is hereby authorized to
          execute all such instruments on
          behalf of all Banks, without the
          joinder of or further action by any
          Bank.

            11.8  ___________________
                  Acknowledgments and

          __________
          Admissions.  The Company hereby

          represents, warrants, acknowledges
          and admits that (a) it has made an
          independent decision to enter into
          this Agreement and the other Loan
          Documents to which it is a party,
          without reliance on any
          representation, warranty, covenant
          or undertaking by any Bank Party,
          whether written, oral or implicit,
          other than as expressly set out in
          this Agreement or in another Loan
          Document, (b) there are no
          representations, warranties,
          covenants, undertakings or
          agreements by any Bank Party as to
          the Loan Documents except as
          expressly set out in this Agreement
          or in another Loan Document, (c) no
          Bank Party has any fiduciary
          obligation toward the Company with
          respect to any Loan Document or the
          transactions contemplated thereby,
          and the Administrative Agent, the
          Letter of Credit Agent and the
          Agents are not the Company's agents
          but are agents for the Banks, and
          (d) no partnership or joint venture
          exists with respect to the Loan
          Documents between the Company and
          any of the Bank Parties.

            11.9   ____________
                   Counterparts.  This

          Agreement may be executed in any
          number of counterparts, all of
          which taken together shall
          constitute one and the same
          instrument and any of the parties
          hereto may execute this Agreement
          by signing any such counterpart.

            11.10  _________________________
                   Governing Law; Submission

          _______________
          to Jurisdiction.  This Agreement

          and the Notes shall be governed by,
          and construed in accordance with,
          the law of the State of New York.

          The Company hereby submits to the
          nonexclusive jurisdiction of (a)
          the United States District Court
          for the Southern District of New
          York and of any New York State
          Court sitting in New York City, and
          (b) the United States District
          Court for the Northern District of
          Texas and of any Texas State Court
          sitting in Dallas, for the purposes
          of all legal proceedings arising
          out of or relating to this
          Agreement or the transactions
          contemplated hereby.  The Company
          irrevocably waives, to the fullest
          extent permitted by law, any
          objection which it may now or
          hereafter have to the laying of the
          venue of any such proceeding
          brought in such a court and any
          claim that any such proceeding
          brought in such a court has been
          brought in an inconvenient forum.
          The Company hereby irrevocably
          appoints the Process Agent as its
          agent to receive on behalf of the
          Company and its property service of
          copies of the summons and complaint
          and any other process which may be
          served in any such action or
          proceeding.  Such service may be
          made by mailing or delivering a
          copy of such process to the Company
          in care of the Process Agent at the
          Process Agent's New York or Texas
          address, as applicable, specified
          below, and the Company hereby
          irrevocably authorizes and directs
          the Process Agent to accept such
          service on its behalf.  As an
          alternative method of service, the
          Company also irrevocably consents
          to the service of any and all
          process in any such action or
          proceeding by the mailing of copies
          of such process to the Company at
          its address specified in Section
          11.2 hereof.  For the purpose of
          this Agreement, the Process Agent's
          New York and Texas addresses are:

            New York:  500 Central Avenue
            Albany, New York 12206

            Texas:  c/o CSC-Lawyers
          Incorporating Service Company
            Congress Ave., Suite 1100
            Austin, Texas  78701

            11.11  ____________________
                   WAIVER OF JURY TRIAL.

          EACH OF THE COMPANY AND THE BANK
          PARTIES HEREBY IRREVOCABLY WAIVES
          TO THE FULLEST EXTENT PERMITTED BY
          LAW, ANY AND ALL RIGHT TO TRIAL BY
          JURY IN ANY LEGAL PROCEEDING
          ARISING OUT OF OR RELATING TO THIS
          AGREEMENT OR THE TRANSACTIONS
          CONTEMPLATED HEREBY.

            11.12  _______________
                   Confidentiality.  Each

          Bank Party agrees (on behalf of
          itself and each of its Affiliates,
          directors, officers, employees and
          representatives) to use reasonable
          precautions to keep confidential,
          in accordance with their customary
          procedures for handling
          confidential information of this
          nature and in accordance with safe
          and sound banking practices, any
          non-public information supplied to
          it by the Company pursuant to this
          Agreement which is identified by
          the Company as being confidential
          at the time the same is delivered
          to the Bank Parties, provided that
          nothing herein shall limit the
          disclosure of any such information
          (i) to the extent required by
          statute, rule, regulation or
          judicial process, (ii) to counsel
          for any of the Bank Parties, (iii)
          to bank examiners, auditors or
          accountants, (iv) to any other Bank
          Party or any Affiliate of any Bank
          Party, (v) in connection with any
          litigation in connection with this
          Agreement or the transaction
          contemplated hereby to which any
          one or more of the Bank Parties is
          a party, (vi) to any assignee or
          Participant (or prospective
          assignee or Participant) so long as
          such assignee or Participant (or
          prospective assignee or
          Participant) first executes and
          delivers to the respective Bank a
          confidentiality agreement having
          substantially the same terms as
          this Section 11.12 or (vii) to the
          extent that such information is
          obtained from a source other than
          the Company (whether before or
          after receipt of such information
          from the Company) on a non-
          confidential basis; provided,
          further, that, unless specifically
          prohibited by applicable law or
          court order, each Bank shall, prior
          to disclosure thereof, notify the
          Company of any request for
          disclosure of any such non-public
          information (1) by any governmental
          agency or representative thereof
          (other than any such request in
          connection with an examination of
          the financial condition of such
          Bank by such governmental agency)
          or (2) pursuant to legal process;
          and provided, finally, that in no
          event shall any Bank Party be
          obligated or required to return any
          materials furnished by the Company.
           The provisions this Section 11.12
          shall survive the repayment of the
          Obligations and the termination of
          the Commitments.

            11.13  ____________________
                   Replacement of Banks.  If

          any Bank (a) requests compensation
          pursuant to Section 5.1 or Section
          5.6 hereof, or such Bank's
          obligation to make Fixed Rate Loans
          shall be suspended pursuant to
          Section 5.2 or 5.3 hereof, or (b)
          does not agree to extend its
          Commitment Termination Date
          pursuant to request by the Company
          as contemplated by Section 2.4(d)
          hereof, the Company, upon not less
          than three Business Days prior
          notice to such Bank (with a copy to
          the Administrative Agent), may
          require that such Bank assign (in
          which case such Bank shall assign)
          as provided in Section 11.6(b)
          hereof, all (but not less than all)
          of its Loans and Commitment to
          another bank or banks (which may be
          "Banks" hereunder) specified in
          such notice that are willing to
          accept such assignment (and are
          acceptable to the Administrative
          Agent and the Letter of Credit
          Agent) for an amount equal to the
          aggregate principal amount of such
          Bank's Loans then outstanding and
          interest thereon accrued to the
          date of the consummation of such
          assignment and pursuant to
          documentation reasonably acceptable
          to such Bank, provided that the
          Company shall pay to such Bank upon
          consummation of such assignment (i)
          such amounts (if any) as are then
          payable to such Bank under Section
          5 hereof including the amounts (if
          any) the Company would be required
          to pay to such Bank under Section
          5.5 hereof if the Loans assigned by
          it were being prepaid by the
          Company, (ii) the commitment fee
          payable for the account of such
          Bank pursuant to Section 2.5 hereof
          accrued to the date such Bank's
          Commitment is assigned in full
          pursuant to this Section 11.13, and
          (iii) all other amounts then
          payable by the Company to or for
          the account of such Bank hereunder
          (other than the principal of and
          interest on its Loans).

            IN WITNESS WHEREOF, the parties
          hereto have caused this Agreement
          to be duly executed as of the day
          and year first above written.



            CROWN CENTRAL PETROLEUM
          CORPORATION


            By: ___________________________
                /s/ Thomas S. Owsley

          ________________________

            Name: Thomas L. Owsley
            Title:  Vice President-Legal

            for mail delivery:

            Box 1168

            Baltimore, Maryland  21203

            for hand delivery:

            One North Charles Street
            Baltimore, Maryland  21201

            Facsimile No.:  (410) 659-4747
            Telephone No.:  (410) 539-7400
            Attention:  John E. Wheeler, Jr.

            with a copy to:

            John S. Graham, III
            McGuire, Woods, Battle & Boothe,
          L.L.P.
            One North Charles Street
            Baltimore, Maryland  21201
            Facsimile No.:  (410) 659-4599
            Telephone No.:  (410) 659-4416

            __________
            Commitment


            $18,000,000


            NATIONSBANK OF TEXAS, N.A., as
            Administrative Agent, Letter of
          Credit
            Agent and a Bank



            By: ___________________________
                /s/  William D. Clift

          _________________________

            Name: William D. Clift
            Title:  Senior Vice President


            Lending Office for all Loans and
          Address
            for all Notices:

            901 Main Street
            Box 830104
            Dallas, Texas  78283-0104
            Attn:  William D. Clift
            Facsimile No.: (214) 508-1285
            Telephone No.: (214) 508-1242
            with a copy (for all matters in
          respect of Letters of Credit) to
          the attention of:

            Barbara Teague
            Facsimile (214) 508-2543
            Telephone (214) 508-3097

            __________
            Commitment


            $17,500,000


            THE FIRST NATIONAL BANK OF
          BOSTON, as an Agent and Bank



            By: ___________________________
                /s/ Michael Kane

          _____________________

            Name: Michael Kane
            Title:  Managing Director


            Lending Office for All Loans
            and Address for Notices:

            100 Federal Street
            Mail Code 01-08-02
            Boston, Massachusetts  02110
            Attn:  Michael Kane
            Facsimile (617) 434-3652
            Telephone (617) 434-5358

            __________
            Commitment


            $17,500,000


            TEXAS COMMERCE BANK NATIONAL
            ASSOCIATION, as an Agent and a
          Bank



            By: ___________________________
                /s/  Martha S. Gurwit

          ________________________

            Name: Martha S. Gurwit
            Title:  Vice President

            Lending Office for All Loans
            and Address for Notices:

            707 Travis, Mail Station 7 North
            Houston, Texas 77002
            Attn:  Martha Gurwit
            Facsimile (713) 236-4117
            Telephone (713) 236-4986

            __________
            Commitment


            $17,000,000


            FIRST NATIONAL BANK OF MARYLAND,
          as a
            Bank


            By: ___________________________
                /s/  Mark S. Furst

          ______________________

            Name: Mark S. Furst
            Title:  Vice President


            Lending Office for All Loans
            and Address for Notices:

            Maryland Division
            25 South Charles Street
            18th Floor, 101-744
            Baltimore, Maryland  21201
            Attn:  Kellie M. Matthews
            Facsimile (410) 244-2494
            Telephone (410) 244-4864

            __________
            Commitment


            $17,000,000


            SIGNET BANK/MARYLAND,
            as a Bank



            By: ___________________________
                /s/ Janice E. Godwin

          _________________________

            Name: Janice E. Godwin
            Title:  Vice President


            Lending Office for All Loans
            and Address for Notices:

            7 St. Paul Street, 18th Floor
            Baltimore, Maryland  21202
            Attn:  Janice E. Godwin

            Facsimile (410) 625-6365
            Telephone (410) 332-5450

            __________
            Commitment


            $11,000,000


            THE BANK OF NOVA SCOTIA,
            as a Bank



            By: ___________________________
                /s/ J. Alan Edwards

          ________________________

            Name: J. Alan Edwards
            Title:  Authorized Signatory


            Lending Offices for all Loans
            and Address for Notices:

            One Liberty Plaza
            26th Floor
            New York, New York  10006
            Attn:  Leslie Colin
            Facsimile No.:  (212) 225-5090
            Telephone No.:  (212) 225-5013

            Attn.  Eleanor Fiore
            Loan Administration Dept.
            Telephone No.:  (212) 225-5047
            Facsimile No.:  (212) 225-5145

            __________
            Commitment


            $11,000,000

            DEN NORSKE BANK AS
            as a Bank



            By: ___________________________
                /s/  Alfred C. Jones, III

          _____________________________

            Name: Alfred C. Jones, III
            Title:  Senior Vice President
          and General Counsel



            By: ________________________
                /s/ Edward Einer Gruner-

          __________________________________
          Hegge

          ___

            Name: Edward Einar Gruner-Hegge
            Title:  Vice President


            Lending Offices for all Loans
            and Address for Notices:


            Attn:  Customer Service
            200 Park Avenue, 31st Floor
            New York, New York  10166-0396
            Telephone No.:  (212) 681-3843
            Facsimile No.:  (212) 681-4123

            With a copy to:

            333 Clay Street, Suite 4890
            Houston, Texas  77002
            Telephone No.:  (713) 757-0246
            Facsimile No.:  (713) 757-1167

            __________
            Commitment


            $11,000,000


            SOCIETE GENERALE,
            as a Bank



            By: ___________________________
                /s/  Gordon Saint-Denis

          ___________________________

            Name: Gordon Saint-Denis

            Title:  Vice President


            Lending Offices for all Loans
            and Address for Notices:

            1221 Avenue of the Americas
            New York, New York  10020
            Facsimile No.:  (212) 278-7430

            Attn:  Gordon St. Denis
            Telephone No.:  (212) 278-7141
            Facsimile No.:  (212) 278-7430

            __________
            Commitment


            $10,000,000


            THE YASUDA TRUST AND BANKING
            COMPANY, LIMITED, New York
          Branch,
            as a Bank



            By:  __________________________
                 /s/ Rohn Laudenschlager

          _____________________________

            Name: Rohn Laudenschlager
            Title:  Senior Vice President


            Lending Office for all Loans
            and Address and Notices:

            666 Fifth Avenue, 8th Floor
            New York, New York  10103
            Attn:  Michael G. Haggarty
            Facsimile No.:  (212) 373-5796
            Telephone No.:  (212) 373-5722




          SCHEDULE 1


                   ___________________
                   Pricing Grid Tables




                           TABLE 1

                  ($65,000,000 or less)


                    Debt/Cash Flow  Debt/Cash Flow   Debt/Cash Flow  Debt/Cash Flow
                         <2.0       >= 2.0 and <3.0  >=3.0 and < 4.0     >=4.0
                    --------------  ---------------  --------------- --------------
            Commitment Fee    30.0             35.0            37.5           40.0
            LIBOR Margin     100.0            112.5           125.0          150.0
            Ins/Misc Lcs     100.0            112.5           125.0          150.0
            Inventory Lcs     62.5             75.0            87.5          100.0


                           TABLE 2

               (More than $65,000,000)

                    Debt/Cash Flow  Debt/Cash Flow   Debt/Cash Flow   Debt/Cash Flow
                         <2.0       >= 2.0 and <3.0  >=3.0 and < 4.0      >=4.0
                    --------------  ---------------  ---------------  --------------
            Commitment Fee    30.0             35.0              37.5           40.0
            LIBOR Margin     125.0            137.5             150.0          175.0
            Ins/Misc Lcs     125.0            137.5             150.0          175.0
            Inventory Lcs     87.5            100.0             112.5          125.0


            The amounts or rates in the
          foregoing tables are expressed in
          Basis Points.  As used in such
          tables, "Debt/Cash Flow" means the
          ratio, determined as of June 30,
          1995, and as of the last day of
          each March, June, September and
          December thereafter, of (a)
          Consolidated Funded Debt at the end
          of such day, to (b) the sum of (i)
          FIFO Net Income (Loss) for the
          twelve-month period then ending
          plus (ii) any Consolidated Interest
          Expense, Consolidated Income Tax
          Expense, or Consolidated Non-Cash
          Charges deducted in determining
          such FIFO Net Income (Loss);
          provided that if the Senior Notes
          ever receive a credit rating below
          BB- by S&P or a credit rating below
          Ba3 by Moody's, then Debt/Cash Flow
          shall be deemed to be greater than

          4.0 until such time as the Senior
          Notes are rated both BB- or higher
          by S&P and Ba3 or higher by
          Moody's.




          SCHEDULE 2

                       Crown Central Petroleum Corporation
                              Indebtedness and Liens
                               As of August 31, 1995
                                  (In Thousands)

            $125 Million Senior Notes
            dated January 24, 1995                                $
          125,000

            Outstanding Letters of Credit
            under the Existing Agreement:

                 No.  P0633758                            3,000
                      P0636345                            4,400
                      P0770116                              400
                      P0770117                            1,768
                      P0770174                            9,092
                      P0770395                              600
                                                       --------

          19,260

            Purchase Money Liens (BOT Financial)*
          4,862

            Surety Bonds
          1,572

            Capitalized Lease Obligations
          799

            Hedging Obligations (Marked to Market)
                 Interest Rate Swaps
                   Chase Manhattan     #  A06263            180
                                          A06703            133
                                          A06843             38
                   NationsBank            115070              109
                                          116480            208
                                          125850             13
                   Bank of Nova Scotia    S05992             49
                                                        -------

          731



            Deferred Purchase Price
               Tongue, Brooks and Company
               Purchase of the Following:
               Health Plan Administrators, Inc.
          133
                                                                    ------
          -
                                                                  $
          152,357

          ========

            *As more fully described in Note C, Item 8, of the Form 10-K for the fiscal year ended December 31, 1994.




          SCHEDULE 3

                     INVESTMENTS AND SUBSIDIARIES


                                                       Nation or State
            Subsidiary                              of Incorporation

            Continental American Corporation          Delaware
            Coronet Security Systems, Inc.            Delaware
            Coronet Software, Inc.                    Delaware
            Crown Central Holding Corporation         Maryland
            Crown Central International (U.K.),
              Limited                                 United Kingdom
            Crown Central Pipe Line Company           Texas
            Crown Gold, Inc.                          Maryland
            Crown Oil and Gas Company                 Maryland
            Crown-Rancho Pipe Line Corporation        Texas
            Crown Stations, Inc.                      Maryland
            Crowncen International N.V.               Netherlands Antilles
            F Z Corporation                           Maryland
            Fast Fare, Inc.                           Delaware
            Health Plan Administrators, Inc.          Maryland
            La Gloria Oil and Gas Company             Delaware
            Locot, Inc.                               Maryland
            McMurrey Pipe Line Company                Texas
            Tongue, Brooks & Company, Inc.            Maryland
            Tiara Insurance Company                   Vermont
            Tiara Properties, Inc.                    Maryland




            __________________________________________________
            INVESTMENTS OTHER THAN INVESTMENTS IN SUBSIDIARIES


            Oil Casualty Insurance Limited            $800,000
            Flowdril                                   300,000
            Saber Equipment Company                     75,000
            Oil Insurance Limited                       10,000




             SCHEDULE 4

                  Calculations of Financial Compliance
                          As of June 30, 1995
                            (In Thousands)

            Section 8.19 _______________________
                         FIFO Tangible Net Worth - must be at least

          $240,000.

            (a)     Net Worth                                    $ 257,299
            (b)     Intangible Assets                                  -0-
            (c)     (i)  LIFO Reserve            49,595
                    (ii) Times Tax Adjustment
                         Factor                     .65             32,237
                                               --------           --------
                         FIFO Tangible Net Worth                 $ 289,536
                                                                   =======

            Section 8.20 _________________
                         CFD/Capital Ratio - must be less than .45 to 1.0.


            (a)  Consolidated Funded Debt                        $ 130,870
            (b)  Consolidated Funded Debt, plus  $ 130,870
                   Net Worth                       257,299       $ 388,169
                                                 ---------       ---------
                                                                .34 to 1.0


            Section 8.21  ____________________________
                          Net Adjusted Working Capital - Adjusted Current

                          Assets must exceed Adjusted Liabilities by
                          $40 million.
                      Adjusted Current Assets    $ 302,892
                      Adjusted Liabilities         212,260
                                              ------------
                      Net Adjusted Working Capital               $  90,632


                                                                   =======

            Section 8.22  ______________________
                          Adjusted Current Ratio - must be at least 1.2 to

          1.0.

                      Adjusted Current Assets    $ 302,892
                      Adjusted Liabilities       $ 212,260


                                                    1.43 to 1.0


                          For Illustration Only
                 Cumulative Adjusted Liquidity Capacity
                               Section 1.1
                           As of June 30, 1995
                             (in thousands)

                 Beginning Balance                               $ 28,000

                 Adjusted Net Income (Loss)                         7,030

                 LIFO provision (recovery)                            668

                 Consolidated Non-Cash Charges                      9,492

                 Capital Expenditures (including deferred
                                          turnarounds)             (6,019)

                 Deferred Assets                                   (3,375)

                 Deferred Liabilities                              (9,157)

                 Consolidated Funded Debt to 40%                     (324)

                 Consolidated Funded Debt > 2/3 of Net Worth            0

                 Dividends Declared                                     0

                 Restricted Payments                                    0

                 Consolidated Funded Short-Term Indebtedness            0

                 Net Contributions to Unrestricted Subsidiaries         0
                                                                ---------
                                                                $  26,318
                                                                  =======

            NOTE: This illustration of the Cumulative Adjusted Liquidity Capacity text has been prepared as if the cumulative period had commenced as of 4/1/95 and was measured as of the period ended
          6/30/95.


                      Crown Central Petroleum Corporation
                                Debt/Cash Flow
                      For the Four Quarters Ended 6/30/95

                                        3Q 94     4Q 94     1Q 95     2Q 95    Total
                                      --------   -------   -------   -------  ------
          -
            FIFO Net Income (Loss)     (21,810)  (9,462)   (6,052)   7,698
          (29,626)
            Consolidated Interest
              Expense                    2,041    2,259     3,555    3,913
          11,768
            Consolidated Income Tax
              Expense                  (14,753)  (5,856)   (2,289)   4,396
          (18,502)
            Consolidated Non-cash
              Charges                   29,564    8,357     9,735    9,076
          56,732
            Cash Flow (B)               (4,958)  (4,702)    4,949   25,083
          20,372

            Total Consolidated Funded Debt at 6/30/95      (A)

          130,870
            Ratio (A/B)
          6.42

              EXHIBIT A




              [Form of Note]


            PROMISSORY NOTE


            $___________    ___________199__


            FOR VALUE RECEIVED, CROWN
          CENTRAL PETROLEUM CORPORATION, a
          Maryland corporation (the
          "Company"), hereby promises to pay
          to the order of
          ________________________ (the
          "Bank"), for account of its
          respective Applicable Lending
          Offices provided for by the Credit
          Agreement referred to below, at the
          principal office of NationsBank of
          Texas, N.A. at 901 Main Street,
          Dallas, Texas 75202, the principal
          sum of _____________ Dollars (or
          such lesser amount as shall equal
          the aggregate unpaid principal
          amount of the Loans made by the
          Bank to the Company under the
          Credit Agreement), in lawful money
          of the United States of America and
          in immediately available funds, on
          the dates and in the principal
          amounts provided in the Credit
          Agreement, and to pay interest on
          the unpaid principal amount of each
          such Loan, at such office, in like
          money and funds, for the period
          commencing on the date of such Loan
          until such Loan shall be paid in
          full, at the rates per annum and on
          the dates provided in the Credit
          Agreement.

            The date, amount, type, interest
          rate and maturity date of each Loan
          made by the Bank to the Company,
          and each payment made on account of
          the principal thereof, shall be
          recorded by the Bank on its books
          and, prior to any transfer of this
          Note, endorsed by the Bank on the
          schedule attached hereto or any
          continuation thereof.  Any failure
          to make any such endorsement shall
          not affect the Company's
          obligations under this Note.

            This Note is one of the Notes
          referred to in the Credit Agreement
          (as modified and supplemented and
          in effect from time to time, the
          "________________
           Credit Agreement") dated as of

          September 25, 1995, among the
          Company, the banks named therein
          (including the Bank) and
          NationsBank of Texas, N.A., as
          Administrative Agent and Letter of
          Credit Agent, and evidences Loans
          made by the Bank thereunder.
          Capitalized terms used in this Note
          have the respective meanings
          assigned to them in the Credit
          Agreement.

            The Credit Agreement provides
          for the acceleration of the
          maturity of this Note upon the
          occurrence of certain events and
          for prepayments of Loans upon the
          terms and conditions specified
          therein.

            Except as permitted by Section
          11.6 of the Credit Agreement, this
          Note may not be assigned by the
          Bank to any other Person.

            The Company may at its option
          prepay all or any part of any Base
          Rate Loan before maturity, but only
          on the terms provided in the Credit
          Agreement.

            [Notwithstanding the foregoing
          paragraphs and all other provisions
          of this Note and the Credit
          Agreement, none of the terms and
          provisions of this Note or the
          Credit Agreement shall ever be
          construed to create a contract to
          pay to the Bank, for the use,
          forbearance or detention of money,
          interest in excess of the maximum
          amount of interest permitted to be
          charged by the Bank to the Company
          under applicable state or federal
          law from time to time in effect,
          and the Company shall never be
          required to pay interest in excess
          of such maximum amount.  If for any
          reason interest is paid hereon in
          excess of such maximum amount
          (whether as a result of the payment
          of this Note prior to its maturity
          or otherwise), then promptly upon
          any determination that such excess
          has been paid the Bank will, at its
          option, either refund such excess
          to the Company or apply such excess
          to the principal owing hereunder.
          1/ ]

            THIS NOTE SHALL BE GOVERNED BY,
          AND CONSTRUED IN ACCORDANCE WITH,
          THE LAW OF THE STATE OF NEW YORK.



            CROWN CENTRAL PETROLEUM
          CORPORATION



            By:____
                   _

            Name:
            Title:

            --------------------------------
          -----------
            1/  To be inserted only in the
          Notes payable to Texas Commerce
          Bank National association and
          NationsBank of Texas, N.A.

            SCHEDULE OF LOANS

            This Note evidences Loans made
          under the within-described Credit
          Agreement to the Company, on the
          dates, in the principal amounts, of
          the types, bearing interest at the
          rates and maturing on the dates set
          forth below, subject to the
          payments and prepayments of
          principal set forth below:


                    Principal
            Date     Amount    Type            Maturity     Amount   Unpaid
             of        of        of  Interest   Date of     Paid or  Principal
          Notation
            Loan      Loan      Loan   Rate      Loan       Prepaid   Amount   Made
          By
            ------  --------- ------ --------  ---------    -------  --------- -----
          ---


            EXHIBIT B

            __________________
            CREDIT CERTIFICATE


            Reference is made to that
          certain Credit Agreement dated as
          of September 25, 1995 (as from time
          to time amended, the "Agreement"),
          by and among Crown Central
          Petroleum Corporation, as borrower,
          NationsBank of Texas, N.A., as
          administrative agent, and certain
          financial institutions, as lenders
          and co-agents.  Terms which are
          defined in the Agreement are used
          herein with the meanings given them
          in the Agreement.  Pursuant to the
          terms of the Agreement the Company
          hereby requests the following
          Extension of Credit:

            [if Extension of Credit consists
          of Loans:]

            Loans in the aggregate principal
          amount of $ __________, to be made
          on ____________, 19__, and which
          shall be [Base Rate Loans // CD
          Loans with an Interest Period of
          ___ days // Eurodollar Loans with
          an Interest Period of __ months].

            [if Extension of Credit consists
          of an Inventory or Insurance
            Letter of Credit:]

            an [Inventory // Insurance]
          Letter of Credit as described in
          [refer to separate application for
          Letter of Credit].

            [if Extension of Credit consists
          of a Miscellaneous Letter of
            Credit:]

            a Miscellaneous Letter of Credit
          as described in [refer to separate
          application for Letter of Credit].
           Such Letter of Credit shall be
          used for the following purpose:
          __________
          ___________________________________
          ____________.

            As an inducement to the making
          of such Extension of Credit, the
          Company hereby represents,
          warrants, acknowledges and agrees
          to and with the Bank Parties that:

            (a)  The officer of the Company
          signing this instrument is the duly
          elected, qualified and acting
          officer of the Company as indicated
          below such officer's signature
          hereto, having all necessary
          authority to act for the Company in
          making the request herein
          contained.

            (b)  The aggregate outstanding
          principal amount of Loans and the
          aggregate outstanding amount of all
          Letter of Credit Liabilities will
          not exceed the aggregate amount of
          the Commitments after giving effect
          to such Extension of Credit on a
          pro-forma basis as if such
          Extension of Credit had been made
          and outstanding on the last day of
          the calendar month immediately
          prior to the date hereof.

            (c)  Cumulative Adjusted
          Liquidity Capacity will exceed zero
          after giving effect to such
          Extension of Credit.

            (d)  The Company reasonably
          expects that Cumulative Adjusted
          Liquidity Capacity will exceed zero
          at the end of the fiscal quarter in
          which such Extension of Credit is
          made.

            (e)  No Default or Event of
          Default has occurred which is
          continuing (except for any which
          have been waived in accordance with
          Section 11.4 of the Agreement).

            (f)  The representations and
          warranties made by the Company in
          Section 7 of the Agreement (other
          than Sections 7.3, 7.11(b), and
          7.16 thereof) [2/]  are true on and
          as of the date hereof and will be
          true and correct on the date on
          which such Extension of Credit is
          made, with the same force and
          effect as if made on and (unless
          any such representation
          specifically states that it is made
          as of an earlier date) as of such
          date. [3/]

            (g)  Since December 31, 1994,
          there has been no material adverse
          change in the Company's
          Consolidated financial condition,
          operations, business or prospects
          from that set forth in the
          financial statements as at such
          date which are identified in
          Section 7.2 of the Agreement.

            (h)  Except to the extent waived
          in writing as provided in Section
          11.4 of the Agreement, the Company
          has performed and complied with all
          agreements and conditions in the
          Agreement required to be performed
          or complied with by the Company on
          or prior to the date hereof, and
          each of the conditions precedent to
          Extensions of Credit contained in
          the Agreement remains satisfied.

            (i)  The Loan Documents have not
          been modified, amended or
          supplemented by any unwritten
          representations or promises, by any
          course of dealing, or by any other
          means not provided for in Section
          11.4 of the Agreement.  The
          Agreement and the other Loan
          Documents are hereby ratified,
          approved, and confirmed in all
          respects.

            The officer of the Company
          signing this instrument hereby
          certifies that, to the best of his
          knowledge after due inquiry, the
          above representations, warranties,
          acknowledgments, and agreements of
          the Company are true, correct and
          complete.


            -------------------------------
            [2/]  This parantheticaal phrase
          shall be deleted from the Borrowing

          Certificate for the initial
          Extension of Credit.

            [3/]  This paragraph (f) and the
          following paragraph (g) need not be
          included in the Borrowing
          Certificate for the Loans which do
          not result in an increase in the
          aggregate principle amount of all
          Loans outstanding under the
          Agreement.

            IN WITNESS WHEREOF, this
          instrument is executed as of


            CROWN CENTRAL PETROLEUM
          CORPORATION


            By:____
                   _

            Title:

            EXHIBIT C

            FORM OF OPINION
            OF COUNSEL TO THE COMPANY



            September _____, 1995



            Each of the Banks party
                 to the Credit Agreement
                 referred to below

            NationsBank of Texas, N.A.
              as Administrative Agent and
              Letter of Credit Agent for
          such
              Banks
            901 Main Street
            Dallas, Texas  75202

            Ladies and Gentlemen:

            We have acted as counsel to
          Crown Central Petroleum
          Corporation, a Maryland corporation
          (the "Company"), in connection with
          the Credit Agreement dated as of
          September ___, 1995 (the "Credit
          Agreement") among the Company, the
          Banks party thereto and NationsBank
          of Texas, N.A., as Administrative
          Agent and Letter of Credit Agent,
          providing for extensions of credit
          (by making loans and issuing
          letters of credit) to be made by
          such Banks to the Company in an
          aggregate principal or face amount
          not to exceed $130,000,000 at any
          one time outstanding.  All
          capitalized terms used but not
          defined herein have the respective
          meanings given to such terms in the
          Credit Agreement.

            In rendering the opinions
          expressed below, we have examined:

                 (i)  the Credit Agreement;

                 (ii)  the Notes
          (collectively with the Credit
          Agreement, the "Loan Documents");
          and

                 (iii)  such corporate
          records of the Company,
          certificates of public officials
          and other documents as we have
          deemed necessary or advisable as a
          basis for the opinions expressed
          below.

            In our examination, we have
          assumed the genuineness of all
          signatures, the authenticity of all
          documents submitted to us as
          originals and the conformity with
          authentic original documents of all
          documents submitted to us as
          copies.  When relevant facts
            were not independently
          established, we have relied upon
          statements of governmental
          officials and upon representations
          made in or pursuant to the Credit
          Agreement and certificates of
          appropriate representatives of the
          Company.

            In rendering the opinions
          expressed below, we have assumed,
          with respect to all of the
          documents referred to in this
          opinion letter, that:

            (i)  such documents have been
          duly authorized by, have been duly
          executed and delivered by, and
          constitute legal, valid, binding
          and enforceable obligations of, all
          of the parties to such documents
          (other than the Company); and

            (ii)  all of the parties to such
          documents (other than the Company)
          are duly organized and validly
          existing and have the power and
          authority (corporate or other) to
          executive, deliver and perform such
          documents.

            Based upon and subject to the
          foregoing and subject also to the
          assumptions, limitations and
          qualifications set forth below, and
          having considered such questions of
          law as we have deemed necessary as
          a basis for the opinions expressed
          below, we are of the opinion that:

            1.  The Company is a corporation
          duly organized, validly existing
          and in good standing under the laws
          of the State of Maryland and has
          the necessary corporate power to
          execute and deliver, and to perform
          its obligations under, each Loan
          Document and to borrow Loans and
          incur Letter of Credit Liabilities
          under the Credit Agreement.

            2. Each Subsidiary of the
          Company listed on Exhibit I to this
          letter is a corporation duly
          incorporated, validly existing and
          in good standing under the laws of
          its jurisdiction of incorporation,
          as indicated on such Exhibit I.

            3.  In addition to the
          jurisdiction of its incorporation,
          the Company and each of its
          Subsidiaries listed in Exhibit I
          attached hereto is duly qualified
          to transact business in the
          jurisdictions indicated under its
          name in such Exhibit I.

            4.  The execution and delivery
          by the Company of, and the
          performance by the Company of its
          obligations under, the Loan
          Documents, and the borrowings of
          Loans and the incurrence of Letter
          of Credit Liabilities under the
          Credit Agreement, have been duly
          authorized by all necessary
          corporate action on the part of the
          Company.

            5.  The execution and delivery
          by the Company of, and the
          performance by the Company of its
          obligations under, the Loan
          Documents do not (i) violate any
          provision of the articles of
          incorporation or by-laws of the
          Company, (ii) violate any
          applicable State of Maryland or
          United States federal law, rule or
          regulation, (iii) to the best of
          our knowledge (after reasonable
          investigation and subject to the
          qualifications set forth below),
          result in a breach of, constitute a
          default under or require prepayment
          of any indebtedness pursuant to the
          terms of, any agreement or other
          instrument of which we have
          knowledge evidencing indebtedness
          for borrowed money (or other
          material agreement of which we have
          knowledge) binding upon the Company
          or (iv) result in the creation or
          imposition of any Lien upon any
          property of the Company pursuant to
          the terms of any such agreement or
          other instrument.  To the best of
          our knowledge and except as
          disclosed by the Company in the
          Disclosure Letter, the Company is
          not in default under or in
          violation of any law, rule,
          regulation, judgment, order,
          decree, determination, award,
          indenture, mortgage, deed of trust,
          note, loan agreement, license
          agreement or other material
          agreement or instrument of which we
          have knowledge or in violation of
          its articles or by-laws.

            6.  The Credit Agreement
          constitutes, and each of the notes
          (after the giving of value
          therefor) will constitute, the
          legal, valid and binding obligation
          of the Company, enforceable against
          the Company in accordance with its
          or their terms, except as the same
          may be limited by bankruptcy,
          insolvency, reorganization,
          moratorium or other similar laws
          relating to or affecting the rights
          of creditors generally and by the
          application of general principles
          of equity (regardless of whether
          considered in a proceeding at law
          or in equity), including, without
          limitation, (i) the possible
          unavailability of specific
          performance, injunctive relief, or
          other equitable remedies and (ii)
          concepts of materiality,
          reasonableness, good faith and fair
          dealing.

            7.  A Maryland court or a
          federal court sitting in Maryland
          in a diversity action should, under
          conflicts of law principles
          observed by the courts of Maryland,
          if properly presented with the
          issue, give effect to the
          provisions of the Credit Agreement
          providing that the Loan Documents
          are to be governed by and construed
          in accordance with the laws of the
          State of New York, insofar as such
          provisions relate to the
          substantive laws of the State of
          New York and to the validity,
          nature, interpretation and effect
          of the Loan Documents, except (i)
          to the extent, if any, that federal
          law applies, (ii) to the extent
          procedural (as opposed to
          substantive) laws are involved or
          (iii) to the extent that the
          applicable laws of the State of New
          York violate a fundamental policy
          of Maryland.  If, however, the laws
          of the State of Maryland were to be
          applied to the Credit Agreement,
          notwithstanding the provisions of
          the Credit Agreement providing that
          the Loan Documents are to be
          governed by and construed in
          accordance with
            the laws of the State of New
          York, the Credit Agreement
          constitutes, and each of the Notes
          (after the giving of value
          therefore) will constitute, the
          legal, valid and binding obligation
          of the Company, enforceable against
          the Company in accordance with its
          or their terms, subject to the
          exceptions set forth in paragraph 6
          above.

            8.  To the best of our knowledge
          (after reasonable investigation),
          except for the matters referred to
          in the Disclosure Letter, there are
          no legal or arbitral proceedings,
          or proceedings by or before any
          governmental or regulatory
          authority or agency, now pending or
          (to our knowledge) threatened
          against or affecting the Company or
          any of its Subsidiaries, or any
          properties or rights of the Company
          or any of its Subsidiaries, in
          which there is a reasonable
          possibility of an adverse decision
          which would materially and
          adversely affect the consolidated
          financial condition, operations, or
          business, taken as a whole, of the
          Company and the Consolidated
          Subsidiaries.

            9.  No authorization, approval
          or consent of, and no filing or
          registration with, any governmental
          or regulatory authority or agency
          of the State of Maryland, the
          United States of America, or any
          third party is required on the part
          of the Company in connection with
          the execution and delivery by it
          of, or the performance by it of its
          obligations under, the Loan
          Documents.

            The foregoing opinions are
          subject to the following
          limitations and qualifications:

            A.  The enforceability of
          Sections 9.3 and 11.3 of the Credit
          Agreement may be limited by laws
          rendering unenforceable
          indemnification contrary to federal
          or state securities laws and the
          public policy underlying such laws.

            B.  The enforceability of
          provisions in the Credit Agreement
          to the effect that terms may not be
          waived or modified except in
          writing may be limited under
          certain circumstances.

            C.  We express no opinion as to
          (i) the effect of the laws of any
          jurisdiction in which any Bank is
          located (other than the State of
          Maryland and the State of New York)
          including, without limitation, laws
          that limit the interest, fees or
          other charges such Bank may impose,
          (ii) Section 4.5(c) of the Credit
          Agreement, (iii) the second
          sentence of Section 11.10 of the
          Credit Agreement, insofar as such
          sentence relates to the
          jurisdiction of the United States
          District Court for the Southern
          District of New York or the
          Northern District of Texas to
          adjudicate any controversy related
          to the Credit Agreement, or (iv)
          the waiver of inconvenient forum
          set forth in Section 11.10 of the
          Credit Agreement with respect to
          proceedings in the United States
          District Court for the Southern
          District of New York or the
          Northern District of Texas.

            D. We respect to the opinion
          expressed in Paragraph 5 above, we
          have been advised by the Company
          that as of September __, 1995, (i)
          the total Indebtedness (as such
          term is defined in the Indenture
          dated as of  January 24, 1995 (the
          "Indenture") between the Company,
          as Issuer, and The First National
          Bank of Boston, as Trustee) of the
          Company under the Loan Documents,
          after giving effect to any Loans
          and the issuance of any Letters of
          Credit as of such date, does not
          exceed $125,000,000 and (ii) that
          such Indebtedness which constitutes
          borrowed money, after giving effect
          to any Loans as of such date, does
          not exceed $50,000,000.   We note
          that if the total amount of such
          Indebtedness at any time exceeds
          $125,000,000 or if the amount of
          such Indebtedness which constitutes
          borrowed money at any time exceeds
          $50,000,000, then the Company must
          comply with the provisions of
          Section 1008 of the Indenture at
          such time so that the incurrence of
          such Indebtedness does not result
          in a breach of, or constitute a
          default under, the Indenture.

            The foregoing opinions are
          limited in all respects solely to
          matters governed by the internal
          laws of the State of Maryland, the
          internal laws of the State of New
          York and the federal laws of the
          United States of America.

            This opinion is issued solely
          for your benefit and is not to be
          relied upon by any other entity.

            Very truly yours,

                            EXHIBIT I
            _______________________________________________
            Schedule of Jurisdictions, Certain Subsidiaries




            Name of Jurisdictions        Jurisdiction of      Foreign
            Company or Subsidiary        Incorporation        (if any)
            ----------------------       ----------------     --------
            Crown Central Petroleum
            Corporation                  Maryland             Alabama
                                                              Delaware
                                                              Florida
                                                              Georgia
                                                              Indiana


                                                              New York
                                                              New Jersey
                                                              North
          Carolina
                                                              Oklahoma
                                                              Pennsylvania
                                                              South
          Carolina
                                                              Texas
                                                              Virginia
                                                              Washington,
          DC
                                                              West
          Virginia

            Crown Stations, Inc.         Maryland             Alabama
                                                              Georgia
                                                              North
          Carolina
                                                              Pennsylvania
                                                              South
          Carolina
                                                              Virginia


            Fast Fare, Inc.              Delaware             Alabama
                                                              Florida
                                                              Georgia
                                                              Indiana
                                                              Maryland
                                                              North
          Carolina
                                                              South
          Carolina
                                                              Texas
                                                              Virginia
                                                              West
          Virginia
            La Gloria Oil and Gas
            Company                      Delaware             Arkansas
                                                              Illinois
                                                              Indiana
                                                              Louisiana
                                                              Mississippi
                                                              Ohio
                                                              Oklahoma
                                                              Texas

            EXHIBIT D

            FORM OF OPINION
            OF SPECIAL NEW YORK COUNSEL
            TO THE ADMINISTRATIVE AGENT

            [Letterhead of Donovan Leisure
          Newton & Irvine]

            [Date]

            NATIONSBANK OF TEXAS, N.A., as
          Administrative and
            Letter of Credit Agent for the
          Banks
            901 Main Street
            Dallas, Texas  75202

            Ladies and Gentlemen:

            We have been retained to render
          an opinion as to matters of New
          York law with respect to the
          documents and transactions
          described below.  This opinion is
          being delivered to you pursuant to
          Section 6.1(e) of that certain
          Credit Agreement dated as of
          September ___, 1995 (the
          "Agreement") among Crown Central
          Petroleum Corporation (the
          "Company"), yourself and the other
          financial institutions named
          therein.  Terms which are defined
          in the Agreement and which are used
          but not defined herein shall have
          the meanings given them in the
          Agreement.

            In rendering the opinions set
          forth herein, we have examined
          copies of the following
          (hereinafter referred to
          collectively as the "Principal
          Documents"):

            a.  The Agreement; and

            b.  The notes issued pursuant to
          the Agreement.

            In preparing this opinion we
          have examined executed counterparts
          or photostatic copies of executed
          counterparts of the Principal
          Documents.  In making this
          examination, we have assumed the
          genuineness of all signatures, the
          authenticity of all documents
          submitted to us as originals, the
          conformity to original documents of
          all documents submitted to us as
          photostatic copies, and the
          authenticity of the originals of
          such copies.

            We have made such examination of
          law and of facts as we deemed
          necessary in order to render the
          opinions set forth below.

            In expressing the following
          opinions, we have assumed that the
          Principal Documents have each been
          duly authorized, executed and
          delivered by all parties thereto,
          that each such party is validly
          existing, has the necessary power
          to execute, deliver and perform its
          obligations under the Principal
          Documents and that, except for the
          Company as to which our opinion is
          stated below, the Principal
          Documents constitute valid, binding
          and enforceable obligations of such
          parties.  We have also assumed that
          the Notes included in the Principal
          Documents were issued for value in
          the manner provided for in the
          Principal documents.

            Based upon the foregoing, and
          subject to the qualifications and
          exceptions herein set forth, we are
          of the opinion that:

            1.  Each of the Principal
          Documents constitutes the legal,
          valid and binding obligation of the
          Company, enforceable against the
          Company in accordance with its
          terms.

            2.  As to the provisions of the
          Principal Documents providing that
          the Principal Documents are to be
          governed by and construed in
          accordance with the laws of the
          State of New York, the courts of
          the State of New York and federal
          courts purporting to apply choice
          of law principles of the State of
          New York should hold that such
          provisions are valid and
          enforceable.

            This opinion is limited by, and
          subject to, the following
          additional qualifications:

            a.  The enforceability of the
          obligations of the Company under
          the Principal Documents is subject
          to (i) bankruptcy, insolvency,
          reorganization, fraudulent
          conveyance, moratorium and other
          similar laws affecting creditors'
          rights generally and (ii) equitable
          principles (whether considered in
          an action at law or in equity).

            b.  Provisions in the Principal
          Documents which purport to render
          all rights and remedies cumulative
          may be subject to election of
          remedies principles under New York
          law.

            c.  Provisions in the Principal
          Documents which permit a party to
          take actions or make determinations
          may be subject to a requirement
          that such actions be taken or such
          determinations be made on a
          commercially reasonably basis and
          in good faith.

            d.  No opinion is expressed as
          to any agreement referred to in, or
          incorporated by reference into, any
          Principal Document but not
          specifically reviewed by us as
          stated above.

            e.  We express no opinion with
          respect to title to any collateral
          provided for or referred to in the
          Principal Documents or with respect
          to any security interests provided
          for or referred to therein.

            f.  Provisions in the Principal
          Documents which permit parties to
          take actions or make determinations
          may be subject to a requirement
          that such actions be taken or such
          determinations be made on a
          commercially reasonable basis and
          in good faith.  Without limiting
          the generality of the foregoing, no
          opinion is expressed concerning the
          enforceability of provisions in
          Section 11.3 of the Agreement
          insofar as they may require the
          Company to pay interest at the
          Post-Default Rate on reimbursement
          obligations of the Company without
          notice to or demand of the Company.

            g.  No opinion is expressed
          concerning the enforceability of
          provisions in the Principal
          Documents to the extent they
          purport to limit the jurisdiction
          of courts or the power of the
          parties to present evidence
          thereto.

            h.  Our opinion with respect to
          Section 11.8(c) of the Agreement is
          subject to the possible application
          of principles of New York law
          imposing certain responsibilities
          on lenders which may not be
          contractually waived or modified.

            We are qualified to practice law
          in the State of New York and do not
          purport to express any opinion
          herein concerning the effect upon
          the Principal Documents of any law
          other than the laws of the State of
          New York.

            This letter is furnished to you
          and the Banks and is solely for the
          benefit of you and the Banks.

            Very truly yours,